Prospectus Supplement (Sales Report) No. 9 dated September 29, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 69001

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
69001	$15,000	$15,000	8.94%	1.00%	September 25, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 69001. Member loan 69001 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	n/a	Debt-to-income ratio:	7.07%
Length of employment:	n/a	Location:	Rochester, NY

Home town:
Current & past employers:	University of Rochester
Education:	Thunderbird - School of Global Management

This borrower member posted the following loan description, which has not been verified:

Taking advantage of excellent credit to pay off credit card

A credit bureau reported the following information about this borrower member on February 20, 2008:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	0
Revolving Credit Balance:	$7,586.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	0
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - You show that you have an income but no employer. Could you please clarify? Thank you; Art	University of Rochester. Thought this was filled in on a different field. Sorry about that.
Who do you work for and or what generates your listed income? You currently have "n/a" for this.	University of Rochester. Thought this was filled in on a different field. Sorry about that.
How long have you been at the University and what is your roll/position?	Been at the UofR for 2.5 Years. I'm an Asst. VP of Administration & Finance. Prior to that, British Petroleum and Xerox. Creeping up on two decades of Finance and Human Capital Management.
Could you please have your income verified? Contact lending club to find out how -- I believe you just need to send them a paystub or W-2.	You bet, checking into that now.
If you contact Lending Club and have your income verified, there will be increased lender confidence in your loan.	Checking into that now.
Can you talk about how the $7k of revolving debt was accrued? Also, can you please explain the difference between the amount you are requesting and the listed amount of debt? Thanks.	I see that was taken from the credit bureau over 1.5 years ago. The online form doesn't really give you the option to edit. The current balance is just under 15K and I'm simply looking for a better interest rate and fewer finance charges.
Greetings. Your are requesting a loan of $15,000 to Refinance a Credit Card. Your revolving credit balance reflects only $7,586.00. Where is another $7,500 coming from? Thanks for your prompt response and good luck!	I see that was taken from the credit bureau over 1.5 years ago. The online form doesn't really give you the option to edit. The current balance is just under 15K and I'm simply looking for a better interest rate and fewer finance charges.
Are you willing to have your income verified? If so, please refer to the contact details here: (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification - submit pay stubs, W-2's, 1099's, latest tax returns or whatever they ask for If completed, lenders know from the asterisk that shows up on your listing.	You bet, checking into that now.
Your credit card balance shows as being just under $7600, but you are asking for over twice that amount. Could you explain the discrepancy?	I see that was taken from the credit bureau over 1.5 years ago. The online form doesn't really give you the option to edit. The current balance is just under 15K and I'm simply looking for a better interest rate and fewer finance charges.

Member Payment Dependent Notes Series 368469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
368469	$8,000	$8,000	11.14%	1.00%	September 24, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 368469. Member loan 368469 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	Retired From Hoosier Energy	Debt-to-income ratio:	19.06%
Length of employment:	20 years 2 months	Location:	Robinson, IL

Home town:	Oblong
Current & past employers:	Retired From Hoosier Energy
Education:	Graduated From Lincoln Trail College

This borrower member posted the following loan description, which has not been verified:

Pay off credit card and home repairs

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1980	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,477.00	Public Records On File:	0
Revolving Line Utilization:	18.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 376658

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
376658	$11,200	$11,200	13.92%	1.00%	September 24, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 376658. Member loan 376658 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,773 / month
Current employer:	Michael's Hess	Debt-to-income ratio:	18.07%
Length of employment:	5 years 3 months	Location:	Waterford, CT

Home town:
Current & past employers:	Michael's Hess
Education:

This borrower member posted the following loan description, which has not been verified:

I just bought my first home two weeks ago, I must replace the roof within 1 year, it is currently 4 layers and is beginning to look really bad with nails from the lower levels bulging up there are no visible leaks but I do not want to take the chance and i would like to replace it before winter, the overall structure of the house is in perfect shape. we have already moved in! I was able to purchase this house at half the price it's valued at and stand to gain $80,000 in equity

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,720.00	Public Records On File:	0
Revolving Line Utilization:	88.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $250 in loan. Questions are: 1. Position and brief job description Michael's Hess are? 2. $2,773 income: 1 or 2 wage-earners? 3. Mortgage payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Investors more confident when borrowers employment|income verified; borrowers benefit is loan funds faster. Employment|income verification conducted by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks for reply. Good luck loan's 100% funding.	I am the General Manager it's a mom and pop store store Ive been there since 1997 and have been the GM since 2004. I plan to take over the business when the current owners retire in 3 years. my fiance and I split the $740 mortgage payment which includes taxes and insurance. our cars are all payed off. Here's a small breakdown of my finances. Housing: $ 370.00-this includes taxes and insurance also my fiance pays the other half, total Mortgage payment $740. Insurance: $ 38-car Car expenses: $ 100 Utilities: $ 120 Phone, cable, internet: $ 45 Food, entertainment: $ 150 Clothing, household expenses $ 150 Credit cards and other loans: $ 100 Total $ Out:$1073 I have already sent lending club everything to verify income just waiting on them. I can assure you that I am an honest hard worker who will pay back all monies, this will be my second lending club loan first one payed in full no late payments Thank you
hi jgribble! If you don't mind my asking, what were the funds from your first lendingclub loan used for?	my original loan was for seed money for an upstart holistic food company that never materialized due to the economy, I plan too revive it in 2010

Member Payment Dependent Notes Series 380278

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380278	$5,000	$5,000	18.43%	1.00%	September 24, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 380278. Member loan 380278 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	24 Hour Fitness	Debt-to-income ratio:	10.32%
Length of employment:	n/a	Location:	Austin, TX

Home town:	Waco
Current & past employers:	24 Hour Fitness
Education:	Texas Tech University

This borrower member posted the following loan description, which has not been verified:

My name is Chris and I live in Austin, Texas. I???m currently employed at a gym where I sell memberships, a job I???ve done since last December after getting out of school. I???m a hard worker, and I???m usually one of the top performers in the Austin area (out of six clubs). Unfortunately, my job only pays me enough to get by and never enough to get ahead. Overall, I???ve enjoyed the gym experience for the most part, but there are a few things that I???ve learned from working in a corporate environment. First, I???ve learned that I want to work for myself and be my own boss. I don???t have a problem with authority or following directions, but sometimes I feel that I???m not allowed to be creative and put my talents to full use. And though I like the gym industry and studied Exercise Science in college, I???ve learned that the kind of money I want to make cannot be made there (at least from an investment perspective). As long as I work there, I???ll always be trading my hours for dollars, building a business for someone else. I want to invest my time and make the work I do today give me a return at some point in the future. I want to build a business that works for me, to be able to make money even when I???m asleep. At any rate, I am looking to get involved in real estate investing. I???m not looking to quit my gym job, but rather build wealth part-time until I???m in a position to leave. I know that real estate investing is risky, but I have done my research and also have a personal mentor and coach. To be effective in real estate, though, I need a small amount of start-up capital. Every day I get so frustrated at the fact that I have the motivation, desire, and talent to make money, but I don't have the financial means to get the ball rolling. That's all I need. I just need a chance. I hate having debt, and this site was one of the last places I wanted to be. However, I???m willing to take a chance and work hard so I can get ahead. I worked throughout college selling kitchen knives so I could get out of school with minimal debt. I still maintained a 3.4 GPA and was involved in many organizations on campus. I feel I'm responsible and am frugal when it comes to business expenditures. To give you an idea of the influences on my financial background, I am taking Dave Ramsey???s Financial Peace University course. In case you???re not familiar, his advice is pretty straightforward and conservative, and he teaches using a zero-based monthly cash flow plan where ???every dollar is spent before the month begins.??? So for me, I only plan on spending money on bare necessities like a tax ID and business account. I also need to spend money on a personal training certification so I can begin training people. That way I can make the same amount of money I currently make but work less hours (so I can spend more time on real estate). The rest I need to have available for real estate transactions. I have a plan and I'm confident in my ability to execute. Needless to say, I'm very motivated to make money, get out of debt, and start enjoying my life. This loan would give me the chance to change a lot of things for my life. Thanks for reading, and I look forward to working with you.

A credit bureau reported the following information about this borrower member on June 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,688.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are showing a revolving credit balance of almost 4k. How did you aquire it?	I started carrying a small balance when I was in college, especially my last semester because I was working non-paid internship positions. Then last fall I was out of school and job searching, and I was pretty much forced to live on my credit card in order to buy food and pay rent. I didn't like it but had no other choice.

Member Payment Dependent Notes Series 417251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
417251	$12,000	$12,000	8.94%	1.00%	September 25, 2009	September 25, 2012	September 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 417251. Member loan 417251 was requested on September 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,042 / month
Current employer:	Boscov's Department Stores	Debt-to-income ratio:	7.78%
Length of employment:	30 years 2 months	Location:	Wyomissing, PA

Home town:	Reading
Current & past employers:	Boscov's Department Stores, American Color & Chemical
Education:

This borrower member posted the following loan description, which has not been verified:

I want to pay off credit card bills used for medical (parents bills), education expenses and othe misc. items

A credit bureau reported the following information about this borrower member on June 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1976	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,893.00	Public Records On File:	0
Revolving Line Utilization:	14.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $12,893.) Do you have any other outstanding debts, like a car loan or home equity loan? And, can you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Boscov s Department Stores? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I will use it to pay off the credit card along with other funds I have. I have no car loan, I do have a home equity. Quick guess at expenses - $4,500.00(?). I am in pruduction control in corporate offise. They can verify.
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	I told them they could.
I am interested in funding part of your loan. Can you list the amounts of the loans you want to pay off and their current interest rates? Thanks!	It is one card with about 12,500.00 on it - I will use the loan and some other funds I have available.
Can you provide a breakdown of your monthly expenses?	Not in this space. The loan will pay off a credit card that I put 500.00 a month on and the load payment is 381. I will save about 120 per month.
I suggest you contact Lending Club and have your income verified. This will encourage lenders to invest in your loan.	I already did that.

Member Payment Dependent Notes Series 421544

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
421544	$8,400	$8,400	12.18%	1.00%	September 25, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 421544. Member loan 421544 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,189 / month
Current employer:	FirstCaribbean International Bank owned by CIBC	Debt-to-income ratio:	14.05%
Length of employment:	27 years 6 months	Location:	Miami, FL

Home town:
Current & past employers:	FirstCaribbean International Bank owned by CIBC, Barclays Bank PLC
Education:	Nova Southeastern University

This borrower member posted the following loan description, which has not been verified:

I request this loan to primarily assist my daugther with the purchase of a vehicle. She has recently completed college and has now joined KPMG Accounting firm as a junior auditor and she needs transportation to perform her field assignments. I also have two other daughters who are both attending college. One is in her final year of Medical School at Howard University and the other is in her final year as an undergraduate at Caldwell College. Due to the challenging economic times and the rising cost of education I am finding it diffucult to obtain a loan. However, I think any investment in my children's education and their chosen career is a worthwhile effort. My credit history has been reasonably good as I have never defaulted on any loans, and made all payments on time , and I have paid more than the minimum payment in most cases. I have read the requirements of the Lending Club and as my credit report will show that I am a responsible borrower who mainly borrows for worthwhile purpose namely my children'seducation. I trust the lenders of this club will consider my request favorably and will truly be most appreciative. Thank you all.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$490.00	Public Records On File:	0
Revolving Line Utilization:	9.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help you reach your goal but would appreciate some clarification. Will your daughter be making payments on this loan or are you going to make the payments? Do you already have a vehicle picked out? How did you arrive at the amount of $8400? Thanks in advance for your responses.	My daughter will assist with the payments. Weare looking at honda accords between 2003-2009. Looking at the going rate for honda accords the sale prices ranged from about 7000 - 15,000, for used cars.

Member Payment Dependent Notes Series 440154

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440154	$2,000	$2,000	8.59%	1.00%	September 25, 2009	September 25, 2012	September 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440154. Member loan 440154 was requested on September 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	Macy's	Debt-to-income ratio:	8.70%
Length of employment:	3 years	Location:	FORT LAUDERDALE, FL

Home town:	St. Catherine
Current & past employers:	Macy's
Education:	Broward Community College

This borrower member posted the following loan description, which has not been verified:

I need some money to make up what I have to purchase a car because I wanted to buy it cash rather than taking out a car loan.

A credit bureau reported the following information about this borrower member on September 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,622.00	Public Records On File:	0
Revolving Line Utilization:	19.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	I spend 30-40 dollars on gas, my sell phone bill is at least $60 and my life insurance is $65

Member Payment Dependent Notes Series 440371

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440371	$20,000	$20,000	15.65%	1.00%	September 23, 2009	September 22, 2012	September 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440371. Member loan 440371 was requested on September 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,100 / month
Current employer:	California Time Express	Debt-to-income ratio:	3.60%
Length of employment:	8 years 7 months	Location:	Glendale, CA

Home town:
Current & past employers:	California Time Express
Education:

This borrower member posted the following loan description, which has not been verified:

Currently I am employed with a warehouse shipper that delivers fresh produce as well as dry products locally here in California. With the company slowly expanding, I have a great opportunity in my hands that I cannot turn down. The reason I am applying for this loan, is to purchase a local freight truck that I can put to use for the company that I am currently working for. As a warehouse manager, I??????????????????????????????????????ll have the opportunity to use my own truck for work, which in return will benefit me financially and increase my paycheck. Why not apply for an auto loan??? I have thought about this, however, in the long run, I overall get a better deal for the price of the truck with a cash offer than a financing offer. Thank you for allowing the opportunity to consider my request for this loan.

A credit bureau reported the following information about this borrower member on August 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,930.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures. Thank you.	I am in the process of completing my income verification with lending club credit department. Thank you for your advice.
Did you not have this same opportunity about 3 months ago on anotehr application	This is my first opportunity for this loan. Thank you
I am interested in funding part of your loan. It looks very familiar.. was it listed here previously? If so, did you withdraw the previous listing? Thank you in advance for your clarification.	Yes you are correct, this is a re-listing for the previous request since the previous one was expired. This is not a duplicate or a double request, but rather a re-listing of the same request.

Member Payment Dependent Notes Series 440758

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440758	$20,000	$20,000	12.18%	1.00%	September 23, 2009	September 23, 2012	September 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440758. Member loan 440758 was requested on September 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,239 / month
Current employer:	Federal Bureau of Investigation (FBI)	Debt-to-income ratio:	22.88%
Length of employment:	6 years 3 months	Location:	Miami, FL

Home town:	Miami
Current & past employers:	Federal Bureau of Investigation (FBI)
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

The purpose of this loan is to consolidate and pay off debt. My mother passed away from cancer in 2007. Unfortunately, she did not have medical insurance. Her hospital and medication costs were astronomical and as such, two years later, I am still in debt. I work full time for the Federal government; therefore, my paycheck is secured. As already stated, this loan is strictly to pay off a very large debt. I have this debt spread out in various accounts, each with its own high interest rate. At this pace, I would never get to pay everything off. The rates offered here are lower than any I currently have. I really appreciate the financial assistance from Lending Club.

A credit bureau reported the following information about this borrower member on September 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,803.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $500 in loan. Questions are: 1. Position and brief job description FBI are? 2. $4,239 income: 1 or 2 wage-earners? 3. Rent payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Investors more confident when borrowers employment|income verified; borrowers benefit is loan funds faster. Employment|income verification conducted by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks for reply. Good luck loan's 100% funding.	Thank you so much for looking into my loan. 1) Unfortunately, I cannot provide too much detailed information about my job, but I am an Investigative Operations Analyst. In a nutshell, using internal databases, public source databases, court records, etc. I research and gather data to be analyzed. Once my analysis is complete, I present my finding in report. Using my information, the Agents go out and get the "bad guys." I have a wide variety of work from white collar crime to terrorism to drugs and gangs, etc. I have been with the FBI 6 years, but was just promoted to this new position last December. Unfortunately, it did not come with a pay promotion at the time. I should...hopefully...be able to apply for my higher pay grade this December. *Note...we are paid based on the General Schedule (GS) pay scale. Certain jobs, like mine, require the employee "puts in for" higher pay. A position promotions doesn't guarantee a pay promotion.* 2) The $4,239 monthly income is my salary; however, this is pre-tax. My actual take home pay is just over $2,600. 3-5) I'm not sure why my housing came out as "rent" on my profile. I live with my father so I technically do not rent nor own. He took the bigger brunt of my mom's medical bills, of course, and since then we switch back and forth who will be paying certain bills one month as his income is not steady like mine, sometimes his hours at work get cut, etc. Depending on how much he needs for house related bills (mortgage/utilities), I will provide anywhere between $300 - $600. I no longer have a car payment. My gas expense in the last year or so is between $45 - $55 a week. (I have a very long commute to/from work.) My medical bills are covered as I am fortunate enough to have insurance. My premiums are deducted from my paycheck automatically. My cellular telephone is paid automatically via a credit card. All my debt lies in credit cards with high interest rates. Adding minimum payments alone, in one month I would pay about $975. I always try to pay as much over the minimum as possible, which ends up being between $1200 - $1300 a month. Personal expense (entertainment, etc.) is maybe $150 every few months. My monthly bills, taking a ballpark rough average are: $400 (house), $200 (gas), $1200 (credit cards), $150 (entertainment). Grand total: $1950/month ....or $1800/month when I live like a hermit and don't go out. :) Thank you again for looking into my loan.
I recommend you have your income verified with the Lending Club. This will increase lender confidence in your very worthwhile loan.	Thank you so much for you suggestion. I will definitely try to have it verified, although because of my place of employment, I am not sure if that may be difficult for them to do. Thanks again though!
As you may already be aware, loans through Lending Club are financed by hundreds of individuals in small amounts to help provide a better alternative to traditional bank rates...thus helping one another in a true peer-to-peer environment. The verification of income suggested by one potential lender is for your benefit and Lending Club can outline the procedures for you. I would imagine they can work with you on an individual basis due to the nature of your employment. Once that is doen, Lending Club places a special notation on your application that we can see. It helps provide a measure of assurance to lenders. I am considering providing some funding for your loan request; just as you have stepped up to help your father and perhaps other family members recover from the loss of your mother. I would like to assist in helping your family's finances return to normal since I have been in the same situation myself. Good luck to you and for the cause you serve.	Thank you for letting me know. I will find out what I need to do to help Lending Club verify my income. Also, thank you very much for considering contributing to my loan. I really appreciate it.
please have your income verified as I would like to assist your loan, but cannot do so until it is verified.	Thank you very much for your consideration. I sent Lending Club a message about figuring out how to verify my income and employment as I'm sure it may be a little difficult to do so. I am waiting to hear back and will get everything verified as quickly as possible. Thank you again!

Member Payment Dependent Notes Series 440908

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440908	$20,000	$20,000	17.04%	1.00%	September 23, 2009	September 24, 2012	September 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440908. Member loan 440908 was requested on September 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,500 / month
Current employer:	CIGNA	Debt-to-income ratio:	14.04%
Length of employment:	5 years 11 months	Location:	Arlington Heights, IL

Home town:	Chicago
Current & past employers:	CIGNA, IBM
Education:	University of Illinois at Chicago

This borrower member posted the following loan description, which has not been verified:

I have a credit score of 716, have been employed as a director at the same company for 6 years, and in the same industry for 25 years. Our household income is $200K. We pay all of our bills on time. We are putting our son through college and have already tightened our belt considerably. We have some credit card debt we would like to consolidate at a lower rate so we can cancel our cards and pay off our debt in just a few years.

A credit bureau reported the following information about this borrower member on September 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$70,627.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $500 in loan. Questions are: 1. Position|brief job description CIGNA are? 2. $13,500 income: 1 or 2 wage-earners? 3. Mortgage payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (One grand total all expense items.) Investors more confident when borrower employment|income verified; borrower benefit is loan funds faster. Verification conducted by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks for reply answering all 5 questions. Good luck loan's 100% funding.	1) Position - HR Director (25 years in this field). 2) $13,500 gross is one income. Net is $8770/mo + spouse's income of $1630/mo. Net total $10,400/mo. 3) Mortgage - P&I $2600. Escrow - $1085. Total $3685. 4) Car Pmts - $1100 (3 cars for 3 drivers). 5) CC Pmts - $1200 (this is the area we want to reduce through the Lending Club loan). Other expenses - aprox. $3500.
I'd like to help fund your loan but would appreciate if you could provide a few more details. Could you please outline your monthly expenses (mortgage, insurance, credit card payments, utilities, food, other living expenses)? Do you have a savings account? Are you still using any of your credit cards? Could you please explain the 2 credit inquiries over the past 6 months on your credit report? Thanks in advance for your responses.	See previous lender's question for detailed expense summary. This Lending Club loan will pay off the majority of credit card debt. Those cards will be cancelled. No new credit card debt will be incurred. The 2 credit inquiries were to find a 0% credit card to transfer my 22% credit card balance to. That transaction has been completed. The 22% card is at $0 balance.
what are the interest rates and payments on your current obligations? How will this loan effect your monthly cashflow?	Credit cards are in the 19-22% range. This 17% loan will pay off all of the high interest CCs. I will still have a 0% credit card that I will pay off separately. This will reduce $1200/mo CC payments to $714 for Lending Club and another $200 for the 0% credit card.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Thank you for your question. I contacted the Lending Club customer support desk. They told me they would send me an e-mail if they needed additional information to verify income, which I will be happy to provide. They said there is no way to proactively provide this information until I receive their e-mail request.

Member Payment Dependent Notes Series 440924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440924	$20,000	$20,000	13.57%	1.00%	September 25, 2009	September 25, 2012	September 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440924. Member loan 440924 was requested on September 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	University of New Mexico hospital	Debt-to-income ratio:	11.91%
Length of employment:	1 year 1 month	Location:	Albuquerque, NM

Home town:	Austin
Current & past employers:	University of New Mexico hospital
Education:	University of New Mexico-Main Campus

This borrower member posted the following loan description, which has not been verified:

Loan is to purchace an air racing airplane

A credit bureau reported the following information about this borrower member on September 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,458.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Interested investing $250 in loan. Questions are: 1. Position|very brief job description University of New Mexico Hospital is? 2. $3,500 income: is 1 or 2 wage-earners? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC payments, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One grand total for all expenses in item 5.) Investors more confident when borrower's employment|income verified; borrower benefit is loan funds faster. Verification done by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows (*). When loan 100% funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Good luck loan's 100% quick funding and note issued.	Lender, thank you for your questions. I am a Registered Nurse with a Bachelor's degree at UNM Hospital. I work on an oncology unit both giving chemotherapy and treating patients who are recovering from receiving chemotherapy. The $3,500 is my net income. My fiance and I would really have liked to take this loan out together, as he will be the one racing the plane, but a mistake he made at the tender age of 18 is still following his credit score making it impossible for us to get funded together. He is now a very responsible man, he is in the US Air Force where he flies CV-22's. With that said, our gross monthly income is $8,500 with a net income of $6,200. Our rent is $770 a month, our combined car payments are $550, and we owe no significant credit card debt. The rest of our monthly expenses add up to approx. $1,100. These expenses include our phone bills, insurance, my student loans, entertainment, eating out, groceries, gas, cable and electric bills, and misc. expenses. Thank you again for your questions and interest in helping us fulfill this once in a lifetime opportunity. If you have any other questions please do not hesitate to ask.
I'm sorry to be crass... but if the airplane is destroyed will the loan still be paid off? Most life insurance policies won't cover an accident like that. Will the plane be fully insured for loss and will LC be the beneficiary on that policy?	Yes the loan will be paid off. My husband, who also flies in the Air Force, will be the one piloting the plane. He has a life insurance policy through the Air Force with Private piloting as one of his "high risk" approved activities, so in the unfortunate event of his untimely death I will still be paid out his full life insurance policy which will cover the full amount of the loan.

Member Payment Dependent Notes Series 440946

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
440946	$15,000	$15,000	14.96%	1.00%	September 24, 2009	September 24, 2012	September 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 440946. Member loan 440946 was requested on September 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	Abt Electronics	Debt-to-income ratio:	24.99%
Length of employment:	15 years 6 months	Location:	chicago, IL

Home town:	Chicago
Current & past employers:	Abt Electronics
Education:

This borrower member posted the following loan description, which has not been verified:

My wife and I need to pay off some high interest credit card debt. We are both securely and gainfully employeed and would like to stop paying such high interest to the credit card companies. I feel that this loan would give us a second chance towards saving and putting some of our hard earned money back into our pockets.

A credit bureau reported the following information about this borrower member on September 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,896.00	Public Records On File:	0
Revolving Line Utilization:	96.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $500 in loan. Questions are: 1. Position|brief job description ABT Electronics are? 2. $7,500 income: 1 or 2 wage-earners? 3. Rent payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (One grand total all expense items.) Investors more confident when borrower employment|income verified; borrower benefit is loan funds faster. Verification conducted by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks for reply answering all 5 questions. Good luck loan's 100% funding.	Hello 1. I service appliances, Abt is a very successful electronics and applliance retailer. 2. The income is from one wage earner. My wife also works but I did not include her salary. 3. Rent payment is 800.00 per month. 4. Car payment is 350.00 per month. 5. All other expenses total around 2300 per month.
Can you please talk about the $53k of revolving debt listed? Thanks.	Most of that is a car payment, and the rest is the credit card debt that I want to pay down with this loan.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Hello, I am in the process of contacting lending club to accomplish verification. Thank You.
Your employment shows 15 year working for Abt or since ~ year 1994, but you earliest credit line started since year 2000, could you please explain.	Hello, I did have credit before that not sure why my report doesn't reflect that. I was only eighteen years old when I started working for my current employeer so in 1994 I did'nt have any credit. I hope that answers your question.

Member Payment Dependent Notes Series 441042

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441042	$20,000	$20,000	19.13%	1.00%	September 23, 2009	September 24, 2012	September 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441042. Member loan 441042 was requested on September 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Colusa Unified School District	Debt-to-income ratio:	8.86%
Length of employment:	16 years 2 months	Location:	Williams, CA

Home town:	Fort Collins
Current & past employers:	Colusa Unified School District, previously self employed for 21 years
Education:	Porterville College, Sacramento State, Chapman University

This borrower member posted the following loan description, which has not been verified:

I borrowed 20,000 from a friend at 12% interest a few years ago to help my youngest child thru college. I have paid 11,000 back at 500 per month plus interest. My friend presently has a personal need for the money and has asked me if I can pay it off now. I need 9000 to satisfy this comitment and would like to consolidate my c/c debt at the same time. I have good credit and am a teacher (16 years). I have 11,000 of c/c debt. .. That is all of my debt. My net income (after all deductions including health care) is 4,000 per month x 12. My house payment is 950 including taxes and insurance) - so I have a positive cash flow. I own a dependable car and a motorcycle (both paid for, no payments). Because of the housing value decline, I presently have very little equity in my home to draw from - but, I am 61 years old and have never failed to pay any debt my entire life. I am hoping to get A 20,000 loan amortized over 3 years.

A credit bureau reported the following information about this borrower member on September 10, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	29
Revolving Credit Balance:	$9,881.00	Public Records On File:	0
Revolving Line Utilization:	99.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Am interested investing $1,000 in loan. Questions are: 1. Position|brief job description at Colusa Unified School District are? 2. $5,250 income: 1 or 2 wage-earners? 3. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (One grand total all expense items.) Investors more confident when borrower employment|income verified; borrower benefit is loan funds faster. Verification conducted by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks for reply answering all 3 questions. Good luck loan's 100% funding.	Type your answer here. I am a Homeschool coordinator (and have been for 15 years). 2. 5,250 is my gross salary 4,000 is my net monthly spendable cash. - one wage earner, I am a widower. 3. 2,400 (employment and salary are both verifiable)
Please have your income verified by Lending Club, to help us be much more amenable to your loan request.	I will do it Monday morning
How did you accrue 11k in credit card debt?	Needs exceded income - but not any more.
Can you please talk about how you accrued the $11k of credit card debt? Thanks.	please refer to previous answer
Hello, I am interested in funding part of your loan. Given you are approaching retirement age, do you plan to retire in the next few years and would you have a pension?	I plan to retire in 5 years (age 66) and will have ss as well as a pension for 20 years of Calif teaching.
Hi. What are the rates/balances/payments on your credit cards? Also can you explain the delinquency from 29 months ago? Thanks Verifying your income will probably speed up funding from investors. If you haven't already, call the Lending Club member support line and they can walk you through it. Good luck!	I owe 8,000 to Discover (28%) and 2000 to Chevron (22%). I pay 400 to Discover and 100 to Chevron, monthly.. Why do I show a late pmt 28 months ago?CC companies have played games with due dates (changing them without notification and have aged recieved payments in the past (it is a highly profitable practice for them - certainly unethical, though). I never never pay anyone late. It caused me fits for a while. I solved the problem for good a few years ago by using pay by phone service thru my bank and have now evolved to paying everything on line - that way I can prove when it was paid. This loan will repay on automatic withdrawall from my bank account.
Why would you want to consolodate cc debt with a 19% loan? - if you are paying more than than that in interest on the cc, then with a good credit history, how is it that your cc rates are so high? Are there payment problems in the cc history that have not yet appeared on the credit report?	Ive had No payment problems, ever. I don't want to pay 19% (though cc interest is even higher) Discover brought me in at 9% fixed and then raised me to 27% without any reason - I've not been late nor over the limit - not even once. I think 12% would be more fair, but my friend needs her 9000 and I will pay whatever I have to,to get it for her. In normal times, I could get an equity line on my house for 8%. My reason for consolidating the cc debt (rather than just asking for the 9000 I need ) is to get the heck away from cc's and a little better interest. My income has increased steadily as my expenses have dropped steadily over the past few years - I don't want to do business with those crooks any more. I would like to get cheaper money, if you have any suggestions, I would appreciate your advice.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	yes - today
Just waiting for you to verify income and would love to loan you some money. KI	I have submitted everything - including current pay stub from employer. thank you for your Thank you for your interest.
Thanks for helping the kids. I have helped to fund your loan. Colusa is a beautiful town. I get there about once every couple years. Have about 30 relatives there including one teacher. Best of luck to you.	Thank you for your help and for your kind words. I have lived here since 81 and it has been a wonderful place to raise my kids. It's a great place to work as a teacher. ps: I probably have many friends amoung your relatives!

Member Payment Dependent Notes Series 441061

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441061	$7,000	$7,000	12.87%	1.00%	September 25, 2009	September 25, 2012	September 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441061. Member loan 441061 was requested on September 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	Cafe Select	Debt-to-income ratio:	9.79%
Length of employment:	1 year	Location:	Brooklyn, NY

Home town:	Brooklyn
Current & past employers:	Cafe Select, Stand
Education:	CUNY City College

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, My name is Miriam. I am requesting a loan of $7,000 to remove debt that I owe. I have been doing a good job so far on my own. Recently the job market has been difficult I do hold a full-time job. I just rather pay off all my bills and then just have to payback the loan in easy monthly payments. I have a good credit score which means I am reliable. I also have a family to feed and rent to pay so this would be a great help. Thank you so much for your time. If you have any questions feel free to ask. Sincerely, Miriam

A credit bureau reported the following information about this borrower member on September 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	35
Revolving Credit Balance:	$6,355.00	Public Records On File:	0
Revolving Line Utilization:	65.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Yes I have no problem doing this. I just sent an email so I can become verified.

Member Payment Dependent Notes Series 441182

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441182	$15,000	$15,000	12.18%	1.00%	September 28, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441182. Member loan 441182 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,000 / month
Current employer:	University of Pennsylvania	Debt-to-income ratio:	24.66%
Length of employment:	18 years 10 months	Location:	PHILADELPHIA, PA

Home town:	Conshohocken
Current & past employers:	University of Pennsylvania
Education:	Temple University

This borrower member posted the following loan description, which has not been verified:

I would like to have a line of credit to pay down credit card deb in the next 3 years. I have a good track record of paying bills on time, and a good credit score.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1979	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	36	Months Since Last Delinquency:	21
Revolving Credit Balance:	$22,319.00	Public Records On File:	0
Revolving Line Utilization:	58.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you tell us about the two delinquencies? Thanks.	The first was a car payment. I was traveling, and didn't get to submit the payment until 3 days after the due date. It was already reported. The second was just an oversight on my part. I thought I had paid it, when I checked my checking account balance I noticed that the check didn't clear. I had thought I paid it, but didn't I paid it immediately.

Member Payment Dependent Notes Series 441257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441257	$10,000	$10,000	13.57%	1.00%	September 24, 2009	September 25, 2012	September 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441257. Member loan 441257 was requested on September 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Holloman Engineering	Debt-to-income ratio:	3.35%
Length of employment:	4 years 10 months	Location:	Humble, TX

Home town:
Current & past employers:	Holloman Engineering
Education:

This borrower member posted the following loan description, which has not been verified:

Home repairs

A credit bureau reported the following information about this borrower member on September 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61.00	Public Records On File:	0
Revolving Line Utilization:	2.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Interested investing $250 in loan. Questions are: 1. Position|very brief job description Holloman Engineering is? 2. $8,333 income: is 1 or 2 wage-earners? 3. Mortgage payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC payments, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One grand total for all expenses in item 5.) Investors more confident when borrower's employment|income verified; borrower benefit is loan funds faster. Verification done by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows (*). When loan 100% funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Good luck loan's 100% quick funding and note issued.	1. Position|very brief job description Holloman Engineering is? Purchasing Manager 2. $8,333 income: is 1 or 2 wage-earners? 1 wage earner, 39,520.00 yearly, 3,293.33 Monthly 3. Mortgage payment per month is $_897.85 4. Car payment(s) per month is $_274.33? 5. CC payments, entertainment, food, fuel, medical, phone, utilities expenses per month $_275.00 ?
Greetings - What is it that you do for Holloman Engr. and what type of home repairs are you planning? Best of luck on your loan; Art	What is it that you do for Holloman Engr? Procurement Manager (take from resume) Acted as liaison between clients, vendors, construction site, engineering disciplines. Expedited invoices, purchase orders, for accounting and project. Negotiated and identify qualified vendors, for bid packages, purchase orders and requisition. Coded purchase orders, invoices, time sheets. Follow up with clients, vendors, engineering and construction.
I'm interested in helping fund your loan, but would greatly appreciate it if you would provide some more details. Could you describe what sort of home repairs you intend to do with this loan? Are they repairs you will do yourself or will you be paying someone else to do them? How did you arrive at $10,000 as the sum needed for these repairs? Could you explain how the $340/mo. payment on this loan will fit into your current budget? Do you have a savings account? Thank you in advance for your responses.	What type of home repairs are you planning? House will be for sale after all repairs are done. Kitchen and Paint New light fixtures Doors need upgrade Paint for the whole house New Carpets Defective plumbing in the guest bathroom and the AC Work

Member Payment Dependent Notes Series 441286

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441286	$16,000	$16,000	13.92%	1.00%	September 28, 2009	September 25, 2012	September 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441286. Member loan 441286 was requested on September 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	US NAVY	Debt-to-income ratio:	15.36%
Length of employment:	9 years 2 months	Location:	Ward, AR

Home town:	new albany
Current & past employers:	US NAVY
Education:	university of southern illinois, University of Arkansas at Little Rock

This borrower member posted the following loan description, which has not been verified:

I am trying to lower amount of interest paid monthly on existing 3 credit cards. I am active duty military. Loan terms looking for are 3-4 years. As well I have never been deliquent on any payment.

A credit bureau reported the following information about this borrower member on September 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	26	Months Since Last Delinquency:	11
Revolving Credit Balance:	$23,839.00	Public Records On File:	0
Revolving Line Utilization:	59.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Interested investing $350 in loan. Questions are: 1. Rank| Grade U S Navy is? 2. Expiration Current Contract date is? 3. Reenlisting? Either yes oe no. 4. $9,157 income: is 1 or 2 wage-earners? 5. Rent payment per month is $_____? 6. Car payment(s) per month is $_____? 7. CC payments, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One grand total for all expenses in item 7.) Investors more confident when borrower's employment|income verified; borrower benefit is loan funds faster. Verification done by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows (*). When loan 100% funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Good luck loan's 100% quick funding and note issued. US Marine Corps MSgt (E-8) Disbursing Chief (US Navy is Senior Chief DK)	1. E-7/ENC 2. 2011/07/07 3. YES 4. 1 wage earner. wife also works but not part of that figure. She is DOD teacher at high school here in japan earns $3000 month. Rent 5. $1400 month. 6. $380 7. CC $500 expenses $2300(FOOD, utilities, entertainment etc...)
09.12.2009 06:41 EST Thanks for reply. Monday I'll be investing $500 in your debt consolidation loan. I was Disburing Office NCOIC MCAS Iwakuni, JA January 1984 to April 1986. Thoroughly enjoyed my tour there. Semper Fidelis. Virginia Beach, VA	Thanks was in Fukouka past weekend had a blast. Need to get up to Iwakuni do some sightseeing.
Hey - I just wanted to ask about the delinquencies over the last few years - can you explain what happenned? Thanks.	YES I have have 2 late payments. It happened last year when I transferred from recruiting duty in Little Rock Arkansas to Sasebo Japan where I am stationed now. I flew from Arkansas to Malaysia to meet the ship I am on the USS Tortuga (LSD-46) homeported out of japan. I was deployed on the ship 2 months with no interent access and thought that I had set up automatic payments with Navy Federal Credit Union for my truck. That was not the case, so I was deliquent 2 months on those payments until the ship pulled into homeport sasebo and I went to the local branch here to withdraw some spending cash. They informed me I was late on the truck payment. That day fixed my account with them so it was automaticaly deducted and no problems since.

Member Payment Dependent Notes Series 441290

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441290	$20,000	$20,000	17.04%	1.00%	September 25, 2009	September 25, 2012	September 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441290. Member loan 441290 was requested on September 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	ALL Entertainment Management	Debt-to-income ratio:	8.40%
Length of employment:	2 years 1 month	Location:	Las Vegas, NV

Home town:	Toronto
Current & past employers:	ALL Entertainment Management, Simple Snax
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to help expand my business. I have never been late on any payments and my company has been in business for over 2 years. I will use the loan to buy new equipment for my new shop. I am in the business of organic snacks.

A credit bureau reported the following information about this borrower member on September 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$632.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello! Investors may feel more confident about lending to you if your income was verified. Please call Lending Club for the procedures. Thank you.	I am in the process right now of having Lending Club verify my income.
I am interested in helping fund your loan and I would especially support an organic business. May I ask what your company website, or brand, is?	Hi, I don't have a website up yet for our new company yet but our current company's website is www.simplesnax.com. Our new company is Atomic #7 and we are making homemade organic ice creams and other frozen desserts all custom made to order in our shop. We also have hot puddings for the winter months. Customers will have their choice of milks from cream to almond milk. We have a full business plan available upon request.
Can you explain the snacks?	Hi, we are making homemade organic ice creams and other frozen desserts all custom made to order in our shop. We also have hot puddings for the winter months. Customers will have their choice of milks from cream to almond milk. We have a full business plan available upon request.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	I am in the process right now of having Lending Club verify my income.
Are you planning to keep your job at All Entertainment Management? What do you do there?	I am a partner in that company so yes I would be keeping it. ALL Entertainment Management provides entertainment consulting and is an agency.
I am interested in funding your loan. I have a few questions. 1. Are you willing to verify your income with LC? If so, when do you plan to do so? 2. Are you expanding Simple Snax or are you creating a new company Atomic #7? 3. What are your current household expenses? Net Monthly Income- Mortgage- Utilities- Car- Debt- entertainment- Groceries- Misc- 4. You are planning to open a new retail location? What competition is present within 5 to 10 miles of your proposed location? 5. Once the location is established what do you feel will be the annual sales of the new company? Thank you for answering my questions. Good luck with your funding.	Hi, yes I'm planning to verify income with LC. I am in the process of getting all of my financials together for them. Simple Snax will work in conjunction with Atomic #7, which is anew company, by providing ingredients for the ice cream productions as well as providing the salty snacks that will be sold in the store. Yes, we are opening a new retail location. There is a Dairy Queen and a Cold Stone Creamery both about 5-6 miles away from the proposed location. First year sales will be $193,440 based on my cash flow projections and my research of the average daily foot traffic. I have a complete business plan and 2 yr cash flow available upon request.
I am interested in funding your loan, but have the same question as merlin1057 -- can you detail your monthly expenses. Also, do you have a spouse and if so what is his/her job and monthly income?	-Mortgage $1,400 -Car Payment-$250 -Car Insurance-$83 -Utilities-$385 -Grocery-$320 TOTAL-$2438 Yes I have a partner and their income is $3850 per month. In my cash flow projections for the new company, I have calculated a salary to cover my expenses.
Thanks for your response. One more quick question -- your doing this business on the side from your current employment right? If so, will you stay at your current job until the business is running?	Yes, I am still doing business from Simple Snax and ALL Entertainment Management. I will keep working at both of those jobs since they do not take up a lot of my time in order to make a profit.
can you send me the business plan to atlroom@gmail?	On the way

Member Payment Dependent Notes Series 441343

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441343	$20,000	$20,000	20.17%	1.00%	September 24, 2009	September 25, 2012	September 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441343. Member loan 441343 was requested on September 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,000 / month
Current employer:	Loop Capital	Debt-to-income ratio:	6.46%
Length of employment:	3 months	Location:	Chicago, IL

Home town:	Chicago
Current & past employers:	Loop Capital, Deutsche Bank
Education:	Kellogg School of Management - Northwestern University

This borrower member posted the following loan description, which has not been verified:

Looking for a short term loan until my bonus in March. Loan would be used for consolidating credit card and other debt, and to provide short term liquidity. I work as an investment banker and my year end bonus is a significant (over 50%) portion of my income. I was laid off earlier this year so did not get a bonus in 2008 hence my predicament. However, I have a guaranteed bonus with my new employer payable in the first quarter of 2010, which would be used to repay this.

A credit bureau reported the following information about this borrower member on September 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,182.00	Public Records On File:	0
Revolving Line Utilization:	97.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What you are asking for, is only one month of your gross salary. That does not sound like a liquidity crisis to me. Can you list your monthly expenses? Thanks.	Type your answer here. Thanks. The issue is that half my income ($120,000) is paid as a one-off on March 15th, while the other half ($120,000 or $10,000 gross monthly) is paid on a monthly basis. Breakout of my expenses (at a high level) are: - $5,000; house and related payments - $750; house bills - $1,250; food & general expenses - $600; car note - $2,000; credit card expenses (note this is what I would like to consolidate and pay-off, as my card payments currently leave me with barely any disposable income. My actual total credit card balance exceeds the $20,000 and I would ideally like a loan to cover the balance - $45,000, but would work the limit provided here). Thanks for your consideration
Can you verify your income?	Type your answer here. Yes. Happy to provide the information as required Regards
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Type your answer here. Will do. Thanks
What is current interest rate on your credit cards?	A couple of that started at lower rates (7.99%) have recently re-set and are now 23.99%. The other is 5.49%
Hope all is well, is this a brdige loan and you intend to pay off in late March, or are you paying off over the term of the loan?	Paying off in March. Thanks

Member Payment Dependent Notes Series 441345

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441345	$10,000	$10,000	8.94%	1.00%	September 25, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441345. Member loan 441345 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Southlake Baptist Church	Debt-to-income ratio:	5.60%
Length of employment:	4 months	Location:	ROANOKE, TX

Home town:	Greenville
Current & past employers:	Southlake Baptist Church, Oakwood Baptist Church, Chick Fil A
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to erase my debt with credit card companies completely. I believe that this loan would help me to pay off the creditors and begin to live a debt free life! Once paying off the creditors, I plan to start a media consulting business for churches. I am already employed at a church with about 10 other churches looking to get me to come in on weekends and help them. A loan at 9.79% is extremely more feasible than paying off 2 credit cards with ridiculously high interest rates! Thanks!

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,152.00	Public Records On File:	0
Revolving Line Utilization:	17.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about how the debt was accrued? Thanks.	The debt was accrued mainly while I was living in Peru working as a missionary. I was kidnapped while down there and lost pretty much everything... I had to use my credit card to basically fund myself for the rest of my stay down there. Upon my arrival back to the States, I went to college and that is where the rest of the debt came piling on!

Member Payment Dependent Notes Series 441369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441369	$16,800	$16,800	13.92%	1.00%	September 25, 2009	September 25, 2012	September 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441369. Member loan 441369 was requested on September 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,750 / month
Current employer:	New York Life Insurance	Debt-to-income ratio:	24.06%
Length of employment:	8 years 10 months	Location:	Fanwood, NJ

Home town:	Jersey City
Current & past employers:	New York Life Insurance, Painewebber
Education:	Seton Hall University

This borrower member posted the following loan description, which has not been verified:

Never missed a payment in my life. Credit card issuers get bailed out by the government at the expense of their customers by raising their rates to astronomical levels. In addition, lenders cut all credit availability to their customers by reducing limits. I would like to refinance some of my debt at a lower rate.

A credit bureau reported the following information about this borrower member on September 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$109,027.00	Public Records On File:	0
Revolving Line Utilization:	90.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please verify your income with Lending Club by contacting them and sending them the necessary documents? Income verification makes lenders more confident in making loans to borrowers. Thanks!	I have tax returns and recent pay stubs available.
Yes, those might be some of the necessary documents. Please contact Lending Club to find out exactly what is required to do the verification.	I have already sent them a question on how to proceed to verify my income with them. I want to satisfy all open questions asap.
Your revolving credit balance shows $109,027.00. Please explain what this balance covers. Itemized down into it's component parts please. Also provide interest rates of the debt you itemize.	Thanks for your consideration and your question. First of all, I understand the revolving credit balance seems high and there are important reasons for that. Nevertheless, I hope my credit history (i.e. no delinquencies) and ability to pay provide compelling reasons to invest. The credit that has been accumulated was primarily to help fund graduate school for my sister and myself. I earned my MBA not too long ago and I used the available credit to pay for tuition and books. In addition, my sister is currently in medical school and needed some financial help. So without hesitation I offered her my help. Therefore, out of the $109k in revolving debt, about $100k was for our graduate school tuition and books. The other $9k is basically ancillary items such as food, clothes, etc. for me throughout the years. The breakout is as follows: Bank of America $12.3k (27% interest rate), old MBNA (which became Bank of America) $29k (13%), Amex $13.5k (25%), Chase $19.3k (29%), Citibank $24k (29%), HSBC $11k (21%). A couple of years ago, my credit balances started to come down as planned as I started earning enough to pay more each month. However, over the last several months with all the banks and credit card issuers in trouble, virtually all of them significantly raised my interest rates. They got their bailout and at the same time tried to squeeze more from their best customers by raising rates. Therefore, this is my main reason to refinance my revolving debt. I have asked the credit card issuers to reduce my interest rates (which some have started to do) but I would like to reward real people through this network rather than the credit card issuers. I realize the loan I am seeking is only a drop in the bucket but it helps tremendously.

Member Payment Dependent Notes Series 441414

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441414	$8,000	$8,000	15.31%	1.00%	September 28, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441414. Member loan 441414 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	Progressive Insurance	Debt-to-income ratio:	16.52%
Length of employment:	3 years 1 month	Location:	NEW BRUNSWICK, NJ

Home town:	Carteret
Current & past employers:	Progressive Insurance
Education:	St Thomas Aquinas College, Sparkill, NY, Kean University

This borrower member posted the following loan description, which has not been verified:

I am looking for money to make final payments for my wedding. I have been making all my credit card and bill payments on time, paying more than the minimum amount on each bill.

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	53
Revolving Credit Balance:	$7,959.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.19.2009 I an considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Progressive Ins are? 2. $4,250 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. I am an intermediate claims adjuster for Progressive Insurance. There I handle mostly non-attorney repped bodily injury claims. 2. That income is mine alone, my fiance is also a city firefighter, 3. The morgage is $1832 a month split between my fiance and me. 4. There are no car payments for either of us. 5. My credit card minimum payments are less than 200 a month though I do typically pay more. Thank you for your consideration.
Can you please give us prospective lenders a rundown of your current monthly expenses? Will this loan be used to pay off any debt or only to pay for wedding expenses? What will expenses will you have left over by total amount due and monthly...I see you already said $200 for credit cards? Thanks	My portion of the bills equals - $1125 for morgage and utilities $200 for Credit card $138 for student loans I have no car payments or other fixed expenses. Food usually runs about $300 a month and gas only about $40 a month. Since final payment amounts are not set in stone at this time, this money would first go towards the wedding payments then any left over would go towards my credit card bill. In a normal month I typically have had over 600 dollars going into savings, part of which would now be going to paying off this loan.
I see that your requested loan amount is approximately equal to the amount of your revolving debt. Do you intend to use this loan to pay that off, or will it be additional debt?	To be completely honest part of it will go to paying off the wedding expenses that are currently on my credit cards and part of it will be new debt. Probably approximately a 50/50 split.

Member Payment Dependent Notes Series 441419

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441419	$13,000	$13,000	16.00%	1.00%	September 25, 2009	September 26, 2012	September 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441419. Member loan 441419 was requested on September 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	Ed Voyles Honda	Debt-to-income ratio:	23.89%
Length of employment:	4 years 3 months	Location:	Canton, GA

Home town:
Current & past employers:	Ed Voyles Honda
Education:	Isle of Man College UK England

This borrower member posted the following loan description, which has not been verified:

This loan will be used for "Debt Consolidation". I need to lower interest rates from the credit card companies and bring down my monthly payment and have everything paid off in 36 months. I am employed fulltime and have been with the same company for over 4 years. Did not include spouses income..

A credit bureau reported the following information about this borrower member on September 12, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	82
Revolving Credit Balance:	$58,686.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.13.2009 Am interested investing $500 in your loan. Questions I have are: 1. Position|very brief job description Ed Voyles Honda are? 2. Mortgage | Rent payment per month is $_____? 3. Car payment(s) per month is $_____? 4. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1st and 2nd pages 1040 Tax Return. After verification completed upper-right corner "Credit Review Status" shows (*). When loan 100% funded LC can more quickly deposit $ into your bank account. I invest in loans only AFTER receiving answers to my questions. Good luck your loan's funding and promissory note issued. Contacts: 8-5 PT M-F Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527. Note: I own well maintained 279K miles 1991 Honda Civic. Hond products are like the Energizer Bunny...They just keep running, running and running.	Thank you for your question. Answer to 1. due to privacy concerns I would rather not give my specific position other than I am a member of management. 2. Mg payment per month is ~$900.00 3. Car payment is included in my DTI which is $536.00 per month. 4. CC payments and other expenses are ~$600.00. I hope this answers your questions and give you the information needed for your investment. I am committed to decreases my debt and making all my payments on time through ACH debit.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Thank you for your question. I am sending income information for verification.

Member Payment Dependent Notes Series 441540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441540	$6,000	$6,000	17.04%	1.00%	September 25, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441540. Member loan 441540 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	USMC	Debt-to-income ratio:	12.42%
Length of employment:	1 year 1 month	Location:	REEDLEY, CA

Home town:	Fresno
Current & past employers:	USMC, Presentations Inc., California Sound, Katchakid, Full Gospel Tabernacle
Education:	Reedley College, Fresno City College, Career Connection (Audio Engineering Tech School)

This borrower member posted the following loan description, which has not been verified:

I'm a USMC Scout Sniper and my unit is not providing certain gear that would be very useful on our deployment in November to Afghanistan. The loan is solely to purchase the equipment needed to make myself more effective on missions.

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,765.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you need to purchase? Our prayers go with you.	The purchase is for a shooting package, (special ballistic pda with ballistic software, handheld weather meter, and accessories such as extra batteries, cases, etc.
I'm an active duty COL. Please send me the name and phone number of your CO along with the gear you need that are not being provided. I will ensure the USMC gets you what you need before you go. You are not required to purchase your own kit!	Thank you for your support sir. In no means was I trying to put the Marine Corp on the spot, nor go beyond my chain of command. As I stated, this gear will make us much more effective and efficient on the battlefield, but is not mission critical. We can still accomplish our missions without it, being the main reason I don't foresee the Marine Corp funding it. The purchase is for a special shooting package (GPS-equipped Rugged PDA, advanced ballistic software, handheld weather meter, and necessary accessories e.g. extra batteries, cases, etc.). The ballistic software is Lex Talus' Field Firing Solutions - Delta V. It is the most advanced of its kind and allows us to gather very accurate data for each individual weapon we fire. It also allows us to efficiently and effectively build range cards with multiple targets much faster. Using the Vector system, which plugs directly into the PDA, the data is transferred from the Vectors instantly. The software greatly increases the chance of getting that first hit cold-bore shot. Unfortunately, the software only runs off an SD card, which limits the choice of PDA's that will run it. Initially, the only rugged PDA that I could find that would run the software, as well as connect to the Vectors, was the Amrel Rocky DA5M, which costs around $4,000. Fortunately, I was able to figure out a way to configure the TDS Nomad to do the same thing, and it will only cost around $2,000. The PDA will get all sorts of weather readings via the Kestrel 4500NV. Barometrics, temperature, wind, elevation and all sorts of other effects play into the trajectory of a bullet, and the Kestrel 4500NV is able to give accurate data for all of those and more. All together, I believe that this package will greatly increase our effectiveness on the battlefield in the most cost efficient way. I have been researching this for weeks, and have found no better solution for this price. Being a LCPL and on a LCPL paycheck, it???s a lot of money to spend on gear. But if it can make me more effective and efficient in what I do, which could possibly bring more Marines home, then I can???t compare the cost, to the outcome. Thank you for your time, sir, and please let me know if there is any other useful information I can provide.
What specific gear is not being provided? (Please describe in civilian terms) Thank you in advance for your response.	The gear is for a special shooting package (special ballistic pda with advanced ballistic software, wind/weather meter, and necessary accesories e.g. extra batteries, cases, etc.) For a more detailed description you can view my response to "deep_pockets"
When does your current enlistment contract expire? Have you had any non-judicial punishment during your current enlistment contract?	My EAS date is Aug 24, 2013 and No I have not had any NJPs.
I stand with the previous lender who wants you to be fully equipped when deployed and that needed gear should be provided through your CO and procurement. Be cautious about explaining the finer details of your needs and those of your spotter. My small loan contribution is being provided to you here with my best wishes and I expect you to return safely.	Thank you, I'll do my best.
OK Marine...I'm on board. Sounds like a good piece of kit. I must admit that I have spent lots of money on stuff the Army didn't provide that I thought would make my job more effective or my life a bit more comfortable. Best of luck to you on your upcoming deployment. I've done 3. I also hope you take advantage of your tax free status and combat and hazardous duty pay to pay down your credit cards....	Thank you sir, will do.
I have bid on your loan. Good luck on your deployment. When you're done paying off your bills, look closely at the Savings Deposit Program. It will pay you a guaranteed 10% return while you're over there.	Thank you, and the advice is greatly appreciated. I will definately look into it.
Send me your contact information and I'll give you some money. I applaud you for going above and beyond USMC standards in order to be more effective in your job. A Desert Storm Veteran USN jay@homesmax.com	Thank you very much, my e-mail address is krucka_keith@hotmail.com
Always happy to help our men and women in uniform.	Thank you, it's much appreciated.
I am glad to help a fellow Marine. -Semper Fidelis.	Thanks. Semper Fidelis

Member Payment Dependent Notes Series 441550

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441550	$7,000	$7,000	12.87%	1.00%	September 24, 2009	September 26, 2012	September 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441550. Member loan 441550 was requested on September 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,917 / month
Current employer:	TEK Systems	Debt-to-income ratio:	18.09%
Length of employment:	2 months	Location:	BOCA RATON, FL

Home town:	Bucharest
Current & past employers:	TEK Systems, Headstrong Data Services
Education:	Institute for Informatic Studies

This borrower member posted the following loan description, which has not been verified:

I am interested in purchasing a used motorcycle from a private party (not a dealer) for personal recreational use. I am actively searching for the best quality vehicle at the least amount of money. I also have about $2000 in cash that I want to use as the down payment. I am a mature person holding a high responsibility function in the IT department, with a long record of reliability and respect, and I have never missed a payment on my past or existing lines of credit.

A credit bureau reported the following information about this borrower member on September 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$89,844.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain why your revolving debt is so high? Also, please go ahead and verify your income with LC. This will make lenders more confident in investing in you.	Certainly, my revolving debts became so high due to the fact that in the past we put our only daughter through private school and later on through the graduate school where she managed to finish at the top of her class, and we helped her along trying to minimize her debt by taking over, in various forms, some of her expenses. We are currently in the process of paying off all those debts and we are very successful at it, never missing a deadline. In the same time I understand that this particular loan request is not based on necessity and I could be rejected. This decision is up to you and I trust your judgment as successful business people with plenty of experience and knowledge.
I'm impressed by your 14-year no deliquency credit history, so if you go ahead and get your income verified, I'd be happy to invest in your loan. Thank you for your quick response!	Thank you very much. I will do my best to convey the necessary information to you as soon as possible.
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Thank you for your information. I will contact the support office first hour tomorrow in order to expedite the process.

Member Payment Dependent Notes Series 441601

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441601	$13,000	$13,000	11.14%	1.00%	September 24, 2009	September 26, 2012	September 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441601. Member loan 441601 was requested on September 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Canterburytrails Equestrian Ctr	Debt-to-income ratio:	11.77%
Length of employment:	10 years 1 month	Location:	Grovetown, GA

Home town:	Huntsville
Current & past employers:	Canterburytrails Equestrian Ctr, San Diego Union-Tribune, USMC, USAF
Education:	San Diego State University-Main Campus, Southwestern College Chula Vista Ca, Madison County High School

This borrower member posted the following loan description, which has not been verified:

I am asking for a loan of 13,000 to purchase a used 2003 limited edition BigDog Bulldog that was specifically built for Tim McGraw (the singer) in commemoration for 9-11 with its American flag/stars & stripes custom paint job. (The original invoice indicates "Tim McGraw" on it further verifying its limited edition status.)This was bike was also featured in Big Dog's annual calendar and was the most expensive bike made in 2003. My credit report is as follows, TransUnion: 684, Experian: 695, Equifax: 690... I am and have remained current on all my bills for the last 7 years. I have a Chapter 7 Bankruptcy that was Discharged in 2002. This bankruptcy was due to marriage problems which have been resolved. I also have a negative charge of 73 dollars from Cingular phone which I do not know what is, I have never owned a phone with them and have told them that several times. I did not know this was on my credit report until last week. I have had Sprint or Verizon for the last 10 years, their claim is from 2007.

A credit bureau reported the following information about this borrower member on September 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,636.00	Public Records On File:	1
Revolving Line Utilization:	7.40%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you contact Lending Club? (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	I will provide any information you like. Please provide fax number for w-2 and 1099 Thanks Charley
Could please explain the public record 91 months ago?	The public record 91 months ago was due to a failing marriage that resulted in bankruptcy, it was discharged 02/10/2002. For the last 91 months I have maintained all my credit lines current and always paid on time. Today I have a credit score according to lending club of 714-749 and use only 7.40 % of my total Revolving Line of credit Thank you for your question, I hope I have answered it to your satisfaction. Charley

Member Payment Dependent Notes Series 441617

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441617	$10,000	$10,000	14.96%	1.00%	September 28, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441617. Member loan 441617 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,833 / month
Current employer:	citizens financial group	Debt-to-income ratio:	17.08%
Length of employment:	1 month	Location:	AKRON, OH

Home town:	Akron
Current & past employers:	citizens financial group
Education:	John Carroll University

This borrower member posted the following loan description, which has not been verified:

I am very responsible and make my payments ontime. I need new appliances for my home as mine are no longer working and I have a credit card I would like to pay off that has a hihg interest rate

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,918.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your current position and give a brief job description? Who was your previous employer and for how long? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize your CC payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ?	Assistant Branch Manager for a bank. I worked for Coach for 2 years as an assistant manager. Income is just from me. I do not pay rent on my home. My car payment is $255 a month and almost paid off. I have $2000 in cc to banana republic and $700 at best buy those are the 2 I'm paying off the other ones are manageable for me. I have about $250 in utilities expenses per month. food and other entertainment funds are provided by my parents.

Member Payment Dependent Notes Series 441717

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441717	$8,000	$8,000	12.53%	1.00%	September 28, 2009	September 27, 2012	September 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441717. Member loan 441717 was requested on September 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Tiffany & Company UK	Debt-to-income ratio:	9.80%
Length of employment:	3 years	Location:	Jersey City, NJ

Home town:	Mahwah
Current & past employers:	Tiffany & Company UK, Brinker International
Education:	Hamilton College-Clinton

This borrower member posted the following loan description, which has not been verified:

I am an American citizen with excellent American credit, bank accounts and credit cards in the USA. However I live in the United Kingdom and am looking for a loan to consolidate some major purchases (relocation is expensive), but as I have not been here very long I do not have the credit to qualify for UK loans. I am therefore looking for an American loan to be paid in to and out of my American checking account. I would like to pay a standard monthly rate direct my from account as a standing order, and also have the flexibility to pay off the loan in full should I have the opportunity without major repercussion.

A credit bureau reported the following information about this borrower member on September 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	8	Months Since Last Delinquency:	19
Revolving Credit Balance:	$5,934.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.14.2009 Considering $250 investment in your loan. Questions I have are: 1. Position|very brief job description Tiffany and Co UK are? 2. $2,500 income is: 1 or 2 wage-earners? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1040 Tax Return. After verification completed both upper-right corner "Credit Review Status" and "Income" shows (*). When loan 100% funded Lending Club can more quickly deposit $ into your bank account. Good luck with your loan's funding and issuing promissory note. Contacts: 8-5 PT M-F General Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527. Note: I invest in selected loans only AFTER I received answers to above questions.	1. Sales Professional 2. Just me 3. Rent 1200 per month 4. No car 5. Expenses and payments another 1000 per month All my dollar amounts are estimates because of the exchange rate. I earn and spend in GBP here in the UK, and the purpose of this loan is to consolidate a UK credit card, a US credit card, US computer payments, and US student loans into one lump payment with one rate.
Will you be transferring to the Parsippany, NJ location of Tiffanys and Co? Or NYC? Or do you have a new job entirely? Also, I am also considering investing but would like a concise breakdown of your approximate 1000 a month expenses. Thanks. Finally, you may want to verify your income with LC. Just follow the instructions by the previous asker.	Actually I used to work for Tiffany in NYC on Fifth Ave before I moved to the UK. I am probably not going back, London is my full time home now. My expenses are my rent, utilities and services obviously, travelcard, food, mobile phone, and insurance.

Member Payment Dependent Notes Series 441826

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441826	$20,000	$20,000	11.48%	1.00%	September 24, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441826. Member loan 441826 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$23,092 / month
Current employer:	NBC	Debt-to-income ratio:	0.22%
Length of employment:	1 year	Location:	NEW YORK, NY

Home town:	Atlanta
Current & past employers:	NBC, Comedy Central
Education:	Harvard University

This borrower member posted the following loan description, which has not been verified:

My wife and I are expecting our first child and we want to consolidate our debt at a lower interest rate to allow more financially freedom in the future, thank you!

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,003.00	Public Records On File:	0
Revolving Line Utilization:	3.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, I saw your loan, and was interested in funding, but had a few questions. 1. What do you do at NBC? Is the 22,000+ income you provided, just you, or does that include your wife? If not, then does she have income that will contribute to this loan? 2. How much debt do you have? Installment and revolving debt? 3. Could you verify your income with lendingclub? I believe you have to call them 4. Can you provide a detailed breakdown of expense payments per month? Thank you -Zohebh786	I am a writer at NBC and the 22,000 on the side is my DJ salary which I do on the side. She will not contribute financially until the baby is ready for a sitter or nanny. We recently moved to NYC and want to pay off our car and sell it (15,000) and we will use the rest for $2,000 in credit and paying for the nursery. We called lending club and are waiting for them to get back with paperwork, etc required to verify income, it will be done as soon as possible. Thank you!
Why do you need a loan when you make more than $260K a year?	We don't have the free cash to pay off our old car (which is being financed at a very high interest rate) and NYC is very expensive. We are looking to consolidate our debt and pay it off quickly.
I am still confused by income of $260000 and a credit card debt of just over $1000. Do you have large loans from Harvard that you also need to pay? At this point I still don't see the need for a loan.	Our savings are unfortunately low and our monthly payments to rent and purchases for the baby are very high right now. Also, that salary of $260,000 does not arrive on a weekly basis. Because it is based on residuals we have to wait on a portion of that income to arrive in residual checks on a non-regular basis. So until the next batch of residual checks rolls in, we are cash-poor.
How much of $23K per mo is solid steady income verse residual? Second, how much are your monthly living expenses (rent, utilities, debt payment, etc.)?	The breakdown is roughly $14.5k monthly paycheck, $7.5k monthly residuals and $1k monthly from a creative side project. These are *pre-tax* amounts. After taxes, 25% of my income goes to my representation. 10% to my agent, 10% to my manager, and 5% to my lawyer. Thats the expense that makes us more cash poor than one might expect. These representation fees, however, are industry standard.

Member Payment Dependent Notes Series 441831

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441831	$8,000	$8,000	14.26%	1.00%	September 28, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441831. Member loan 441831 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Self employed	Debt-to-income ratio:	14.16%
Length of employment:	6 years	Location:	Nevada City, CA

Home town:	Grass Valley
Current & past employers:	Self employed, Pacific Coast Painting, Scheumack Broom Company
Education:	Sierra College

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate the credit card debt and vendor debt that I have accumulated over the last 5 years of business and life. Unfortunately because of multiple payments and high interest rates i am fighting a uphill battle. I would like to consolidate this debt in to a single payment at a better interest rate to save money and free up my money to better run my business.. I have good credit and a decent income. I work very hard and would like to be able to save more money towards my future.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	37
Revolving Credit Balance:	$1,338.00	Public Records On File:	0
Revolving Line Utilization:	27.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.15.2009 Considering $250 investment in your loan. Questions I have are: 1. $2,500 income is: 1 or 2 wage-earners? 2. Rent payment per month is $_____? 3. Car payment(s) per month is $_____? 4. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1040 Tax Return. After verification completed both upper-right corner "Credit Review Status" and "Income" shows (*). When loan 100% funded Lending Club can more quickly deposit $ into your bank account. Good luck with your loan's funding and issuing promissory note. Contacts: 8-5 PT M-F General Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527. Note: I invest in loans only AFTER I received answers to above questions.	1: 1 wage earner 2: Rent payment $250.00 (Includes electricity and phone ) 3: My car payment is $308.00 4: CC/Debts $400.00 Food $350.00 Medical $ 77.00 car insurance $ 58.00 Auto fuel $280.00 misc utilities $ 50.00 Monthly Expenses $1773.00 What ever is left at the end of the month is for entertainment, better food, and savings.

Member Payment Dependent Notes Series 441858

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441858	$17,000	$17,000	12.87%	1.00%	September 24, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441858. Member loan 441858 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,417 / month
Current employer:	Saginaw VA Medical Center	Debt-to-income ratio:	17.22%
Length of employment:	3 years 1 month	Location:	SAGINAW, MI

Home town:	Seattle
Current & past employers:	Saginaw VA Medical Center
Education:	Emory University

This borrower member posted the following loan description, which has not been verified:

Physical therapist in need of debt consolidation to decrease interest on several credit cards as well as pay off another installment loan. This payment is about the same as the installment loan, so the payment amount is not a concern. I am in a very stable industry and have had one employer for 14 years and another for 3 years. I have the opportunity to work as much as I want but I'd like to get back to just working one full-time job and spend more time with my family and friends.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,949.00	Public Records On File:	0
Revolving Line Utilization:	52.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 441896

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441896	$5,000	$5,000	7.74%	1.00%	September 24, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441896. Member loan 441896 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,525 / month
Current employer:	Southern California Edison	Debt-to-income ratio:	9.27%
Length of employment:	2 months	Location:	YORBA LINDA, CA

Home town:
Current & past employers:	Southern California Edison
Education:	California State Polytechnic University-Pomona

This borrower member posted the following loan description, which has not been verified:

I am going to pay a medical bill (daughter's ER bill) and a credit card bill. I recently was hired on permanent basis from a contractor position. I am a senior analyst at a utility company. My wife is currently in a Medical Analyst internship (there is a shortage in the medical field. You must have a bachelors or masters (my wife has both) in a physical or biological science). There is no tuition for the internship. By next year we expect her to be working. Our revenue should be going this year.

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,899.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 441909

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441909	$8,000	$8,000	13.92%	1.00%	September 28, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441909. Member loan 441909 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,167 / month
Current employer:	CVT	Debt-to-income ratio:	22.55%
Length of employment:	6 years 7 months	Location:	MISSION VIEJO, CA

Home town:	Mission Viejo
Current & past employers:	CVT, OC Diagnostic Imaging
Education:	Orange Coast College

This borrower member posted the following loan description, which has not been verified:

I'm going to Las Vegas Trip with my friends and it was a last minute decision. I have two car loans and 2 credit cards and I always pay my dues in a timely manner. I believe in capitalism and I believe if you work hard and honest you should be rewarded for it. I understand that this is your hard earned money so I definitely will pay you back. Thank You and God Bless

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	27
Revolving Credit Balance:	$2,149.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.14.2009 Considering $250 investment in your loan. Questions I have are: 1. Position|very brief job description CVT are? 2. $7,167 income is: 1 or 2 wage-earners? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1040 Tax Return. After verification completed both upper-right corner "Credit Review Status" and "Income" shows (*). When loan 100% funded Lending Club can more quickly deposit $ into your bank account. Good luck with your loan's funding and issuing promissory note. Contacts: 8-5 PT M-F General Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527. Note: I invest in selected loans only AFTER I received answers to above questions.	1.) I am an Ultrasound / Echocardiogram / Stress Echocardiogram Technologist. I work for 4 different doctors and CVT (Cardiovascular Technology) is one of the corporation that I work for. 2.) $7, 167 income is 1 wage earner. (Overtime is a must this field) 3.) Rent payment a month is $500. My parents own a big house so I don't need to get myself a place. Plus, its our culture to live as a family. 4.) I have two car loans under my name and one of the car loan is for my sister to pay every month. The monthly payment for the car I drive is $736.00. The auto loan for which my sister is paying every month is $726.00 5.) Credit card payments: $150. Even though the minimum is $10.00 I always pay more. Entertainment: $1,500.00/month. Fuel:$300.00/month. Medical: $150.00/month. Phone: $90.00/month. Utilities: FREE. TOTAL: $2,040.00 6.) I will contact Lending Club for Income verification. Thank you.
Dear Jason. I'm an avid Vegas visitor myself. I know the city pretty well, and consider it one of my favorite places to visit. With that said, my average Las Vegas vacation costs about 1,500 for the duration of one week. If you go with the best hotel, you might be looking @ $2,000. When I see Vegas, and $8000 attached to it, I can't help but wonder - how do you intend to spend the money in Vegas, and how long is your trip. Thanks for your prompt response.	I'm leaving California to Las Vegas this coming Friday and be back on Wednesday. I am staying in Venetian with my girlfriend. The hotel itself if $1,945. $8,000.00 is a fair enough price to stay in Vegas for one week considering tying to impress my girlfriend staying in nice hotel, eat delicious food, hang out at bars and clubs with friends, watch the shows, and gamble. Better to have an extra cash than short cash. I was expecting $5,000 from a family member to pay me back with the money I lend two weeks ago and she called me to tell me that she will definitely pay me next month. Thank you for your time. Jason Rosete
I haven't been to Vegas in a decade or so, but when I was there the food was VERY cheap even in the nicest places, and the drinks were free. The only expensive thing was the gambling. Maybe things have changed since then? Have you been there recently?	I was there 2 years ago and it's expensive! I always bring $5,000-$8,000 with me every time I go there and it seem just enough. I didn't even shop for clothing. Vegas is not fun if you are low in cash. Gambling is fun but I will just probably try the slot machines. I just want my girlfriend to have fun because she needed it! My girlfriend never spend a dime every time we go out. There is big boxing fight in Vegas that will happen this weekend (Mayweather vs Marquez) and I want to be there. I don't really like to bother my friends and family when it comes to borrowing money. If Lending Club unable to loan me the $8,000. I have no choice to borrow money from my parents. My parents own multiple businesses and they will definitely lend me money because I have an excellent relationship with them. I don't want borrow money from my parents as much as possible because I feel embarrass. I'd rather loan money from banks and private institution than borrow money from my parents. I know I will get a lecture from my father before I get the money and I don't want that. Your money is safe with me. I have a stable job because i'm in the medical field were Doctors, Nurses, Radiologist, and Cardiologist depend on my skills which i am confidently very good at it. I know you're investing your hard earned money and I will guarantee you that you will get your money back. I cannot destroy my credit because I wanted to buy a house/condo for my girlfriend someday. Thank you for you time! Jason Rosete
I hope you have a great time. I love Vegas! Not only do I love it, but I know it...well. I have stayed at almost every nice hotel and in some of the best rooms. I am shocked at the price that you are paying, and find it hard to believe. If it is the truth, you are getting ripped off, and wasting money. If you are taking out a loan to live beyond your means to take this trip, maybe you should research the fact that you could pay 1/4th less at a nicer hotel.	I'm staying at the Venetian Bella View and you can actually go to their website to find out the rate yourself. www.venetian.com. I work hard, pay my taxes, I help friends and families, I helped doctors made millions every year. I have to enjoy life while i'm still young. This kind of big spending trip doesn't happen every day or every month but once every two three years. Whatever is left over with the money will go towards the payment of the loan. If I ever get lucky and win a big money in one of the slot machines I will sure payoff the loan. I see it this way, If I go to Vegas i'll spend $5,000-$8,000 and If I go to Europe, it will be more than $8,000. Why go somewhere with little money? A little extra cash is better than having a short cash. A massage alone is $125 per person. The reason I am borrowing money is because this trip is randomly decided 4 days ago. I lend $5,000 to one of my family and she suppose to pay me this week and she called me to tell me that she will pay me next month. I could have used that money to Vegas. Also, I will get my paycheck in two weeks but the trip is this coming Friday.If Lending Club unable to fund me completely I will borrow from my parents. A message to all lenders: I know you don't know me but I will definitely pay this loan back on time. Please fund my loan before Friday 18, 2009. I have never defaulted on any loans or credit cards. My credit score is very important to me because I would like to buy a house/condo someday! Not only that I always change car every two years. I can't afford to have a bad credit! PLEASE HELP! THANK YOU AND GOD BLESS YOU AND OUR AMERICAN ECONOMY! Jason Rosete
So, if you could bottom line it, are you taking out a loan for gambling funds?	The gambling is included in the $8,000 loan. I'm not much of a gambler but I will probably only use $500 to play the slot machines.The rest of the money are for watching the shows, food, drinks, spa and massage, clubs/bars. If there are left over money, I'm sure there will be, it will be use to pay back the loan. I will stay in Vegas for 5 days. $8,000 is a descent amount of money to bring. I will not take out another loan for gambling. Thank for your time. I have a very stable job in the medical field and I will pay back your hard earned money. Thank you and God Bless.
Have fun. I think it is possible to spend a lot (bottle service, getting nickel and dimed poolside, etc); how you spend in Vegas is your business. I'm interested in 3 things: 1. Can you explain the delinquency from 27 months ago. What? Why? How much? How resolved? 2. What are the 2 recent credit inquiries for? 3. i will be looking for the asterisk next to your listing indicating Lending Club is done verifying your income/employment	1. Delinquency from 27 months: The delinquency was from 1998. I have a balance of $10.00 on my Macy's card and during that time my family and I moved from an apartment and forgot to notify Macy's. Three years later, I found out that I was on a collection agency and it showed on my credit report when I was about to buy my first car. I called the collection agency payed it off. Another delinquency; In 2006 my parents asked me to co-sign them on a real estate loan. There were two same incidents that has happened which the real estate loan payment was lost in the mail twice. The amount was $4,500. It was resolved by signing up on automatic payment. My name was removed in the real estate loan in 2007. 2. The recent credit inquiries are for refinancing my auto loan. I was thinking of refinancing or trading it in on a brand new car. When I saw the rate i decided to just wait till i finish paying the car loan. 3. I have contacted Lending Club regarding the income/employment verification. I was told that they will contact me. I'm ready to fax or email my Income Tax/ pay-stub. They haven't even verify my bank yet. Still waiting for it. Thank you and God Bless! Jason Rosete
If you make these kinds of last minute decisions about spending money, what makes you feel confident you won't make a similar rushed decisions in the future that would put your personal finances at risk?	I make good money and I can pay this back. Please read the previous questions and my response from the lenders and you'll find out what really happened. I will not borrow money If I know I can't pay it back. I know I will buy a house/condo for myself in the future so I can't afford to have a bad credit. Thank you for your time.

Member Payment Dependent Notes Series 441999

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
441999	$13,000	$13,000	13.57%	1.00%	September 25, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 441999. Member loan 441999 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	UNISYS	Debt-to-income ratio:	15.01%
Length of employment:	9 years 8 months	Location:	BELTSVILLE, MD

Home town:	Hyderabad
Current & past employers:	UNISYS
Education:	University of Maryland-University College

This borrower member posted the following loan description, which has not been verified:

Dear Lender, I have about 20,000 balance on credit cards at an average rate of 13%; and I am trying to payoff this balance at a faster rate by consolidating and paying more towards the principle. As you can verify I am never late of paymnets, and able to pay the minimum balance on all these cards right now! and my only way out is to payoff as loan. Please help me to get me out of debt. Praveen

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,306.00	Public Records On File:	0
Revolving Line Utilization:	56.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings. Are you aware that this loan will have a rate of 13.57%? Is it worth it for you to take out this loan when you current loans are around 13%?	I wish for the less interest rate; but it is worth that I will payoff this loan in 3 years and by just paying the minimum payments on the current credit card loans is not going to get me to payoff these balances in 3 years. That is the idea. In addition, this loan is based on the simple interest which is better than the Credit Card daily average balance calculation. I hope this information helps, Thanks, Praveen

Member Payment Dependent Notes Series 442000

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442000	$9,000	$9,000	15.31%	1.00%	September 28, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442000. Member loan 442000 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,667 / month
Current employer:	Self-Employeed	Debt-to-income ratio:	6.14%
Length of employment:	8 years 8 months	Location:	Houston, TX

Home town:	Houston
Current & past employers:	Self-Employeed
Education:	South Texas College

This borrower member posted the following loan description, which has not been verified:

Debt Consolidation

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	39
Revolving Credit Balance:	$5,776.00	Public Records On File:	0
Revolving Line Utilization:	77.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 442016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442016	$19,200	$19,200	11.48%	1.00%	September 23, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442016. Member loan 442016 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,083 / month
Current employer:	University of South Florida	Debt-to-income ratio:	17.35%
Length of employment:	5 years 11 months	Location:	Temple Terrace, FL

Home town:	tampa
Current & past employers:	University of South Florida, Nielsen Media Research
Education:	University of South Florida

This borrower member posted the following loan description, which has not been verified:

I am a good payer who did run up credit cards attempting to finish PhD. I am finishing this semester and goal is to pay off expenses that I incurred. I will be getting a raise at work and I have a good credit rating.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,331.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	I did not realize you could do that. Thank you.
Greetings. Your revolving credit reflects a balance of $5.331.00 but you are requesting almost $20,000. Could you please qualify the remaining $15,000? Also, please take a few minutes to verify your income with Lending Club. Lenders feel much more secure when borrower's income is verified! Thanks and good luck!	I don't know why it says 5,331. It is more so that is inaccurate. I just found out about the income verification thing and I will do it as soon as I figure out how.
To contact Lending Club and get your income verified please call (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com to have both your employment and income verified. Lending Club will provide instructions to accomplish verification, i.e., submit either Pay Stubs, or W-2's, or 1099's, or latest Tax Return, etc.? Lenders are more secure investing in borrowers unsecured promissory notes after verification process is completed. Usually takes Lending Club 3, maybe 4, business days after required documents received before loan status changed from "Under Review" to Approved". After loan "Approved" borrower benefits include loan 100% funds faster and loan's proceeds will be deposited more quickly into your bank account.	Yes I did that the other day and they gave me a list of items to fax them. Thank you.

Member Payment Dependent Notes Series 442069

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442069	$12,500	$12,500	12.87%	1.00%	September 28, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442069. Member loan 442069 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Pricewaterhouse Coopers	Debt-to-income ratio:	17.61%
Length of employment:	1 year	Location:	NEW ROCHELLE, NY

Home town:	New Rochelle
Current & past employers:	Pricewaterhouse Coopers, Angelina's of Tuckahoe
Education:	Iona College

This borrower member posted the following loan description, which has not been verified:

Currently have 12,300 in credit card debt that I would like to consolidate into one loan. This will enable me to have a fixed period of time to get out of debt while only paying interest on one principal balance rather then five different credit cards. I have a good credit score and wish to keep it that way, therefore, the commonly advertised debt consolidation programs as seen all over the internet are not practical for me because I am not delinquent, nor will I ever be on any of my debt. Additional information available upon request.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2004	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,441.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $13,441.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Pricewaterhouse Coopers? Do you have a savings account or any other kind of emergency fund?	1) The 13,441 is the correct amount of debt I have. It includes a credit card with no interest for 24 months, therefore, I am not consolidating that balance. The funds that I may receive depending on funding from lending club will be used to pay off my remaining credit card debt, approx 13,300 2) Yes, I have a leased vehicle with 15 months remaining at $395 a month and $10k in student loans, which is $100/month 3) See bottom for analysis of monthly expenses. 4) For Pricewaterhouse Coopers I am an auditor. PwC is hired by public and private companies as independent auditors to come in and perform substantial testing over a companies financial statements, because the financial statements need to be provided to the public if its an SEC client, or to banks for private clients in order to maintain their debt agreements. Audited Financial statements are generally required by law, therefore, although the feild is slightly affected by the economy its not too bad. My job is secure. I was an accounting major in school and on the way to becoming a CPA, as I have sat for 2 of the 4 parts of the exam. 4) Yes, I have a savings accounts with $1300 in it, with it mostly precautionary money. 5) See below for monthly expense analysis: Income=3300 after taxes Expenses= Car=395 Car Insurance=200 student loans=100 Interest free card=50 loan If I get it=420 Total expenses=1165 Income after expenses=2135 to use for recreation, as well as savings. Note***I will be sending more into this loan each month then the minimun monthly payment of $420. Regards, Jason
How much does your rent, utilities, cell, & internet total? Would that total also come off of the "Income after expenses=2135 to use for recreation, as well as savings."? Or were those monthly expenses already deducted b4 arriving at the "$2135 left over to use for recreation & savings"? Thanks!	Hi, thank you for your questions. My cell phone is a corporate phone which is covered by my job, PwC. My rent is generally, 'free' because I live at home with my sister and our mortgage is covered by 2 tenants we have at the house. However, I do help contribute to house repairs, which can vary depending on the month. To place it safe I try to give my sister to hold between 200-300 a month as a safety measure. Internet is also fee because I hook up to my neighbor's wireless. = ). Utilities are approx about $90 dollars a month, split between my sister and I, so about $45. So to answer your question, the $2135 does not include every singly bill I have, but it any bill I did not cover within these last two explanations is fairly immaterial. The $2135 covers recreation, spending, saving, gas, etc... All of the bills which are not at a fixed amount if that helps. Please let me know if I can clarify this further Jason

Member Payment Dependent Notes Series 442128

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442128	$6,000	$6,000	12.87%	1.00%	September 23, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442128. Member loan 442128 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,417 / month
Current employer:	State of California	Debt-to-income ratio:	10.51%
Length of employment:	8 years	Location:	SACRAMENTO, CA

Home town:	Salinas
Current & past employers:	State of California
Education:	Sacramento City College

This borrower member posted the following loan description, which has not been verified:

This personal loan will be used to better manage my current debt which totals about $17,500. My monthly interest expenses will be lessened and I will be able to contribute more money to savings. I am a reposonsible candidate for this loan. I have been employed with the State of California for more than eight years. I have consistently paid all of my accounts each month.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	23
Revolving Credit Balance:	$1,980.00	Public Records On File:	0
Revolving Line Utilization:	46.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 442144

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442144	$10,500	$10,500	16.00%	1.00%	September 23, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442144. Member loan 442144 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	Fross & Fross Financial, LLC	Debt-to-income ratio:	17.80%
Length of employment:	2 years 6 months	Location:	OCALA, FL

Home town:	Ocala
Current & past employers:	Fross & Fross Financial, LLC, Cebert Wealth Management Group, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am extremely debt conscious, and pay all my debts on time. I am simply tired of so many credit card minimums with varying rates and would like to consolidate them. I am also aware this will improve my credit score.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$42,530.00	Public Records On File:	0
Revolving Line Utilization:	84.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.15.2009 Considering $250 investment in your loan. Questions I have are: 1. Position and very brief job description Fross & Fross Financial are? 2. $7,833 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1040 Tax Return. After verification completed both upper-right corner "Credit Review Status" and "Income" shows (*). When loan 100% funded Lending Club can more quickly deposit $ into your bank account. Good luck with your loan's funding and issuing promissory note. Contacts: 8-5 PT M-F General Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527. Note: I invest in loans only AFTER I received answers to above questions.	Thank you for your interest in my loan request. Here are my answers to your questions: 1. Position and very brief job description Fross & Fross Financial are? I am the company Vice President. I oversee all general operations, marketing, regulatory compliance, AR, AP, HR, etc. 2. $7,833 income is: 1 or 2 wage-earners? 1 wage-earner ??? me. 3. Mortgage payment per month is: $850.00 4. Car payment(s) per month is $395 Car 1 & $550.00 Car 2. Total $945.00 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month total approx $1,500.00 to $2,000.00 per month. Thank you for the suggestion that I verify my income. This is my first time using this service, and I wasn???t aware I could do that myself. I will fax them a paystub right away. Thanks again, Robert Sofia
You are a vice president for a financial partnership, and you have almost $43,000 in credit card debt. I think that under those circumstances, we lenders are entitled to know a little more about how/why you got into this fix and how (other than this loan) you plan to get out.	I am afraid that is incorrect. I only have 10,500.00 in credit card debt - the exact amount I am requesting to be loaned.I can see why you would ask that, were it true, but the only debt I have is for my house, 2 cars, and a few credit cards. I am simply trying to consolidate them to improve my credit rating and get a better rate. Thanks for asking though.
Are you aware that lenders see a $42,530 "revolving credit balance?" That apparently could include 2 car loans and HELC, but I would still ask the question.	Thank you for bringing that to my attention. It is apparently due to my second mortgage (HELOC) which I used to remodel my home back in the heyday of the housing boom. If only I'd known that investment wasn't going to pay off. Anyway... thanks for bringing it to my attention. I hope I answered your question. I really had no idea that was perceived as revolving debt. At least I only pay prime+1% on that loan. It's the cheapest debt I have.

Member Payment Dependent Notes Series 442145

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442145	$20,000	$20,000	11.14%	1.00%	September 23, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442145. Member loan 442145 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	St Francis Hospital and Medical Center	Debt-to-income ratio:	21.69%
Length of employment:	20 years	Location:	Andover, CT

Home town:	Hartford
Current & past employers:	St Francis Hospital and Medical Center
Education:	Northeastern University, University of Connecticut

This borrower member posted the following loan description, which has not been verified:

My husband and I would like to consolidate debt of five credit cards and pay over 4 years.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1982	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$67,969.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi there, and good luck on funding your loan, Would you kindly explain the $67,000 revolving credit? How will this new loan be used?	Type your answer here. We sent our son to a good school and put family/charities first, figuring we'd pay it off later. Now it's time, and we are dedicated to this debt revolving only downward.

Member Payment Dependent Notes Series 442205

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442205	$6,200	$6,200	19.82%	1.00%	September 25, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442205. Member loan 442205 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	Securitas Security	Debt-to-income ratio:	0.00%
Length of employment:	1 year 10 months	Location:	Miami Gardens, FL

Home town:	Miami Gardens
Current & past employers:	Securitas Security, Bryant Security
Education:	Miami Lakes Educational Center

This borrower member posted the following loan description, which has not been verified:

Business Credit is the driving force for this loan! I plan to deposit $6,000 into a safe and secured certificate of deposit (CD) at an FDIC local bank, borrow against it, to build credit with the bank so that I can get an large loan, purchase collateral, equipment and use strategic marketing to take my future business to the next level. My ultimate goal is to build a long-term relationship with my local banks so that my stockholders can yield a safe return. I am a good candidate for this loan because I have a well-established credit record, numerous revolving credit lines, I am dependable and reliable, and self-motivated and a record of paying on time. Thank you for your time and consideration

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	80
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You barely make minimum wage. You are trying to borrow money at almost 20% to invest in a CD at (generously) 2%. Then, to establish credit, borrow it back again at perhaps 6%, reinvest at 2%, etc. Is all of this correct?	I make more than minimum wage in my state. Yes you are right about what I'm trying to do, which is borrow against a business CD, once I have a track record of timely payments the bank will extend to my business larger loans amount, which is my ultimate goal. If this doesn't help remember this, "You have to craw before you can walk", I'm just trying to establish myself with banks so that future money request looks better i my favor
Your loan request is interesting, I had a few questions though. How much do you plan on borrowing against the CD you take out? What do you plan on doing with the money you borrow? Could you explain the Public Record on File 80 months ago?	I plan on borrowing against half so the banks can see that I can handle a large amount with timely payments. What I plan on doing with the money is purchasing business equipment that I need to get things really going. The Public Record that you see which should have been taking off months ago is an foreclosure
Thanks for your answers to my previous questions. I had a couple more. How much are you total out of pocket monthly living expenses (rent, food, phone, utilities, cable/internet, insurance, car payment)? Have you been renting since the foreclosure? It also would be very helpful if you verified your income with Lending Club. Good luck with your loan, and with your future plans. Thanks.	No Problem you can ask as many questions as you want, the foreclosure was an investment property that went bad because of 9/11, I'm still at home and here are my monthly expenses: food $ 80 cell phone $59 cable/internet/rent $300 car insurance $141 car payment $212 car extended warranty $71 Total $863
What Business equipment do you want to purchase?	The loan is for more than just business equipment, one buiness equipment we want to purchase is an office workstation

Member Payment Dependent Notes Series 442206

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442206	$10,000	$10,000	13.57%	1.00%	September 25, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442206. Member loan 442206 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	STOLL AMERICA	Debt-to-income ratio:	7.30%
Length of employment:	13 years	Location:	GARDEN CITY, NY

Home town:	EAST WILLISTON
Current & past employers:	STOLL AMERICA, IDEXX LABORATORIES
Education:	HOFSTRA

This borrower member posted the following loan description, which has not been verified:

I'm looking to payoff credit card debt at a better interest rate than I currently have. I tried to negotiate with the banks, but they have been very rigid. Many banks have been setting new terms so I chose to close those accounts and pay them off. This is why my credit report shows not too much available credit compared to credit limit. This is keeping my credit score in the 600's. My budget is very reasonable as I now live in my mother's house (my father recently passed away so I am there to take care of her). My monthly expenses are low because of this. I am single with no children. You will see that I am never late with payments as my accounts are all current. My goal is to payoff these debts quicker and a loan at a lower interest rate would accomplish this. I am a very good investment for you due to these factors. In addition, I would prefer to pay interest to you rather than the money hungry banks which caused these higher rates in the first place!

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,749.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 442216

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442216	$20,000	$20,000	17.74%	1.00%	September 28, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442216. Member loan 442216 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,117 / month
Current employer:	Wachovia Corp.	Debt-to-income ratio:	14.06%
Length of employment:	2 years 1 month	Location:	Meriden, CT

Home town:
Current & past employers:	Wachovia Corp., Wells Fargo
Education:	Albertus Magnus College

This borrower member posted the following loan description, which has not been verified:

Hello! I am employed full time, attend school full time in pursuit of my BA (only 9 more months to go!), and I live with my hubby & 2 year old son. My hubby was laid off from his job in October 2008, and (thankfully) joined the ranks of the employed again this past April, but it took a toll on our finances. I'm hoping to get our loan approved so that we can consolidate our bills into one payment with a fixed payment schedule.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	28	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	59
Revolving Credit Balance:	$55,912.00	Public Records On File:	0
Revolving Line Utilization:	68.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your husband do?	My husband is a personal lines property & casualty insurance agent for a well established, family run agency. He is paid a salary & is not on commission. He earns bonuses for performance, not sales.
09.15.2009 Considering $250 investment in your loan. Questions I have are: 1. Position and very brief job description Wachovia are? 2. $6,117 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1040 Tax Return. After verification completed both upper-right corner "Credit Review Status" and "Income" shows (*). When loan 100% funded Lending Club can more quickly deposit $ into your bank account. Good luck with your loan's funding and issuing promissory note. Contacts: 8-5 PT M-F General Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527. Note: I invest in loans only AFTER I received answers to above questions.	1: I am a Trust Advisor. I oversee the fiduciary duties for personal trust accounts. 2: The monthly income listed is for my salary alone. I did not include my husband's salary of $30,000 per year. 3: Mortgage payment is $1376 per month. 4: Cars are owned - no lienholders. 5: sum total of monthly expenses roughly $2000-$2500.
What does your Revolving Credit Balance of $55,912.00 consist of?	Approximately $23,000 home equity line of credit, $10,000 AMEX, $3,000 each Chase & Discover credit cards. Also included in that total is $17,000 MBNA credit card which I am an authorized user (the card is in my husband's name).
Are you still using your credit cards? Please explain the delinquency 59 months ago? Thank you in advance for your answers	The AMEX card is used but amount charged is paid in full at the end of the billing cycle. Delinquency 59 months ago was from a credit card I thought was paid off, only to discover there was unaccrued interest that carried over. I paid it off as soon as I discovered it.
Hi, Can you tell me what the interest rates are on the HELOC, Amex, Chase, Discover & MBNA balances? How long have you owned your home and do you still have equity? Thanks, look forward to helping	HELOC is 2.75%, AMEX 19%, Chase 20%, Discover 19% & MBNA 13.9%. We've owned our home for 10 years. We currently have no equity available due to the downturn of the housing market, as well as using the equity we did have to get the HELOC to use for home improvements (new windows, doors, roof, chimney & kitchen appliances).
Roughly how much is still owed on the HELOC?	Current balance on the HELOC is $25,700.
Your current monthly expenses are abt. $2500 per month. After consolidating your debts and adding in the additional new loan pmt of $720, what will be your new total for monthly expenses?	Expenses will be approximately $3000 per month - still manageable. The lower interest rate, fixed payment and terms of this loan make it much easier to accomplish paying off a significant chunk of debt in a fixed amount of time.

Member Payment Dependent Notes Series 442247

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442247	$11,000	$11,000	8.94%	1.00%	September 24, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442247. Member loan 442247 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	n/a	Debt-to-income ratio:	23.18%
Length of employment:	2 years 4 months	Location:	Shepherdsville, KY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

I am trying to pay off my credit card debt with a consolidation loan. However, I do not have anything to use for collateral.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	62	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,557.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Your application lists n/a for employer. Are you currently employed and if so by who? Regards; Art	Yes. I have been employed with the same company for 2 years and a few months. This was my first time on the lending club and am uncomfortable posting my employer.
Which debts are you consolidating and what rates are they charging you?	I am consolidating 2 credit cards. One has a 25% interest rate and the other has an 11% interest rate.

Member Payment Dependent Notes Series 442271

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442271	$18,000	$18,000	17.04%	1.00%	September 28, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442271. Member loan 442271 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,167 / month
Current employer:	Coosa Country Club	Debt-to-income ratio:	6.81%
Length of employment:	1 year	Location:	Rome, GA

Home town:	Vicksburg
Current & past employers:	Coosa Country Club, Antoine's restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

I have a very secure well paying job, but my wife and I feel as if we are drowning in debt. We are on time with all of our payments, but feel like we are not moving forward or gaining any momentum on clearing our debt. We are good ,honest,responsible individuals who just can seem to get any help in the matter. I had my own business for 11 years, and when I closed it 8 years ago I had to declare chapter 13 bankruptcy. I made payments of 1500 dollars a month for five years and paid off my debt. I know that admitting this may hurt my chances at getting a loan, but I don't want anything for free or that I have not earned and take full responsibility for my debts, and just want to find a reasonable way to pay them off and not feel like I am losing my mind trying to get out of debt. Most of the debt was accumulated in a job relocation to a area where the cost of living handed us a shovel to dig the hole we now stand in. Any help would be greatly appreciated and paid back in a timely manner. Thank you for your time.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,418.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
We can only see 4.5k in debt. What other obligations do you carry and at what interest rate? Is your income 1 or 2 salaries? Do you carry health insurance? Tell us a little about your job. Good luck on your loan! I'm looking forward to help!	Some of the debt is my wife's, and then there is a loan from a previous employer who helped me relocate, but then because he did not keep his promises, I found different employment and he is making me repay him. My income is my own, I do have a good health insurance policy and life insurance policy through my employment.the debt is mostly at 20% interest and above credit cards. I am an executive chef of a country club that is 100 years old,and has 800+ members. The job is very secure as I have helped turn around their food and beverage operation. I received a raise this summer after only 6 months of service. I appreciate your consideration and time. If you would like more information just let me know. Thankyou for your time.
09.15.2009 Considering $250 investment in your loan. Questions I have are: 1. Position and very brief job description Coosa Country Clun are? 2. $7,167 income is: 1 or 2 wage-earners? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1040 Tax Return. After verification completed both upper-right corner "Credit Review Status" and "Income" shows (*). When loan 100% funded Lending Club can more quickly deposit $ into your bank account. Good luck with your loan's funding and issuing promissory note. Contacts: 8-5 PT M-F General Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527. Note: I invest in loans only AFTER I received answers to above questions.	1. Position and very brief job description Coosa Country Club are? I am the executive chef of a club that is celebrating their 100th year and has over 800 members. I am responsible for all back of the house food operations as well as labor, food cost, and budgeting for upcoming year. In my first 6 months on the job I received a raise, and have gotten all praise in the job I am doing. 2. $7,167 income is: 1 wage-earner 3. Rent payment per month is $950.00 4. Car payment(s) per month is $530.00 for two cars 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $1800 5.) I took your advice and am getting them a pay stub right away. Right now,between credit cards and a loan from a previous employer(the debt I am trying to clean up) I pay $940.00 dollars a month.This makes me sure that I can pay the monthly payment for this loan and still have some breathing room, if I am blessed enough to get the loan. Thank you for your time and consideration. Matthew

Member Payment Dependent Notes Series 442326

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442326	$11,700	$11,700	13.57%	1.00%	September 24, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442326. Member loan 442326 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,633 / month
Current employer:	Black Hills Federal Credit Union	Debt-to-income ratio:	22.66%
Length of employment:	2 years 4 months	Location:	Rapid City, SD

Home town:	Sioux Falls
Current & past employers:	Black Hills Federal Credit Union, Citigroup Inc.
Education:	CUNY Bernard M Baruch College

This borrower member posted the following loan description, which has not been verified:

My husband was recently injured, shattering his wrist which required surgery. As an electrician and small business owner, he was out of work for a short time. One month after his accident, our 13-month old son was hospitalized with pneumonia. I am happy to say my husband is back to work full-time, and my son is fully recovered. However, we drained our savings and have additional credit card debt as well as several medical bills. I have never been late on a payment, and work in the financial services industry. I take my credit very seriously and just need help getting out of this current rut. I would be happy to answer any questions and hope you are able to assist. Thank you.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	61	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,677.00	Public Records On File:	0
Revolving Line Utilization:	45.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.15.2009 Considering $250 investment in your loan. Questions I have are: 1. Position and very brief job description Black Hills FCU are? 2. $4,633 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1040 Tax Return. After verification completed both upper-right corner "Credit Review Status" and "Income" shows (*). When loan 100% funded Lending Club can more quickly deposit $ into your bank account. Good luck with your loan's funding and issuing promissory note. Contacts: 8-5 PT M-F General Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527. Note: I invest in loans only AFTER I received answers to above questions.	Hello... I am the Accounting Manager/Controller for BHFCU. I manage the accounting department which consists of 8 employees overseeing over $800 million in assets. The $4,633 income is mine only. I did not include my husband's income. His is approximately $2,800 per month. Working for a CU, I have fabulous terms on my mortgage and pay $1,250 per month, but this includes extra principal payments that are automatically withdrawn from my account. Our current LTV on our mortgage is approximately 87%. Our vehicles are paid in full. We own two vehicles and a camper without any debt on them. Monthly payments are approximately $1,200 excluding mortgage. This loan would allow me to reduce my monthly payments and shorten the term for payoff. I will get paystubs to Lending Club today. I hope this answers your questions. Feel free to inquire further. Thank you.

Member Payment Dependent Notes Series 442355

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442355	$5,000	$5,000	12.53%	1.00%	September 23, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442355. Member loan 442355 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,300 / month
Current employer:	IBM	Debt-to-income ratio:	2.97%
Length of employment:	2 years 1 month	Location:	Albuquerque, NM

Home town:	Niagara Falls
Current & past employers:	IBM, Best Buy Co. Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I plan to use this loan to consolidate high interest credit cards.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	63
Revolving Credit Balance:	$3,869.00	Public Records On File:	0
Revolving Line Utilization:	26.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 442368

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442368	$15,000	$15,000	11.48%	1.00%	September 23, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442368. Member loan 442368 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	David Lerner Associates	Debt-to-income ratio:	10.32%
Length of employment:	2 years	Location:	LEVITTOWN, NY

Home town:	Queens
Current & past employers:	David Lerner Associates
Education:	Nassau Community College

This borrower member posted the following loan description, which has not been verified:

I'm applying for this loan because it's difficult to maintain several different accounts. I feel this loan will help to consolidate my bills, organize my debt, and pay it off in a timely manner.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,274.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
May I ask your profession, and do you consider your job stable? Thank you.	I am a broker's assistant at David Lerner Associates. I graduated from college roughly a year ago, and I've chosen this as my career. (I do plan to be a broker) I am a very hard worker, always searching for a way to further my career, and I plan to be with this company for years to come. Yes, I definitely consider my job stable. I'd like to add that a big portion of this debt is due to college expenses that I was unable to pay while I was still enrolled in school. Thank you for youe consideration.

Member Payment Dependent Notes Series 442381

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442381	$20,000	$20,000	14.26%	1.00%	September 28, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442381. Member loan 442381 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	GBH CPAs	Debt-to-income ratio:	13.68%
Length of employment:	2 years	Location:	The Woodlands, TX

Home town:	Coleman
Current & past employers:	GBH CPAs, Malone & Bailey, PC
Education:	Sam Houston State University, Angelo State University, Stephen F Austin State University

This borrower member posted the following loan description, which has not been verified:

In April several of the credit card companies that I have balances on raised my interest rates up between 4-6%. I called all of the companies and they said the rate increase was due to the upcoming credit legislation that would put restriction on future rate hikes. I am now paying as much as 24% on some of my credit cards. While I can easily make the monthly payment the portion that is being applied to the balance has been greatly reduced with the increase in the rate. I would like to pay off some of these high rate credit cards with a lower rate loan. I work as an accountant for a public accounting firm and have been employed at my position for 3 years. I would like to be out of consumer debt in the next 3 years and by paying lower interest rates I can easily meet this goal.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,561.00	Public Records On File:	0
Revolving Line Utilization:	80.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.15.2009 Considering $250 investment in your loan. Questions I have are: 1. $58,833 income is: 1 or 2 wage-earners? 2. Mortgage payment per month is $_____? 3. Car payment(s) per month is $_____? 4. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1040 Tax Return. After verification completed both upper-right corner "Credit Review Status" and "Income" shows (*). When loan 100% funded Lending Club can more quickly deposit $ into your bank account. Good luck with your loan's funding and issuing promissory note. Contacts: 8-5 PT M-F General Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527. Note: I invest in loans only AFTER I received answers to above questions.	1) 1 wage earner - Monthly wages are approx $5,833. I receive overtime pay ontop of my salary but have only listed my salary as overtime is not predictable. 2) Mortgage is $1150 per month 3) No car payment 4) Total payments and expenses per month approx $2,000. I also tithe 10% to my church and try and save $200 in savings. 5) Will contact Lending Club for verification process.

Member Payment Dependent Notes Series 442405

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442405	$20,000	$20,000	11.83%	1.00%	September 24, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442405. Member loan 442405 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Marriott International Inc.	Debt-to-income ratio:	9.11%
Length of employment:	10 years 2 months	Location:	ALEXANDRIA, VA

Home town:
Current & past employers:	Marriott International Inc.
Education:	Florida Gulf Coast University LCOB, University of Maryland-University College

This borrower member posted the following loan description, which has not been verified:

I want to consolidate my credit card debt into a single, fixed monthly payment at which time I will close out all but one of my credit cards. I am a good candidate because I have been with the same employer for over 10 years, and I have a substantial 401K that I really don't want to touch, but if an emergency did come up, I could tap that to cover this loan.

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,091.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your monthly expenses with respect to your gross income? Thanks.	Thank you for taking the time to review my loan request. To answer your question... After all withholdings (i.e. max 401K contribution, health, dental, taxes) my net monthly income is $3400. The breakdown of my monthly expenses are as follows: - Mortgage $1400 - HOA $169 - Utilities Approximately $325 - Gas Approximately $160 - Groceries $300 - Rx $48 - Savings $300+/- This does not include the $657/mo that I'm currently paying in minimum monthly credit card payments, which is approximately what the LC loan monthly payment would be. Recent dental work and textbooks (I'm attending graduate school in addition to working full-time) have zapped my savings, so I'd like to build up an emergency fund with what remains each month. Some additional items that I hope you will look favorably on: - I have no car payment. My vehicle is nine years old, but I anticipate being able to get at least 2-3 more years out of it. - As I stated in my loan description, I'm going to close all of my credit cards, except one, which will be available for the proverbial emergency and to maintain a credit rating. - I pack my lunch every day and make my morning cup of coffee at home :) - In addition to decluttering my finances, I'm decluttering my home. First stop, eBay. I have several items listed for sale. All proceeds after fees will go toward paying down debt. - I anticipate getting an increase in March. My goal is to put that and subsequent merit increases toward paying my LC loan off early. - And finally...engage in reciprocity. Once my finances are in order, I would like to help others by becoming a LC investor. Thanks to all who have already lended or are thinking about it. I will be forever grateful.
What do you do at Marriott?	I have worked in Corporate Risk Management for the last eight years. Prior to that, I was in Information Resources as an analyst. Upon completing my MBA in 2011, I would like to move to Risk Managment Finance.
Also your loan will be alot more appealing if you verified your income. Pls call lending club to find out how.	Yes, I have reached out to credit@lendingclub.com to initiate the employment and income verification process. Just waiting to hear back from them. Thanks!

Member Payment Dependent Notes Series 442421

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442421	$8,000	$8,000	11.48%	1.00%	September 28, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442421. Member loan 442421 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	ny presbyterian hospital	Debt-to-income ratio:	2.90%
Length of employment:	12 years 4 months	Location:	BROOKLYN, NY

Home town:	st.michael
Current & past employers:	ny presbyterian hospital, warren tempt
Education:

This borrower member posted the following loan description, which has not been verified:

in intend to use the money to pay off in full 7 accounts and purchase new furniture. i think i am a good candidate because i paid my bills on time,never late or miss a payment and i have a full time job for the past 12 years.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,980.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do in the hospital? Your loan would be alot more appealing if you verified your income. Pls contact lending club to find out how.	Type your answer here. i am a house keeper.
I Am interested investing Questions are: 1. Position and brief job description. 2. $ income: 1 or 2 wage-earners? 3. Rent payment per month $_____? 4. Car payment(s) per month $_____? 5. Expenses (cc payments, entertainment, food, fuel, medical, phone, utilities) $_____ ? (Grand total.) Investors more confident when borrowers employment|income verified; borrowers benefit is loan funds faster. Employment|income verification conducted by Lending Club, Sunnyvale, CA office; submit either Pay Stub, W-2, 1099, or 1040 Tax Return. After completed upper-right corner "Credit Review Status" shows asterisk (*). When loan fully-funded LC can quickly deposit $ into your bank account. Contacts: 8-5 PT M-F support@lendingclub.com |Person: (866) 754-4094|Fax: (408) 524-1527. Thanks for reply. Good luck loan's 100% funding.	Type your answer here. rent is700 mothly..no car payment..food,utilities, phone and entertainment 400..job title,,housekeeping,cleaning patient rooms,removing trash,tranporting supplies plus..income 36000per year.

Member Payment Dependent Notes Series 442492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442492	$6,000	$6,000	12.87%	1.00%	September 28, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442492. Member loan 442492 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Oxnard Auto Brokers	Debt-to-income ratio:	6.30%
Length of employment:	3 years	Location:	Oxnard, CA

Home town:	Oxnard
Current & past employers:	Oxnard Auto Brokers, Smart Choice Auto Sales
Education:	Oxnard College

This borrower member posted the following loan description, which has not been verified:

To pay off Chase Visa Card. They just change my interest rate from 7.99 to 21.24 APR

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1981	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	22
Revolving Credit Balance:	$9,339.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
can you explain the delinquency 22 months ago? what? why? how much? how resolved?	It was an interest charged before, in between or after the last payment was done.

Member Payment Dependent Notes Series 442500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442500	$15,000	$15,000	11.48%	1.00%	September 24, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442500. Member loan 442500 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	GRAVES CONSTRUCTION/COASTAL ABSENTEE SERVICES	Debt-to-income ratio:	10.10%
Length of employment:	4 years 3 months	Location:	BLUFFTON, SC

Home town:	Charleston
Current & past employers:	GRAVES CONSTRUCTION/COASTAL ABSENTEE SERVICES, PRUITT CORP.
Education:	Trident Technical College

This borrower member posted the following loan description, which has not been verified:

I have never missed a credit card payment in my life and feel like I am in a hole. I have a credit card with Bank of America, Chase and American Express, I have cancelled AE and will cancel my Chase if some one will help. This is the first time I have asked for help and I am not enjoying it. But I realize I lived outside of my means and need to fix this. Thanks

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$73,366.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
May I ask your profession? Thank you.	My profession is a project manager at a local construction company based on Hilton Head Island SC. The company just celebrated fifty years in business. I am also a Licensed 200ton Master merchant mariner.
Could you please give us a breakdown of the 73K in revolving debt?	I belive 45000.00 of the 73k is a line of equity from my house.
Please verify your income and with LendingClub. It confirms your ability to repay your loan especially given 73k in a revolving credit line of which 45,267 is used. Also, could you please give a breakdown of your monthly expenses?	My income is stated on my application form, my monthly expenses are 1700.00mortage,utitlites 400.00, insurance and taxes 400.00, 500.00 in cc payments and the rest normally goes to living expenses. I also buy grocery is my household which cost around 300.00 month. The rest I try to save or help my wife with household expenses.

Member Payment Dependent Notes Series 442512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442512	$15,000	$15,000	16.35%	1.00%	September 28, 2009	September 28, 2012	September 28, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442512. Member loan 442512 was requested on September 14, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	ISO New England Inc	Debt-to-income ratio:	16.66%
Length of employment:	6 years 9 months	Location:	Springfield, MA

Home town:	Springfield
Current & past employers:	ISO New England Inc, McDonalds, Six Flags (previously Riverside)
Education:	Western New England College, Springfield Technical Community College

This borrower member posted the following loan description, which has not been verified:

I'm looking to rid myself and my family of Credit Card debt accrued because of the unfortunate and unexpected termination of my spouse's job during her pregnancy (for unjustifiable reasons) just over a year and a half ago. I'm very reliable on making timely payments and have excellent pay history with the credit card companies. I've a solid working history -> 6+ years as an engineer with my current employer. Obtaining a loan would provide two things for us: 1. Lower interest rate equating to more cash flow 2. Reduced credit debt equating to increased and improved credit score 3. Get us back on the path of obtaining our goals - one being the ownership of our own home

A credit bureau reported the following information about this borrower member on September 14, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	58
Revolving Credit Balance:	$29,319.00	Public Records On File:	0
Revolving Line Utilization:	61.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
First, all the best to you and yours! Is your wife working again? If so, are you reporting both incomes? Also, does the appx 30k in debt account for all of the debt you and your wife currently have?	My wife is working part-time. The income provided is based solely on my income. I have one car loan and student loan, both of which will be paid for in within 8 years and have low interest rates. My wife's miniscule credit card debt is being paid by her.
09.15.2009 Considering $250 investment in your loan. Questions I have are: 1. Position and very brief job description ISO New England are? 2. $5,833 income is: 1 or 2 wage-earners? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC pmts, entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ? (One summary total of all expenses listed in item 5.) Investors are more confident investing in loans when borrower employment|income verified; borrower benefit is loan funds much faster. Lending Club, Sunnyvale, CA office does verification; submit to them either Pay Stub, or 2008 W-2, 1099, or, if self-employed, 1040 Tax Return. After verification completed both upper-right corner "Credit Review Status" and "Income" shows (*). When loan 100% funded Lending Club can more quickly deposit $ into your bank account. Good luck with your loan's funding and issuing promissory note. Contacts: 8-5 PT M-F General Support: support@lendingclub.com |Live Person: (866) 754-4094|Fax: (408) 524-1527. Note: I invest in loans only AFTER I received answers to above questions.	1. Engineer in Transmission Planning - various responsibilities involving technical lead in planning transmission infrastructure and generation interconnections in New England, Secretary of Technical Task Force, and support roles in New England electric wholesale markets 2. 1 wage-earner 3. My half is $300 4. $451 Thanks for the additional information. I wasn't aware of needing to submit a W-2 or pay stub. 5. $2080 (including rent and car loan)

Member Payment Dependent Notes Series 442661

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442661	$17,000	$17,000	12.18%	1.00%	September 24, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442661. Member loan 442661 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,292 / month
Current employer:	Ga Dept of Revenue	Debt-to-income ratio:	15.80%
Length of employment:	25 years 6 months	Location:	WINDER, GA

Home town:
Current & past employers:	Ga Dept of Revenue
Education:	Gainesville State College

This borrower member posted the following loan description, which has not been verified:

I am seeking a fixed term loan to pay off credit card debt. I need a fixed term of 4 yes if possible and interest not to exceed 14%. I plan to close credit card accounts and pay myself out of debt.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,441.00	Public Records On File:	0
Revolving Line Utilization:	80.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 442713

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442713	$2,275	$2,275	16.00%	1.00%	September 23, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442713. Member loan 442713 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Beth Israel Hospital	Debt-to-income ratio:	24.60%
Length of employment:	16 years 2 months	Location:	White Plains, NY

Home town:	New York
Current & past employers:	Beth Israel Hospital
Education:	CMC Medical Center

This borrower member posted the following loan description, which has not been verified:

I have some unexpected expenses some immediate and others which can wait, but want to clear with a low interest rate loan. I am expecting a year end bonus of 3K net, but won't receive that until 2010. I could use my current credit card but don't want to incur the high interest rate charge. Silly, APR on charged items is 12.9 but if you need cash..22.9.. I have pretty good credit, a great income, (Nurse Manager RN) never missed a payment, never late, own a house with 300k equity...so not too much a risk here...

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	27	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,070.00	Public Records On File:	0
Revolving Line Utilization:	44.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your current position and give a brief job description? Who was your prior employer and for how long? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize your CC payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ?	Type your answer here. Good questions I don't mind answering, but don't want to post detailed personal information all over the lending club site. To give you an idea... I am a Nurse Manager at BI Medical in NY. First and only job, but have held various positions over the my 18 year tenure. The stated income is mine alone. I share expenses with others in the household, my mortgage is between 1500 - 1700 a month, car 350- 450, CC's about $1000 and I always pay far more than minimum's, then there are real estate taxes and insurances...

Member Payment Dependent Notes Series 442716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442716	$8,000	$8,000	13.92%	1.00%	September 28, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442716. Member loan 442716 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,042 / month
Current employer:	self employed commercial property	Debt-to-income ratio:	7.33%
Length of employment:	12 years	Location:	pompano, FL

Home town:	Waterbury
Current & past employers:	self employed commercial property
Education:	mattatuck community college

This borrower member posted the following loan description, which has not been verified:

I also have a home improvement project on my commercial income property.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$49,084.00	Public Records On File:	0
Revolving Line Utilization:	98.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 442767

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442767	$11,300	$11,300	13.22%	1.00%	September 24, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442767. Member loan 442767 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,491 / month
Current employer:	AM Skier	Debt-to-income ratio:	19.05%
Length of employment:	8 years	Location:	NARROWSBURG, NY

Home town:	Newburgh
Current & past employers:	AM Skier, Frontier Insurance Company
Education:

This borrower member posted the following loan description, which has not been verified:

I have been employed for 8 years full time for AM Skier Agency and part time for 4 years at a Deli in Barryville, NY

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,720.00	Public Records On File:	0
Revolving Line Utilization:	94.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your current position and give a brief job description? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person? 3. Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. CC payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month $_____ ?	1. Current position is Underwriter for a insurance agency. In my position I write insurance for children's camps. 2. Stated income is 1 wage earner. 3. No rent just utilities. 4. No car payment. 5. CC payments are $689.00. 6. Utilities per month are $255.00.

Member Payment Dependent Notes Series 442791

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442791	$19,000	$19,000	11.83%	1.00%	September 23, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442791. Member loan 442791 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	n/a	Debt-to-income ratio:	10.93%
Length of employment:	n/a	Location:	BOCA RATON, FL

Home town:	Los Angeles
Current & past employers:	Med Partners
Education:	University of Louisville

This borrower member posted the following loan description, which has not been verified:

I will use the money to pay off credit cards that are at a higher rate and to make one monthly payment. I always pay my creditors in a timely fashion as my past credit will show.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$79,062.00	Public Records On File:	0
Revolving Line Utilization:	50.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you please explain the income of $16,667 / month - but no employer? Thank you in advance for your answer.	No problem, I am a stay at home mom with my two children, the income is from my husband.
If the loan is to be repaid with the family income (husband in this case) then you probably wanted to put down his employer and length of employement because investors are trying to determine if you have stable source of income to pay off the loan. From what I have seen I'm not sure if you can now add that information, but you can add it now as a reply to this message to make investors more confortable with funding your loan. Thanks.	My husband is employed with Ameriprise and has been with the company for 12 years. Thank you.

Member Payment Dependent Notes Series 442801

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442801	$16,000	$16,000	13.92%	1.00%	September 28, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442801. Member loan 442801 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	City of Reno	Debt-to-income ratio:	15.83%
Length of employment:	2 years 7 months	Location:	RENO, NV

Home town:	Reno
Current & past employers:	City of Reno, Grand Sierra Resort, Best Buy Co. Inc.
Education:	University of Nevada-Reno, Truckee Meadows Community College

This borrower member posted the following loan description, which has not been verified:

Hi there! This loan application was initially approved through LendingTree, and I will be using it to consolidate some of the more predatory interest rates from credit cards. I am fully capable of paying this amount every month, as I have been paying upwards of $800 every month due the aforementioned high interest rates. I have attempted to work with these companies individually to negotiate more fair rates due to my tenure with their companies, but they have thus far proven to be unwilling. That said, I would be more than happy to bring my money to an organization/lender who appreciates it and who may understand that this is a network of people, who can help one another with simple cooperation.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,923.00	Public Records On File:	0
Revolving Line Utilization:	59.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.16.2009 I an considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description City of Reno are? 2. $6,417 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? 6. One summary total usual monthly expenses is? (i.e., entertainment, food, fuel, medical, phone, utilities expenses) Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investment in loans occurs AFTER I received answers.	HI there! I appreciate your consideration. To answer your questions: 1) I am a Police Officer with the City of Reno, and have been there for 2 years and 7 months. 2) The income is a combined income between myself, my renter and contributions from my mother's income. 3) My mortgage payment averages between $1574 per month and $1800 per month (the variation is due to a 2 time inclusion of my property tax in the same payment for convenience). 4) My car payment is $571 per month. 5) My credit card payments average above $800 per month. 6) My average utilities/fuel/insurance average $445 - $500 Thank you very much for your consideration, please let me know if there is anything else you have questions about.
09.16.2009 I an considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description City of Reno are? 2. $6,417 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? 6. One summary total usual monthly expenses is? (i.e., entertainment, food, fuel, medical, phone, utilities expenses) Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investment in loans occurs AFTER I received answers.	Hi there! I appreciate your consideration. To answer your questions: 1) I am a Police Officer with the City of Reno, and have been there for 2 years and 7 months. 2) The income is a combined income between myself, my renter and contributions from my mother's income. 3) My mortgage payment averages between $1574 per month and $1800 per month (the variation is due to a 2 time inclusion of my property tax in the same payment for convenience). 4) My car payment is $571 per month. 5) My credit card payments average above $800 per month. 6) My average utilities/fuel/insurance average $445 - $500 Thank you very much for your consideration, please let me know if there is anything else you have questions about.

Member Payment Dependent Notes Series 442830

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442830	$5,000	$5,000	16.35%	1.00%	September 28, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442830. Member loan 442830 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,166 / month
Current employer:	a1 testing	Debt-to-income ratio:	5.18%
Length of employment:	3 years 3 months	Location:	RICHMOND HILL, NY

Home town:	grancouva
Current & past employers:	a1 testing
Education:

This borrower member posted the following loan description, which has not been verified:

i want to pay my 2 credit card and have 1 payment which i can pay each month the lower the interest the better it is thank you

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2005	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,403.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.18.2009 I an considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description A1 Testing are? 2. $3,166 income is: 1 or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	my job title is a fiels inspector for control inspections on construction sites .the income is base on my 2 jobs i also do auto electrical .rent payment is 500 month. no car payments. my 2 card payments is approc 180 month but that is why i would like 1 loan to pay it off.
What do you do for a1 testing? What are the two credit lines that are open, how did you aquire the debt and how much is the interest rate on each? Finally, what are your monthly expenses?	i am a control inspector for construction sites.i have to credits cards that i want to pay of one has a intrest of 24 and other is 18 .my rent is 500 a month .cc is 180 and other bills i would say 600 a month, light /phone and work expense
Can you please talk about how the credit card debt was accrued? Thanks.	the debt happen over a period of time and with the interest on them it just kept rising so i want to do somthing to just end it at once when i finish my 36 payments .
can you please verify your income through LC? Thanks.	k

Member Payment Dependent Notes Series 442853

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442853	$9,000	$9,000	14.26%	1.00%	September 28, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442853. Member loan 442853 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Roth Building Company	Debt-to-income ratio:	22.91%
Length of employment:	6 months	Location:	LAKEWOOD, NJ

Home town:	Brooklyn
Current & past employers:	Roth Building Company
Education:	Touro College

This borrower member posted the following loan description, which has not been verified:

HI i am looking for a loan to consolidate my debt i always pay more than the minimum probably around 800 each month and more when i can i always pay on time and make sure my loans come first. i am just getting tired of keeping up with all the cards i have made some bad financial choices over the years, but have since learnt to balance a budget.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,703.00	Public Records On File:	0
Revolving Line Utilization:	83.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where did you work before you started with Roth and for how long?	two years at m & s tech and one year at a local programming company that didnt make it

Member Payment Dependent Notes Series 442934

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442934	$10,000	$10,000	17.39%	1.00%	September 28, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442934. Member loan 442934 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Gale Brickman Agency, Inc.	Debt-to-income ratio:	10.80%
Length of employment:	4 months	Location:	Melville, NY

Home town:	Nesconset
Current & past employers:	Gale Brickman Agency, Inc., Self
Education:	Pohs Institute

This borrower member posted the following loan description, which has not been verified:

I have recently purchased an existing Allstate agency and have hired licensed, salaried staff to grow and expand the business. Although the business has increased in volume and value since my purchase, there have been many unknown and undisclosed expenses which must be taken care of to reach our goal. A loan and/or investor would help tremendously at this time.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$191,303.00	Public Records On File:	0
Revolving Line Utilization:	78.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am considering funding part of your loan, but have a couple of questions first: 1) Please itemize your current monthly expenses 2) Can you describe a little more specifically what the expenses are that will be paid by this loan? Thank you in advance for your answers.	Monthly expenses are as follows: Bank loan for purchase of agency $3,118; rent $2,414; phone/internet/cable $350; copy machine lease $150 and salaries (2 newly hired licensed, experienced insurance sales producers $5,000 plus commission). We have recently (September) begun print advertising and have had immediate results. We want to continue and expand our marketing/advertising program locally. If further information is needed, please request and I will provide.
I would like to help fund your loan, but I have a few questions. 1. What are the monthly revenues of the agency? 2. You stated that you just started print advertising? What are the costs and do you get any type of help from AllState? 3. What is the $191k in revolving credit on your bureau? 4. Are you willing to verify your income with LC? If so, you will attract more investors to your loan. Thank you and good luck.	The monthly revenues of the agency (new policies & renewals) are between $22,000 and $17,000. Please keep in mind that I purchased an existing book of business and the revenue has increased each month since my start date. The costs of advertising in two different publications are approximately $450 per month presently and Allstate pays for 1/2 if it is an Allstate approved ad (and I have used only Allstate approved ads). Since we have received positive feedback from these ads, we would like to increase the number of publications we advertise in. The revolving debt (personal) includes a home equity line of credit and credit cards which have been used primarily for start up business purposes. If I can answer any additional questions, please feel free to contact me again. I am willing and able to verify my company's income to LC at any time.
Please do verify your income with Lending Club. I do have a few more questions for you. 1. Did you get a agency loan from AllState to purchase the business or did you use the line of credit that is on your bureau? What are the terms of the loan? 2. Currently you are earning roughly $240k in fees annually. Do you think that projection is accurate or do you see them increasing/decreasing? Thank you for answering my questions again	I will contact LC to verify income. I received a loan from PPC Loan (a lender that specializes in Allstate agencies, dentist's and doctor's offices, etc.) - I did not finance the agency through Allstate bank. The loan terms are as follows: 9.15% fixed for life of loan; 177 monthly payments. I think the annual income projection is accurate, although I'm basing my estimations on the prior owner's renewal income for the past 12 months. Since I've taken over the agency, value and income have increased each month and I see them increasing substantially as I hire qualified individuals and continue/increase advertising.

Member Payment Dependent Notes Series 442990

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
442990	$8,000	$8,000	11.83%	1.00%	September 25, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 442990. Member loan 442990 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,333 / month
Current employer:	SoBran Inc	Debt-to-income ratio:	8.98%
Length of employment:	7 years 8 months	Location:	SILVER SPRING, MD

Home town:	Kampala
Current & past employers:	SoBran Inc, Bionetics Corp, priority one services
Education:

This borrower member posted the following loan description, which has not been verified:

I am in need of a loan to install a 60x12 foot concrete driveway. My county has enacted a law that no recreational vehicles may be parked on the street. I have a bass boat and I purchased a new toyota tundra to tow it. If I cannot install the driveway I will have to get rid of the boat and new truck. Not what I want to do. The total cost is 11000 dollars and I will pay the rest out of my savings. My free credit report scores me at 750. I have had credit problems in the past but have realized how important credit is. I am a professional working at the National Institutes of health with an FBI clearance and have done extensive work to clean my credit for employment purposes.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$905.00	Public Records On File:	2
Revolving Line Utilization:	12.00%	Months Since Last Record:	36
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you explain the two public records that you have. Also, are you able to verify your income with Lending Club. Thanks	These were two civil judgements one for Platinum Financial for 906.00 paid on 8/2003 and the other State of Maryland for 1988.00 paid on 6/2007. How do I verify my income with lending club? Thanks

Member Payment Dependent Notes Series 443000

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443000	$6,000	$6,000	13.22%	1.00%	September 25, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443000. Member loan 443000 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,947 / month
Current employer:	Clark County Nevada	Debt-to-income ratio:	14.47%
Length of employment:	2 years 6 months	Location:	Las Vegas, NV

Home town:	Las Vegas
Current & past employers:	Clark County Nevada, University Medical Center of Southern Nevada
Education:

This borrower member posted the following loan description, which has not been verified:

In the last couple of months the interest rate on my credit cards has jumped drastically. I wasn't late on any payments or anything, I'm just one of many victims of a particularly despicable tactic that credit card companies are using to increase their profits. I have been continuosly employed in local government for the last 7 years and my employment is extremely stable.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,891.00	Public Records On File:	0
Revolving Line Utilization:	59.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to help fund your loan, but would like some clarification first, if you don't mind. You stated that you have been employed with local government for the past 7 years, but you listed your length of employment as 2 1/2 years. Could you explain the discrepancy? Also -- do you still used any of your credit cards? Thank you in advance for responding.	I was employed at one agency for 5 years (1 year as a contractor, 4 more as an actual employee), and then moved to another position at a new agency (which I've been at for 2 years 5 months). The two cards that I'm seeking a loan to pay off are: HSBC Mastercard with a balance of $1600 and a rate of 20.5% Washington Mutual (now Chase) Mastercard with a balance of $3400 and a rate of 21% These cards are no longer used. I have two other active cards, a Capital One Mastercard which is used by myself and my housemates to purchase shared items for the house (groceries, paper towels, etc), this card is always paid off at the end of the month (maximum limit on the card is $1000). I also have a USAA Mastercard with a current balance of $4000 (limit $5000) which I use for day to day purchases and am paying down steadily. The only other debt that I have is a vehicle loan from Wachovia Dealer Services for $22,000. I hope that I have provided all information you were looking for, please let me know if you need more information.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $6,891.) Could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Clark County Nevada? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	I would be happy to provide verification of my income. I work in Information Technology. My fixed monthly expenses are: Rent: $470 Utilities: $200 Car payment: $450 Car Insurance: $200 I will be using this loan to pay off a Chase card and an HSBC card with balances totaling $5200 and rates of 21% and 20.5%, respectively. I will still have a USAA card with a balance of $4000 (rate 15%) which I am steadily paying down, and a Capital One card which is used by my roommates and I for shared household expenses (groceries, paper towels, cleaning supplies, etc) which gets paid off in full at the end of every month. At present I have no savings, as I have been funneling most of my discretionary income towards paying down debt. I do have a retirement account that I can draw from in case of an emergency. If you have further questions, please let me know.
Good luck on funding, Just a question - what are the amounts you have paid monthly on the current credit cards as compared to this loan you are requesting?	At present, I pay at least $300/mo towards the cards I'm seeking to eliminate with this loan (total, not each). Payments on the loan I'm seeking will be $205/mo, but I intend to continue paying down my total debt as rapidly as possible.

Member Payment Dependent Notes Series 443126

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443126	$13,750	$13,750	13.57%	1.00%	September 25, 2009	September 29, 2012	September 29, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443126. Member loan 443126 was requested on September 15, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Bombardier Flexjet	Debt-to-income ratio:	9.43%
Length of employment:	3 months	Location:	Los Angeles, CA

Home town:	Fairfax
Current & past employers:	Bombardier Flexjet, Pfizer Inc., Novartis Pharmaceuticals
Education:	University of North Carolina at Chapel Hill (UNC), New York University (NYU), University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

Dear Lender, I'm a bright, young, award-winning sales executive with 11 years of dedicated professionalism, including 7 1/2 high-performing years with two of the world's top pharmaceutical companies. My career continues to be on the upswing: Despite the down economy, I've recently landed [and have been closing deals for several months at!] my dream job: Sales Director for Bombardier Aerospace, the #1 manufacturer of business jets (we're the maker of Learjet). I sell private jets to ultra-high net worth individuals and corporations. As a company, we're unique stanced in that we are both GROWING and in a very solid position of leadership in our industry. Unfortunately, my personal life last year did not fare so well: I've just completed a lengthy divorce. That upheaval threw my financial life and budget out of balance, since part of our agreed-upon settlement arrangement included the quick close-out and separation of our mutual financial obligations (related to our jointly-held home mortgage and property management). I am now ready for--and humbly ask for your help in securing--a fresh start! This loan will enable me to finalize my personal separation by consolidating (and compartmentalizing) MY debt from my ex-husband's. I simply want to recover from the split financially and start fresh. My financials: With an expected job income of $160K+ annually, plus renting my house for $57,600 annually to cover my mortgage ($4800/mo), I'm confident I'll have a firm grasp on my monthly expenses and will be able to repay this loan dependably. My goal--which is very attainable given my great job, personal aptitude, and my unparalleled work ethic: In three years' time (I'm aiming for two!), I will be back on my feet and 100% debt-free! I appreciate your consideration.

A credit bureau reported the following information about this borrower member on September 15, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$105,576.00	Public Records On File:	1
Revolving Line Utilization:	68.60%	Months Since Last Record:	93
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am wanting to help fund your loan. Are you willing to verify your income with LC? You could attract more investors that way. The $105k in revolving credit. Tell me a bit about it and what it consists of? Thank you and good luck with your funding.	Hi there. Thanks very much for your question. The mortgage (the 2nd loan) on my home was set up as a revolving line, so that's why that figure seems so high...it's a home loan. :) I have only this loan, which is steadily being repayed (no late or missed payments whatsoever), and credit cards, which would contribute to that figure. The only credit card debt I am carrying is $7500 on one card and approximately $2600 on another. The first card will be paid off first, as it is at a higher interest rate and will be my utmost priority during the consolidation. Thanks for your question!
Is your house currently rented or leased? If you cannot rent it, will you still be able to pay your loan payments?	Hi there Jose, and thanks for your question. Yes, my house is currently rented out for $4800/mo for a 1 year term. After this, my tenants (a lovely middle-aged couple) have asked for first right of refusal to BUY it should I list it for sale. Homes in my neighborhood (near the ocean) have been rather insulated from the recession, and as such, home values have not dropped at all, but instead remained stable (ie, flat). My hope is that in 1-2 years time, my home's value will have increased substantially enough to put it on the market! Until then, it's paying for itself. Thank you!
I would like to fund the loan partly. But income verification is appreciated since this gives lenders comfort. Are you willing to verify income with Lending Club ?	Yes, absolutely! I'm happy to do it. In fact, I'd already contacted Lending Club last week to get the verification process started, and have almost completed it. I've submitted my income & employment info to the administrators, so verification should be shortly forthcoming. Thanks for your help and for the question!

Member Payment Dependent Notes Series 443272

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443272	$8,000	$8,000	18.09%	1.00%	September 28, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443272. Member loan 443272 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,730 / month
Current employer:	Sound Medical	Debt-to-income ratio:	13.81%
Length of employment:	2 years 6 months	Location:	Shirley, NY

Home town:	Patchogue
Current & past employers:	Sound Medical
Education:	Suffolk County Community College - Nursing Program

This borrower member posted the following loan description, which has not been verified:

I will use this money to help my brother pay for his wedding.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	26	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	63	Months Since Last Delinquency:	4
Revolving Credit Balance:	$8,704.00	Public Records On File:	0
Revolving Line Utilization:	16.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.17.2009 I an considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Sound Medical are? 2. $3,730 income is: 1 or 2 wage-earners? 3. Rent payment per month is? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investment in loans occurs AFTER I received answers.	1-I take patients into the exam rooms and record their vitals and the reasons as to why they are at the doctor. 2-My earned wages plus child support from my ex. 3-I have permanent residence with a relative. I pay $500/mth to cover my utilities.
Is this a gift to your brother or is he going to pay you back? Why isn't he applying for the loan?	Good question. Yes, he will be pay me back when he is able. He is unable to pay right now. But he has a decent job.
Can you explain the 2 delinquencies within last 2 years?	I was late paying health care bills.

Member Payment Dependent Notes Series 443275

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443275	$2,000	$2,000	12.87%	1.00%	September 23, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443275. Member loan 443275 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,458 / month
Current employer:	Commonwealth of MA	Debt-to-income ratio:	4.03%
Length of employment:	1 year 1 month	Location:	Danvers, MA

Home town:	Salem
Current & past employers:	Commonwealth of MA, SeaChange Systems, BAE Systems/Alphatec, Gitronics
Education:	Clark University

This borrower member posted the following loan description, which has not been verified:

Hello- I am requesting a loan because I am in the process of going for full custody of my 7 year old son. I have my lawyer paid off but the court has appointed a guardian at litiem (GAL) for the case. I received a bill from the GAL and I have to pay her $3,000 dollars within the next 10 days and I only have $1,000. Gaining custody of my son is my world and I will do anything for him and do anything to gain custody of him and I don't want not having the money up front for the GAL to cause me not to get custody of my son. Thank you

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	9	Months Since Last Delinquency:	18
Revolving Credit Balance:	$2,108.00	Public Records On File:	0
Revolving Line Utilization:	23.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Where were you employed before MA and for how long?	Do you mean before I worked for the state of MA? SeaChange system for about 2 years and before that BAE Systems/Alphatec (BAE had boughten out Alphatec while I was working there) and I worked with them for well over 3 years. Thanks

Member Payment Dependent Notes Series 443279

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443279	$4,000	$4,000	7.74%	1.00%	September 23, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443279. Member loan 443279 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,780 / month
Current employer:	KIMLEY-HORN AND ASSOCIATES INC.	Debt-to-income ratio:	10.83%
Length of employment:	5 years	Location:	BERKELEY, CA

Home town:	Turlock
Current & past employers:	KIMLEY-HORN AND ASSOCIATES INC.
Education:	University of California

This borrower member posted the following loan description, which has not been verified:

I am a 27 year old civil engineer with a degree from the University of California. I come from a well-educated family and have 4 siblings, and a mom and dad who emegrated from Africa. My dad is a retired college professor who spends half the year in Africa running a farm in a rural part of my parents' home country, Ghana. With this loan, I'd like to purchase, and ship, a few supplies that are essential to the farm's production. These aren't items that are readily available for purchase in Ghana, and he won't be back in the states until early next year so I am taking it upon myself to help him out at this time.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,976.00	Public Records On File:	0
Revolving Line Utilization:	38.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 443292

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443292	$15,850	$15,850	11.48%	1.00%	September 28, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443292. Member loan 443292 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Lolita Restaurant	Debt-to-income ratio:	22.47%
Length of employment:	4 months	Location:	Greenwich, CT

Home town:	Stamford
Current & past employers:	Lolita Restaurant, Avenida Restaurant, Mediterraneo Restaurant, Board of Education, West Palm Beach
Education:	Manhattan College M.S. 2001, Institute of Culinary Education 2005

This borrower member posted the following loan description, which has not been verified:

I would like a loan to consolidate my credit card balances on six different cards. It would be easier for me to have one payment rather than juggle six payments every month. I am a reliable candidate as I have a good payment history and am always on time. Please consider me for a loan.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,796.00	Public Records On File:	0
Revolving Line Utilization:	30.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 443305

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443305	$15,000	$15,000	8.94%	1.00%	September 24, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443305. Member loan 443305 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,417 / month
Current employer:	U.S. Department of Education	Debt-to-income ratio:	6.24%
Length of employment:	25 years	Location:	ALEXANDRIA, VA

Home town:	Detroit
Current & past employers:	U.S. Department of Education
Education:	Albion College

This borrower member posted the following loan description, which has not been verified:

I would like to use the proceeds from this loan to pay of debt that is currently at a higher interest rate. I have very good credit and have always followed through on my committments. I incurred much of this debt through helping family members who have lost their jobs over the course of the last few years. Today I celebrated my 25th anniversary for working for my current employer. I had a reliable, steady job and I am a deligent worker. Currently, I have a personal loan for approx $8800 at an APR of 15.9%. I also have a credit card balance of 6300 with an APR of 10%. I would like to consolidate these debts into one monthly payment at a lower interest rate. Currently I save approximately $500 through a combination of payroll deductions and savings. I have the source to pay the monthly loan payment. My desire is to be able to pay off the balance in 3 years and be debt free.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1988	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,367.00	Public Records On File:	0
Revolving Line Utilization:	9.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Did you lose your job? "I had a reliable, steady job and I am a deligent worker. "	No, I did not lose my job, I've been working for 25 years and continue to do so. I meant to say "I have a reliable and steady job"... I wanted to demonstrate that I have the means to repay the loan and that I am a very concientious and dedicated employee. Thank you for taking the time to ask a question. I hope you will consider investing in me.
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	It was my understanding that my income was verified. TMy income is listed on my credit report. thank you for the suggestion. I will contact lending club.

Member Payment Dependent Notes Series 443318

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443318	$6,000	$6,000	13.92%	1.00%	September 24, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443318. Member loan 443318 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Social Security Administration	Debt-to-income ratio:	7.00%
Length of employment:	7 years 2 months	Location:	PHILADELPHIA, PA

Home town:	Willingboro
Current & past employers:	Social Security Administration, Temple University
Education:	La Salle University

This borrower member posted the following loan description, which has not been verified:

We are going to significantly add to the value of our home by fixing (the basement floor was torn up due to a flood a few years ago) and adding steps to the basement.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	38
Revolving Credit Balance:	$4,417.00	Public Records On File:	0
Revolving Line Utilization:	78.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.18.2009 I an considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description aSocial Security Administration re? 2. $8,000 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	I am a technical expert at the Social Security Administration working on complex disability claims. Disability has become a priority for SSA and we are now given at least 20 hours of overtime a week. My salary is based on this plus my base salary of $78000. The President and our Commissioner has made it clear that this extra workload will not end for at least the next 60 months. I have no car note (I live in the city) and my mortgage is $837.00 per month. My credit card payments total $325 per month (I pay more but $325 is about 10% more than the minimum). Thanks for your interest.
Can you please talk about the delinquency from 38 months ago? Thanks.	I believe that was when I was paying my mortgage with a payment every two weeks. It was my mistake, I believed that I was one month ahead and thought this would be a good way to pay. As it turned out, my payment was posted to the principal and not to my regular payment.

Member Payment Dependent Notes Series 443361

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443361	$10,000	$10,000	11.14%	1.00%	September 23, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443361. Member loan 443361 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Santa Barbara Bank and Trust	Debt-to-income ratio:	12.92%
Length of employment:	3 years	Location:	GOLETA, CA

Home town:
Current & past employers:	Santa Barbara Bank and Trust
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to apply for a $10,000 loan to payoff all credit cards.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,257.00	Public Records On File:	0
Revolving Line Utilization:	29.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please summarize your current monthly expenses. Thanks.	Rent: $300 Gas: $100 Electricity: $60 Dental Bill (have approx. 6 months left): $170 Car Insurance: $50 Groceries: $300 Credit Cards (with high interest rates, which is why I would like this loan): $500

Member Payment Dependent Notes Series 443398

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443398	$20,000	$20,000	12.53%	1.00%	September 28, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443398. Member loan 443398 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Citigroup Inc.	Debt-to-income ratio:	24.56%
Length of employment:	3 years 2 months	Location:	Paramus, NJ

Home town:	Cherry Hill
Current & past employers:	Citigroup Inc., BlackRock, Inc.
Education:	Rider University

This borrower member posted the following loan description, which has not been verified:

I would like your assistance in consolidating credit card debt for me. This debt was incurred due to rather large legal bills from my divorce. I am currently paying close to $1,000 a month just to credit card companies. I would like to see if I qualify for a loan to save me money each month. If approved, I would ask the lender to issue checks directly to the credit card companies and would closed my accounts. If not approved, I would like your advice on how to proceed.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,621.00	Public Records On File:	0
Revolving Line Utilization:	60.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 443475

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443475	$18,000	$18,000	12.18%	1.00%	September 28, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443475. Member loan 443475 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	Gap Inc	Debt-to-income ratio:	8.23%
Length of employment:	4 years 1 month	Location:	San Francisco, CA

Home town:	Beverly Hills
Current & past employers:	Gap Inc
Education:	Fashion Institute of Design & Merchandising in Los Angeles (FIDM), California State University- Northridge

This borrower member posted the following loan description, which has not been verified:

pay off credit card debt

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	72
Revolving Credit Balance:	$15,533.00	Public Records On File:	0
Revolving Line Utilization:	79.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Gap? Also your loan would be alot more appealing if you verified your income with lending club. Pls call them to find out how.	I am a senior merchandiser for the gap. I will call them now to find out how to verify my income. Thanks,
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $15,533.) Do you have any other outstanding debts, like a car loan or student loans? And, could you give a rough estimate of your total monthly expenses? Do you have a savings account or any other kind of emergency fund? Have you made any progress in verifying your income with Lending Club?	Hi, I do not have any other dept, my car is paid off and I have no student loans etc outstanding. I contacted lending club and they communicated that I should not give any personal information out.

Member Payment Dependent Notes Series 443492

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443492	$10,000	$10,000	8.59%	1.00%	September 23, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443492. Member loan 443492 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	City of Farmington	Debt-to-income ratio:	14.35%
Length of employment:	2 years 5 months	Location:	Kirtland, NM

Home town:	San Jose
Current & past employers:	City of Farmington, Army National Guard
Education:	Brigham Young University

This borrower member posted the following loan description, which has not been verified:

I received my PMI deletion letter from Wells Fargo Home Mortgage. PMI will be deleted with a principal payment of $9800. My wife and I have about $6000 in liquid cash and enjoy having a buffer of at least $5000. Deletion of PMI would be a savings of $107 a month. We have been at our residence for 3 years and plan on staying for 5 more years. I am a police officer and my wife is an elementary school teacher. We both have college degrees from BYU and have excellent credit. I am comparing risks/rewards of taking out a loan to pay down PMI or wait out the amortization schedule.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,375.00	Public Records On File:	0
Revolving Line Utilization:	28.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about the $16k of revolving debt? Thanks.	We have our mortgage at $1052/month, Honda element with about $7000 remaining, and Honda Ridgeline with $16,000 remaining. We buy everyday expenses with a credit card with the purpose of free flight rewards and then pay the balance off in full every month. Our average monthly card statement is $1200. Currently, my wife and I are able to save 18% of income. However, this money is direct to pension, deferred comp, and Roth IRA.

Member Payment Dependent Notes Series 443503

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443503	$20,000	$20,000	11.83%	1.00%	September 23, 2009	September 30, 2012	September 30, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443503. Member loan 443503 was requested on September 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,375 / month
Current employer:	Goodwin Procter LLP	Debt-to-income ratio:	13.22%
Length of employment:	3 years	Location:	Boston, MA

Home town:
Current & past employers:	Goodwin Procter LLP
Education:

This borrower member posted the following loan description, which has not been verified:

I'm looking to refinance and consolidate some high-rate credit card debt. I got each of these credit cards in college and they still have the same rate. I never bothered to renogotiate these rates in the 10+ years I've had the cards since I had generally paid off the cards monthly. Now that I have a little debt on the cards, I'd like to get a better rate without trying to renegotiate with the two credit card companies. I have steady income as an attorney in a very busy (despite the bad economy) law firm. I have great credit and have never made a late payment on any debt.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,767.00	Public Records On File:	0
Revolving Line Utilization:	50.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe the debt you'd like to pay with this loan? Specifically, you are asking for $20,000, but your credit report shows your credit card debt to be about half that amount. What do you intend to do with the balance? Could you also explain how your foresee the monthly payment of $662 fitting into your current budget and expenses? Thanks in advance for your responses.	Sure, thanks for your interest in funding my loan. My wife and I have actually have about $10k each on credit cards, so combined we're at $20k. All of this debt is joint debt, none exists from before we were married. Lending Club does not provide a means for a married couples to seek a loan together. Since Lending Club does not look at "household income" but rather looks only to individual income, I applied for the loan. My wife makes only about $12k per year, part time, which is not included in my income listed here. Because LC does not look at household income, my wife could not apply separatley for the portion of our debt which happens to be on her credit card. Her credit is also very good (never late on a payment in 10+ years of having a credit card). If there is a way to show my wife's credit rating on this listing, we'd be happy to do that. The $662 will fit easily into monthly expenses, we're currently paying a bit more than that for the credit cards every month without any trouble. Since this loan would replace the card payments, it wouldn't require any changes to our current budget. Thanks again for your question. If I haven't answered it well enough or if you have some follow ups, fire away.
How did you incur $20,000 in credit card debt while making $14,375/mo? If you're renting and have that much monthly income, I'm surprised that you would have any credit card debt at all. What does your monthly budget look like?	Thanks for your interest. This debt is largely left over from our time in law school/grad school. Also as is typical for lawyers, there were about 3.5 months between graduation and starting work for me. This time was mostly taken up with studying for the bar exam, so there was no opportunity for a short-term job. During that time, we had to pay rent, health insurance, and living expenses for two of us and our child. $14,375 is gross. Take home is about $8700 after tax, health ins., and retirement contributions. The larger expenses include $2k in student loans (law school was expensive) & $2k rent (this is modest for a small family; we live in a city where rent is pretty expensive). I hope this answers your question. Feel free to ask a follow up if you'd like.
Are you willing to have your income verified? If so, please contact Lending Club at (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification and an asterisk will appear next to your information indicating you are verified when lenders look at your listing.	Sure, I'd be happy to do that. I'll contact them on Monday.

Member Payment Dependent Notes Series 443526

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443526	$12,000	$12,000	11.48%	1.00%	September 24, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443526. Member loan 443526 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	CCT, PSI, and others	Debt-to-income ratio:	12.41%
Length of employment:	4 years	Location:	st augustine, FL

Home town:	ft lauderdale
Current & past employers:	CCT, PSI, and others
Education:

This borrower member posted the following loan description, which has not been verified:

looking for the lowest interest rate for a short term loan

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,071.00	Public Records On File:	0
Revolving Line Utilization:	23.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
It would help your loan request if you could tell us the purpose of your loan, describe the companies you are working for, and what type of work you do for them. Once people know a bit about you, they are more apt to lend you the money you need.	the purpose for the loan is to do some remodeling of a home that i just purchased including flooring,kitchen cabinets,paint,and etc... i prefer to use a cash form to pay most contractors as to the fact they'll be apt to give the best deal. i myself am a independent contractor who works for various companies around the country performing many pre and post commissioning processes at new and old power plants,refineries,and many other processing plants. i've been working as an independant now for about 4-5yrs. hope this helps with any questions on my employment. thanks,riley
What are your monthly expenses (e.g., mortgage, car, other)? Can you have the lending club verify your income by sending in your w-2/paystubs?	the total of my monthly expenses comes to approximately $1500. being an independent contractor I'm 1099 at the end of the year. hope this helps, thanks

Member Payment Dependent Notes Series 443553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443553	$8,000	$8,000	12.53%	1.00%	September 25, 2009	October 3, 2012	October 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443553. Member loan 443553 was requested on September 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	MERRILL LYNCH	Debt-to-income ratio:	4.97%
Length of employment:	4 years	Location:	Jacksonville, FL

Home town:	Jacksonville
Current & past employers:	MERRILL LYNCH, LEE HECHT HARRISON
Education:	University of Florida

This borrower member posted the following loan description, which has not been verified:

Borrower with excellent credit and stable employment. Looking for one time loan for home improvements which will increase value of newly purchased historic home. Have projects bid out and waiting, timeline and controlled budget.

A credit bureau reported the following information about this borrower member on September 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,958.00	Public Records On File:	0
Revolving Line Utilization:	7.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. What kind of home improvement project are you planning? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Merrill Lynch? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Hello and thank you for your inquiry and interest. My mortgage is my main expense--$677 per month. I pay $150 per month on a student loan. I own my car outright. I just bought a historic 3/2 bungalow and am making upgrades and improvements to bring it back into character. The project for which I would like funding is to restore the main bathroom--tile floor and walls with historic hex and subway tiles, replace fixtures, and replumb--and second bathroom (retile shower, floor, and replace fixtures with period - appropriate materials). I work in Accouting and roll up to CFO. Currently serve as project lead on transition team for accounting and fixed asset system convergence between BAC and ML. I have checking/savings and retirement accounts. I also have a roommate who pays $600 per month which serves as additional income for me. I undershot my annual income because our bonuses are still in question. I will receive the $8k tax credit for first time homebuyers, in addition to a $1500 tax credit for window replacement and additional credits for "greening" the house--insulation, bamboo floors, and weather proofing. I am doing a lot of projects at one time and have a 5 year plan for this house so I need to leverage and finance responsibly. You may verify anything you like. Thank you again.
what stocksman means is that your page would look even more interesting to investors if you verified your financial information with lendingclub. This way, investors have more than just your word about your income, employment, DIT ratio, etc..	Lending Club has not yet tested my account--hopefully they will do this today. As far as further verifying my information, I provided complete and accurate information to LC which can be verified by any valid institutional means. So I am not sure what you are referring to since I followed the setup provided by Lending Club. Thank You.
Hello, Verifying income is a process that the borrower initiates with lending club. The borrower calls lending club and asks to verify his/her income. LC will then ask for some documents to confirm the info is correct. Once the verification process is complete, lenders will see an asterisk next to whatever information you have verified with LC.	Thank I will be happy to do this so it is on record. Will do by Oct 1.

Member Payment Dependent Notes Series 443627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443627	$15,000	$15,000	11.48%	1.00%	September 28, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443627. Member loan 443627 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,042 / month
Current employer:	PCI	Debt-to-income ratio:	23.90%
Length of employment:	1 year 2 months	Location:	glendale, CA

Home town:	Los Angeles
Current & past employers:	PCI
Education:	University of California-Los Angeles (UCLA)

This borrower member posted the following loan description, which has not been verified:

I wanted to payoff my credit cards and make one payment to one location, My new job is great and i just got signed for 5 more years with the company.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,876.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about how the $38k of revolving debt breaks down, and how the debt was accrued? Thanks.	The debt came about when my husband passed away i had to take care of everything, but with my new job and position i have a 20k bonus coming up in February of 2010. with that and the money im getting from Lending Club thanks to people like your self I will have everything paid off and make only one payment to Lending Club lenders instead of the greedy banks.

Member Payment Dependent Notes Series 443638

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443638	$5,600	$5,600	8.59%	1.00%	September 23, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443638. Member loan 443638 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,250 / month
Current employer:	ChoiceShirts	Debt-to-income ratio:	8.34%
Length of employment:	5 years 6 months	Location:	maple shade, NJ

Home town:	timisoara
Current & past employers:	ChoiceShirts, Continental Janitorial Services
Education:

This borrower member posted the following loan description, which has not been verified:

We are trying to pay off 3 credit cards that have a high interest and use some of the money for home improvement. We always pay our bills before the due date and pay more than the minimum balance. The dept for credit cards is $5000 . That is the actual amount we need so if 7000 is too much we will settle for $5000.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,639.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified. This will increase lender confidence in your loan.	i will definetely look into that, thank you
Can you please talk about how the debt was accrued? Thanks.	Buying furniture and things for the house, my mom came to visit me for the first time (I'm originally from romania) also and that was an expense. My fiance has a credit card for a motorcycle that the interest is too high and we would like to pay that off.
Hello. Please list off the balances, interest rates, and current required monthly minimum payments for the debt you will be paying off. Additionally please explain how you accrued this debt and what actions you have taken to avoid accruing more debt in the future. Finally, will you also explain the recent credit inquiry on your credit report? Did you apply for another loan or cc recently? Thank you.	$1300 yamaha credit card ( minimum $40.00 we pay 100 and over but the interest is over 20% and its hard to see the balance going down) $1600 credit card ( mealeys -furniture) $2200 interest rate is over 20%. We just bought a house in march and we did as much work as we could , our goal is to pay off any dept we have and we are aware that we wont be able to do it really fast, but finding a lower interest is a fisrt step, banks are not that low and that is why i did more researches and found Lending Club. I did apply for a credit card from Expedia. I dont know why they denied my application because my credit is good. The dept is from a credit card for a motorcycle that the interest is just too high and its hard for the balance to ever go down, we would like to pay that off. We also bought some furniture for the house and some small home improvement projects . My mom came to visit for the first time ( i'm originally from Romania ) and that was an expense.
You say the amount you need is $7000 but the loan amount is for $5600, could you please clarify?	We were interested in paying off some credit cards with high intererest and to take care of some home improvement projects. We are better off paying off our dept which is $5100 but the loan breakdown gave us the option for $5600 not exactly the amount we needed. The monthly payment seemed reasonable for that amount and we decided that it is better to hold on for any small projects around the house and pay cash as we can.

Member Payment Dependent Notes Series 443735

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443735	$10,000	$10,000	8.59%	1.00%	September 23, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443735. Member loan 443735 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Freedom Financial	Debt-to-income ratio:	3.78%
Length of employment:	4 years 4 months	Location:	San Francisco, CA

Home town:	San Francisco
Current & past employers:	Freedom Financial
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

I am looking to pay off a loan I obtained through a Timeshare company I bought a timeshare from. The terms were a 16% interest rate spread out over 120 payments. If approved for this loan, I could have this paid off in 3 years, using roughly the same monthly payment, rather than paying this off over the next 10 years. You get some $$$ for your investment, I get out of "debt" faster, win-win all around. Thanks for you time and consideration.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,252.00	Public Records On File:	0
Revolving Line Utilization:	13.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified. This will encourage prospective lenders.	Thanks. I will go ahead and start that process. Do you know how long that usually takes?

Member Payment Dependent Notes Series 443736

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443736	$3,500	$3,500	12.18%	1.00%	September 28, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443736. Member loan 443736 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,958 / month
Current employer:	ExxonMobil Corporation	Debt-to-income ratio:	13.42%
Length of employment:	31 years 2 months	Location:	Baytown, TX

Home town:
Current & past employers:	ExxonMobil Corporation
Education:	The University of Texas at Austin

This borrower member posted the following loan description, which has not been verified:

I am interested in a short term loan (6 months).

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1985	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,873.00	Public Records On File:	1
Revolving Line Utilization:	63.90%	Months Since Last Record:	103
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 443770

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443770	$2,800	$2,800	12.18%	1.00%	September 28, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443770. Member loan 443770 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Palms Casino Resort	Debt-to-income ratio:	16.96%
Length of employment:	7 years 10 months	Location:	Las Vegas, NV

Home town:	New York
Current & past employers:	Palms Casino Resort, Bellagio Casino
Education:	CUNY Queensborough Community College

This borrower member posted the following loan description, which has not been verified:

I am a very resposnible borrower. I heard your company was the best.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1987	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$40,868.00	Public Records On File:	0
Revolving Line Utilization:	86.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it that you do for the Palms?	I am a Table Games Manager in charge of live gaming.

Member Payment Dependent Notes Series 443796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443796	$16,500	$16,500	12.18%	1.00%	September 24, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443796. Member loan 443796 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	Hammmersmith Builders	Debt-to-income ratio:	16.06%
Length of employment:	8 years 6 months	Location:	boston, MA

Home town:	Cambridge
Current & past employers:	Hammmersmith Builders
Education:	u mass boston, Wentworth Institute of Technology

This borrower member posted the following loan description, which has not been verified:

This loan would be to pay off a Bank of America account that has a interest rate of 17% I have been paying $500 per month plus the interest on this account to try and get the balance down. My goal is to keep making the same payment but have a lower interest rate.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	28
Revolving Credit Balance:	$43,373.00	Public Records On File:	0
Revolving Line Utilization:	66.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please talk about the $43k of revolving debt listed, and how the credit card debt was accrued? Thanks.	Currently, the $43K of revolving debt listed consists of three accounts: American Express (with a $5K balance as of this month), Citi Bank ($17K) and Bank of America ($18,400), which is the one I am trying to pay off through this loan. The American Express is the card I use regularly for my business and pay each month. Citi Bank was used to assist in paying the IRS in April 2008 on a balance transfer offer for 1.99% interest. Bank of America was used around the same time to consolidate my credit card debt of $25K. I had accrued that debt over the years, but mainly during a large home improvement project after my wife and I bought a house. Since April 2008, I have been paying off these debts aggressively. I started this year off with $58,953 in revolving debt and after this month's payments, I will be down to $40,400. My goal is to be debt-free in 33 months. This loan from Lending Club, which would significantly reduce the interest I'm paying to Bank of America, would help this goal immensely. Furthermore, it would make me feel better about paying interest to private lenders rather than this large and greedy corporation.

Member Payment Dependent Notes Series 443826

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443826	$2,100	$2,100	11.48%	1.00%	September 25, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443826. Member loan 443826 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	City of Irving	Debt-to-income ratio:	18.24%
Length of employment:	3 months	Location:	Fort Worth, TX

Home town:	Denton
Current & past employers:	City of Irving, Lockheed Martin Corp.
Education:	Community College of the Air Force (CCAF)

This borrower member posted the following loan description, which has not been verified:

I am in the military in the reserves as a firefighter and was just hired from to a fire dept. but my job prior was at lockheed martin. I was called up for a few months for the military and have come back to a mess. Military still owes me money and will be getting it in the near future but I just got a job as a firefighter in the are and the transfer from older job and military not giving me the money when they were suppose to has put me in a bad situation. I need this loan in order to pay some bills for my wife and daughter to have food for this month. I will be getting the payment from the military just need the money soon.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,554.00	Public Records On File:	0
Revolving Line Utilization:	55.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 443827

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443827	$11,000	$11,000	12.18%	1.00%	September 28, 2009	October 1, 2012	October 1, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443827. Member loan 443827 was requested on September 17, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	Hulsey Financial Services	Debt-to-income ratio:	9.38%
Length of employment:	11 years 9 months	Location:	Oklahoma City, OK

Home town:	Sherman
Current & past employers:	Hulsey Financial Services
Education:	University of Texas Arlington, Southern Nazarene University, Texas A & M University- daughter currently attends, Oklahoma State University-son currently attends

This borrower member posted the following loan description, which has not been verified:

I have $15,000 in federal taxes due Oct. 15th. I currently have $4,000 and need $11,000 more. I am a small business owner in the investment field that has been impacted by the recession and contraction of the stock market. My clients pulled back for the first 6-8 months of the year which had a negative impact on my cash flow. I have seen a resurgence of confidence the past month with a corresponding uptick in business. However, too little to late. My intent is to pay this back as quickly as I can. I will be happy to speak to anyone that wants to speak to me personally.

A credit bureau reported the following information about this borrower member on September 17, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1978	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	67
Revolving Credit Balance:	$9,772.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 443918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443918	$6,000	$6,000	8.94%	1.00%	September 25, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443918. Member loan 443918 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Baltimore Gas & Electric	Debt-to-income ratio:	1.16%
Length of employment:	28 years	Location:	Nottingham, MD

Home town:	Baltimore
Current & past employers:	Baltimore Gas & Electric
Education:

This borrower member posted the following loan description, which has not been verified:

I am paying off credit cards

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,731.00	Public Records On File:	1
Revolving Line Utilization:	9.20%	Months Since Last Record:	100
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Please list off the balances, interest rates, and current required monthly minimum payments for the debt you will be paying off. Additionally please explain how you accrued this debt and what actions you have taken to avoid accruing more in the future. Thank you.	I am actually in search of a loan for a vacation and to pay off my Discover Card.
what is the nature of the pubic record on your file?	I don't understand

Member Payment Dependent Notes Series 443926

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443926	$4,500	$4,500	12.87%	1.00%	September 23, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443926. Member loan 443926 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$11,667 / month
Current employer:	Corrections Corporation of America	Debt-to-income ratio:	18.99%
Length of employment:	8 years 11 months	Location:	ALAMO, GA

Home town:	Glenwood
Current & past employers:	Corrections Corporation of America, Wheeler county Hospital
Education:	Brewton-Parker College, Middle Georgia College, Georgia Southern University

This borrower member posted the following loan description, which has not been verified:

My husband has Crohns Disease and has to get treatments every 2 months. Even though we have insurance we still owe the remainder of what it doesn't pay. Each treatment is around $4000 before insurance pays.

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	4
Total Credit Lines:	38	Months Since Last Delinquency:	13
Revolving Credit Balance:	$778.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.19.2009 I an considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Corrections Corp of America are? 2. $11,677 income is: 1 or 2 wage-earners? 3. Home Ownership shows "N/A". Is housing proveded by employer? If not then please provide either your mortgage or rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. I am an RN by license but I am a Regional Director that covers oversight for 6 facilities Health Services Departments--from AZ to GA 2. I am not sure I understand this question 3. Not sure why it is showing n/a---we have a mortgage and it is $657/mo 4. Car payment is $639/mo 5. No huge CCs--just minor department store cards and I try to keep those paid off---I have one corporate card but my company reimburses expenses keep it paid off I hope this answers all your questions
09.19.2009 Me again. Concerning my earlier Question 2: On-screen loan application lists GROSS INCOME as $11,667 per month. Is $11,667 income 100% your (RN) income? Or is $11,667 income 100% husbands income? Or is $11,667 income a combination BOTH RN wife's and husband's 2 incomes? Thank you. RetiredUSMCInvestor	Thanks for clarifying, it is both of our incomes---however 2/3 of it is just mine. Hope this helps. thanks again

Member Payment Dependent Notes Series 443938

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443938	$17,500	$17,500	11.48%	1.00%	September 25, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443938. Member loan 443938 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	Dow Chemical	Debt-to-income ratio:	11.71%
Length of employment:	4 years 9 months	Location:	MIDLAND, MI

Home town:	Hinsdale
Current & past employers:	Dow Chemical, UTI Integrated Logistics
Education:	University of Illinois at Urbana-Champaign

This borrower member posted the following loan description, which has not been verified:

Refinanced our home in 2007, then was relocated in 2008 and lost almost $20,000 on the house. With such short notice the debt was rolled onto my two Bank of America cards. Though this did not put me over the limit, my interest rates quickly began to escalate. A year later and thigns are finally getting to the breaking point. I've never missed a payment on my cards, own a home and have a steady job. This consolidation loan will give me a way to actually pay off my high interest cards in a short, set amount of time.

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,277.00	Public Records On File:	0
Revolving Line Utilization:	50.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you willing to have your income verified? Please contact lending club if you are. The way we (the potential lenders) know when it's done is an asterisk appears next to your listing.	I'll certainly do so--thanks!
What is your occupation? If married, does your spouse work (what line of work)? Any other household income/debt (e.g. from spouse)?	I work as a supply chain planner in the advanced materials division. My wife currently works part time at Wal Mart and brings in 500-1000/month, just depending on hours. Our cars are paid off, and we're paying ~150/month on her cards to get them paid off shortly. Other than the mortgage, the only other debt is my cards. I'll send in to have my income verified on 9/21 after the help center reopens.

Member Payment Dependent Notes Series 443983

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443983	$4,750	$4,750	13.57%	1.00%	September 24, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443983. Member loan 443983 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	Keller Williams Realty	Debt-to-income ratio:	5.09%
Length of employment:	4 months	Location:	Bellevue, WA

Home town:	new haven
Current & past employers:	Keller Williams Realty, Ramada Plaza Hotel San Francisco
Education:	Southern Connecticut State University

This borrower member posted the following loan description, which has not been verified:

Hi my name is Joe Kennedy. Thankyou for taking the time to review my loan request. I have been a part-time realtor for the past six months and now that my children are in school I am dedicating myself full-time. Since the real estate industry is not just a people business but more and more an internet business, I am looking to get a custom website up and running. I project the cost to be about $4000 for the site alone. Other monthly expenses related to the site will run about $200. I have closed 2 transactions in the last 4 months and project at least 1 transaction a month at $5000/gross commission. So, the money and am asking for will cover web expenses and the remainder is a 3-4 month cushion. My wife works and covers half of our monthly bills. What I earn will cover our bills and her earnings will go to pay this loan and the remainder goes into our savings. We both have excellent credit and carry little debt. Thankyou again for reviewing this.

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,834.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.19.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Keller Williams Realty are? 2. $2,083 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Residential real estate agent. My wife brings home $1500/mo. Plus what I make in commission. At least $2000/mo. Mortgage payment is $960/mo. Cars are paid off. Credit card $100/mo.
Could you explain your revolving credit of $44,834?	Must be home equity of $40,000 with 100/mo. payment and credit card balance with 100/mo. payment.
Hi Joe; I have helped to fund your loan. Am very happy to help out a local. Good luck to you.	Thanks. I hope it works out for you too. Joe
Hey Joe I"m a member of this site and a Web Designer, I believe I can give you a better price and reduce or eliminate the monthly expenses to the site. Contact me at danimaltime@gmail.com Thanks!	Thanks. I'll keep you in mind.
Hi Joe: Any idea why you get such great credit history, but still be assigned to C3 grade loan?	Income to debt ratio maybe. I don't know really. I was hoping to get qualified for more than $5000. Oh well.

Member Payment Dependent Notes Series 443991

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
443991	$8,200	$8,200	17.04%	1.00%	September 25, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 443991. Member loan 443991 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Vernal City Police Department	Debt-to-income ratio:	15.87%
Length of employment:	4 years 2 months	Location:	Vernal, UT

Home town:	Spokane
Current & past employers:	Vernal City Police Department, Brashers Auto Auction, Dealers Northwest Auto Auction
Education:	Salt Lake Community College

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, Last year my husband and I had all of our credit cards paid off, however, our son then went through 6 surgeries last summer in an attempt to fix/replace the intraventricular shunt in his head. Fortunately, the last surgery has been successful thus far. Unfortunately, it left us with a lot of expense. We had to use our credit cards for travel expense, medical bills, etc. Then the credit card companies got to raise all of our interest rates and we are now stuck trying to pay these cards down, but not making much headway. My husband is a police officer and I am a nurse in a doctor's office. We would really like the opportunity to get rid of all these high interest cards and medical bills and become debt free again. Those of you looking for honest, hard working, dedicated people who will make paying back this loan a top priority...should look no more, we are it. Thank you for your consideration in this matter.

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,641.00	Public Records On File:	1
Revolving Line Utilization:	98.80%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.19.2009 I am considering $350 investment in your loan. Questions I have are: 1. Position and very briefest job descriptions Vernal City PD and Doctors Office are? 2. $6,000 income is: 1 or 2 wage-earners? 3. Mortgage payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Thanks for considering our loan. I am a police officer with corporal stripes. I have seniority over most of our patrol officers. I respond to all 911 emergencies within the Vernal City limits. My wife works as a nurse in a doctor's office. She takes blood pressures, draws blood, gives shots, etc. Our $6,000 a month is for both our incomes. Our mortgage payment is $1315 per month. We have two monthly car payments ($176 & $360). Our credit card payments are currently about $650 total a month. Thanks for all the great questions.
Is the $6000 gross income one or two salaries?	Thanks for considering our loan. $6000 is our combined income.
Didn't health insurance cover most of the costs? Good luck.	Health insurance did cover all but $3,000 of his hospital stays, however, the trips to and from the hospital, hotel stays, food, and pharmacy copays were all extra expenses that went on our cards. We live 160 miles from Primary Children's Med. Ctr. Thanks for the question.

Member Payment Dependent Notes Series 444013

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444013	$17,000	$17,000	11.48%	1.00%	September 25, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444013. Member loan 444013 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,000 / month
Current employer:	Woodside Priory School	Debt-to-income ratio:	23.18%
Length of employment:	18 years	Location:	FREMONT, CA

Home town:	Long Beach
Current & past employers:	Woodside Priory School
Education:

This borrower member posted the following loan description, which has not been verified:

Consolidating credit cards, with no plans of ever using again. Creditworthiness is excellent. Seems better to consolidate and have a definite pay off date.

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,265.00	Public Records On File:	0
Revolving Line Utilization:	24.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 444021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444021	$8,000	$8,000	13.92%	1.00%	September 28, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444021. Member loan 444021 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	Delta Systems Inc	Debt-to-income ratio:	4.20%
Length of employment:	2 years 10 months	Location:	Streetsboro, OH

Home town:	Youngstown
Current & past employers:	Delta Systems Inc, Boardman Township, Pennsylvania State University - Shenango Campus
Education:	Kent State University-Trumbull Campus, Kent State University-Kent Campus

This borrower member posted the following loan description, which has not been verified:

I would like this loan so that I may consolidate all of my credit card debt into one monthly payment. With all of the interest that each of my cards charges me it will take me between 7 and 10 years to pay them all off, even if i pay extra. I'd like to get one payment per month, cancel all my high interest credit cards and start fresh. I would be a good candidate for this loan because I have a stable job as a manager for a manufacturing company and a good income. Back in 2002 I had to file bankruptcy because the company I worked for in 2001 closed and I was out of work for several months. I was very careful to make sure that I paid my mortgage and car payments on time, but a bankruptcy is something that takes 10+ years to recover from credit wise. A hard lesson to learn, but definitely learned! Since then, I have held a steady, secure job and have paid my bills on time every month. I believe it is important to do that.

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,172.00	Public Records On File:	1
Revolving Line Utilization:	66.00%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.19.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Delta Systems are? 2. $6,167 income is: 1 or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. My position is IT Manager and the company I work for manufacturers electronic and safety components for lawn and garden industry. you can check out www.deltasystemsinc.com for more info on the company. I have been with Delta 3 years come this November. 2. $6k must be gross pay - my take home is $4,170 - 1 wage earner. 3. My rent per month is $815 4. Car payment is $550 5. Credit card payments are apprx $600 per month. Thanks for considering me.

Member Payment Dependent Notes Series 444077

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444077	$6,000	$6,000	11.14%	1.00%	September 24, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444077. Member loan 444077 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,692 / month
Current employer:	Fedex Trade Networks	Debt-to-income ratio:	17.30%
Length of employment:	6 years 3 months	Location:	Tonawanda, NY

Home town:	Harrisburg
Current & past employers:	Fedex Trade Networks
Education:	Medaille College

This borrower member posted the following loan description, which has not been verified:

Loan is to refinance credit card expenses used to finance a business start up. Business has now been in operation for two years with a NOI of $30,000 per year. Borrower has a 720 FICO score, no late payments, no judgments. Income from the following sources: $80,000 /yr - W2 wage income $30,000 /yr - Self-employment income $30,300 /yr - Rental property income. Loan will be used to pay the balance on a 15.75% APR credit card.

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	55	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61,431.00	Public Records On File:	0
Revolving Line Utilization:	74.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am very interested in funding a portion of your loan. Please summarize your monthly expenses and business overhead. Thanks.	Hello, My business provides residential broker price opinions to banks and asset managers. The opinions of value are used for loan servicing, origination, and foreclosure purposes. This is a home based business with the following annual expenses. Fixed Annual: $450 - Association dues (New York Board of Realtors and Buffalo Niagara Board of Realtors). $515 - Access to the Western New York Multi-List computer system Here is an overview of the income statement from 01/01/2009 to present: Revenue: $27,198 Photographer Assistant expense: $3,065 Data Entry Assistant expense: $1,854 Annual income from rental properties is $30,300. Annual expenses from rental properties (including all financing, taxes, and insurance): $26,250 Annual W2 Income: $80,000 Annual personal/family expenses: $49,512 (Personal expenses include: primary mortgage & property taxes, utilities, student loans, life insurance, property insurance, vehicle insurance, vehicle loan, credit card, and private tuition)

Member Payment Dependent Notes Series 444085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444085	$2,000	$2,000	15.31%	1.00%	September 23, 2009	October 2, 2012	October 2, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444085. Member loan 444085 was requested on September 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Gutierrez Restaurant	Debt-to-income ratio:	21.20%
Length of employment:	14 years 5 months	Location:	Salina, KS

Home town:	Charleston
Current & past employers:	Gutierrez Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

Dear sirs, We are just needing to borrow a small amount to get ahead a little and put a little money away. Thank you!

A credit bureau reported the following information about this borrower member on September 18, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	55
Revolving Credit Balance:	$12,236.00	Public Records On File:	0
Revolving Line Utilization:	91.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I think you need to borrow a lot. What will this $2000 loan be used for? Your total debt obligations appear to be over $12,000 and your cards appear to be maxed out.? I would be more comfortable loaning you $12,000 to transfer all your debt from credit cards to this loan if you ensurred potential lenders that you had the discipline necessary not to run the cards back up again.	I have revamped our budget to pay down each debt one by one. I have changed our due dates to streamline things, and we will have money left over. I would like to borrow the $2000 because we have a utility bill and a couple of things we know we will need money for coming up in the future, plus I plan to sock a little of it away. We have a school trip for one of our daughters that we have to pay $900 up front for, and another will be in braces soon. I originally was going to borrow $16,000, my husband has a card, too, that does not show up on my report, but after doing the math forward and backwards, I will actually have more money left each month just paying each debt down.
From my limited perspective, it looks like you will use 900 of the loan for your daughter's field trip, and 1100 a utility bill and braces. That may be beneficial to you in the short term. Please explain how it will be beneficial in the long term?	the utility bill is only $200, and actually the rest I am going to save because I know the braces are coming up and don't know how much insurance will cover. This loan will help me get the past due utility bill taken care of so I can implement the budget I have worked out. I would like to note as well because I'm sure some lenders are wondering why our income is so high, yet we need to borrow; we live on half of my husband's income because he pays $1200 child support a month, plus other deductions such as insurance, taxes, and 401k. I have worked out the budget to maximize the money we do get, by reorganizing when our bills are due, which is something I had never thought of doing before. We will still have enough money left over to save, but I would like to have this loan as a cushion so I'm not struggling to save up for these things coming up. I had previously applied for a $16,000 loan, but after revamping things, realized going this route would be more beneficial and make more sense.
Thank you for clarifying. Ok, so 200 for past due bill, 900 for field trip, and 900 for braces and other things. Nothing towards credit card debt? And your monthly expenses will increase by $69.64 per month?	I discovered I really DO have enough each month to pay these down, by changing my due dates. And yes, it does allow for the new payment. I need this loan to be able to get to the point where I can implement my new payment plan. I will put extra money toward one debt, starting with the smallest, until it is payed down. I initially wanted the large loan for a quick fix, but realized I can do it.

Member Payment Dependent Notes Series 444106

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444106	$5,000	$5,000	14.61%	1.00%	September 25, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444106. Member loan 444106 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	THE BANK OF NEW YORK MELLON	Debt-to-income ratio:	12.38%
Length of employment:	14 years 9 months	Location:	BROOKLYN, NY

Home town:	Trinidad
Current & past employers:	THE BANK OF NEW YORK MELLON
Education:	CUNY Lehman College

This borrower member posted the following loan description, which has not been verified:

I plan to pay off credit cards and also close them. I am a good candidate for this loan i believe in paying on time. i plan to pay off loan soon than later.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,271.00	Public Records On File:	0
Revolving Line Utilization:	98.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.23.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description BKNY-MELLONare? 2. $4,500 income is: 1 or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. Associate Manager- I manage the records area 2. 1 wage earner 3. Monthly rent 1,133 4. no car payments 5. no investments

Member Payment Dependent Notes Series 444193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444193	$7,000	$7,000	12.87%	1.00%	September 28, 2009	October 3, 2012	October 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444193. Member loan 444193 was requested on September 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	GNYDM	Debt-to-income ratio:	9.12%
Length of employment:	5 years	Location:	ELIZABETH, NJ

Home town:	Elizabeth
Current & past employers:	GNYDM, Union Center National Bank
Education:	Saint Thomas Aquinas College

This borrower member posted the following loan description, which has not been verified:

To consolidate Credit Cards to One monthly payment

A credit bureau reported the following information about this borrower member on September 19, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,361.00	Public Records On File:	0
Revolving Line Utilization:	72.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your housing including utilities? How much do you spend on transportation?(Gas Insurance, Bus Pass, etc.) Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.) Do you have any Dependents?	Total housing 113.OO. Transportation a month 146.00, other expenses about 300.00 I have no dependents
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $7,361.) Do you have any other outstanding debts, like a car loan or student loans? Can you give a short description of the type of work you perform for the GNYDM? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	Yes I'm paying off everything and getting rid of them. I have a student loan And car loan. I am a tradeshow manager we run a tradeshow for dental professionals Provide exhibits and education. Yes I have a savings account.
can you give me an estimate of your monthly mortgage?	I Don't have a mortgage I live with a relative.

Member Payment Dependent Notes Series 444223

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444223	$12,000	$12,000	8.59%	1.00%	September 23, 2009	October 3, 2012	October 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444223. Member loan 444223 was requested on September 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Disys Corporation	Debt-to-income ratio:	6.61%
Length of employment:	10 months	Location:	Western Springs, IL

Home town:	Millers Falls
Current & past employers:	Disys Corporation, United Airlines, SkilGroup Consulting, Acquity Consulting
Education:	Loyola University Chicago

This borrower member posted the following loan description, which has not been verified:

I have excellent credit, never miss a payment, and I need to replace my roof. I don't want to clean out savings to do it, and the appraisers are so conservative I can't get a HELOC, and putting over 10k on a credit card would be insane. Also, the banks tell me I can't use my IRAs to secure the loan, even though the balance is like 10x the loan amount. So a personal loan seems to be the best bet for a fiscally responsible homeowner in this situation.

A credit bureau reported the following information about this borrower member on September 19, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,867.00	Public Records On File:	0
Revolving Line Utilization:	21.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - What is it that you do for Disys and what was your previous job? Thank you and best of luck on your loan; Art	I have been a computer programmer (Oracle databases), for over 15 years. I was at United Airlines for several years, but prior and previous to that, I've been doing it as a consultant, as it offers better opportunities. My most recent assignment with Disys places me at an investment company downtown (NewEdge Group), but I've done projects at 3Com, Northern Trust, Ernst & Young, McDonalds headquarters, and other smaller companies. I have been continuously employed in the industry since 1993, despite all the economic downturns during that period, and I have savings and a large IRA as a worst-case-scenario safety net, so I would consider myself a low risk borrower. Please let me know if you'd like any further information, and I'd be happy to oblige! - Lynn -
I saw your request and may be interested in funding part of it. Can you verify your income with LendingClub? This will give lenders more confidence. Good luck with your loan.	I'd be happy to verify my income, but it didn't ask me anywhere during the applicaiton process, and I don't see anywhere on the site to do that. Do you know how?
I think you need to contact Lending Club to find out how. I'm pretty sure you'll need to fax them a copy of your paystub. The phone number to call and find out more is (866) 754-4094 8-5 PST M-F.	Thank you for the information.

Member Payment Dependent Notes Series 444243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444243	$10,000	$10,000	8.94%	1.00%	September 24, 2009	October 3, 2012	October 3, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444243. Member loan 444243 was requested on September 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	PPL Corporation	Debt-to-income ratio:	12.64%
Length of employment:	4 years 9 months	Location:	Allentown, PA

Home town:	South Bethlehem
Current & past employers:	PPL Corporation, Crayola, Good Sheperd Rehabilitation Hospital, Express Times
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I'm tired of paying credit card companies! I'm a reliable, hard working person. Like a lot of people I got sucked into credit cards in college and have been trying to pay them off ever since. I'd like to be able to pay them off completely and wipe the financial slate clean. I like the idea of helping real people prosper rather than big, corporate banks, which is why I'm trying my hand at Lending Club. I would use the $10,000 to pay off two credit cards and a $5,000 bill for a recent health procedure that wasn't fully covered by insurance.

A credit bureau reported the following information about this borrower member on September 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,161.00	Public Records On File:	0
Revolving Line Utilization:	46.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444343

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444343	$13,000	$13,000	11.14%	1.00%	September 24, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444343. Member loan 444343 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	Ace USA Inc.	Debt-to-income ratio:	18.63%
Length of employment:	2 years 4 months	Location:	Sayreville, NJ

Home town:	Bayonne
Current & past employers:	Ace USA Inc.
Education:	American Institute of Banking

This borrower member posted the following loan description, which has not been verified:

Would like to consolidate outstanding debt to free up money to pay down mortgage faster. I have a very stable, secure position at an insurance company. Company is doing very well so not at all worried about layoff, etc. Husband is also in a secure employment position.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,195.00	Public Records On File:	0
Revolving Line Utilization:	24.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you willing to have your income verified? If so, please contact Lending Club at (866) 754-4094 (General Support) 8AM - 5PM PST M - F or email support@lendingclub.com and have both your employment and income verified. Lending Club will provide instructions to accomplish verification and an asterisk will appear next to your information indicating you are verified when lenders look at your listing.	yes. I will follow the appropriate steps

Member Payment Dependent Notes Series 444435

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444435	$10,000	$10,000	14.96%	1.00%	September 28, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444435. Member loan 444435 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,750 / month
Current employer:	Network Equipment Technologies	Debt-to-income ratio:	10.33%
Length of employment:	11 years 6 months	Location:	MENLO PARK, CA

Home town:	Woking Surrey
Current & past employers:	Network Equipment Technologies
Education:	University of Nottingham, United Kingdom, Univeristy of London

This borrower member posted the following loan description, which has not been verified:

Paying Off and Cancelling a credit card

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,495.00	Public Records On File:	0
Revolving Line Utilization:	98.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.21.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Network Equipment Technologies are? 2. $13,750 income is: 1 or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	Vice President Human Resources One wage earner $2,300 No car payment cc payment per month is @$1500
Dear Caroline Strickler, How did you accumulate a debt of $27 thousand and why borrow only $10 thousand? Respectfully.	debt of 27 accumulated due to supporting a husband (now ex) for six years. Only need to borrow 10K as paying rest of with restricted stock exercise
Could you please verify your income with lending club by contacting them and finding out what documents are necessary to send? Lenders are more confident in lending when this info is verified. Thanks and good luck!	I can do this.
Recommendation from a current long time banker: Payoff the credit card but do not close it. If you do, it will have a negative impact on your credit report.	BBC801 thank you so much for this advice. Duly noted.

Member Payment Dependent Notes Series 444436

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444436	$17,000	$17,000	11.14%	1.00%	September 25, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444436. Member loan 444436 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	One Limousine Group LLC, Oopsie Daisy Floral	Debt-to-income ratio:	6.65%
Length of employment:	7 years 6 months	Location:	Mesa, AZ

Home town:	Marietta
Current & past employers:	One Limousine Group LLC, Oopsie Daisy Floral
Education:	University of North Dakota, Arizona State University

This borrower member posted the following loan description, which has not been verified:

I would like to be debt free in 3 years. The loan I am applying for will be enough to consolidate my credit cards and a car loan. The credit card industry is playing games with even though I have great credit. Thank You for taking the time to look this application over.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,542.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You have a respectable credit history. I may be interested in contributing to your loan, but would you mind answering a few questions first? Could you explain how a monthly payment of $557 over 3 years will fit into your current budget? Could you outline the distribution of debt you intend to cover with this loan, i.e. cards/loans, interest rates, current balances? Could you explain the one credit inquiry on your report over the past 6 months? Thanks in advance for your responses.	Thank You for your question. I was notified that my interest rates are going up to 16% plus in October right now they are 9 or 10%. I have 3 credit cards at approx. $5900, $7000 and $600. A car loan of $3500. I pay now, before interest rates go up $120, $200, $100 and $234 and the credit cards are on promotional rates about to expire. I pay more than the minimums now. I do not think $557 will be a problem. I have a business loan that will be paid at the end of November that originated almost five years ago $40,000 @ $835 a month and never late. The inquiry in the last six months was for business credit (purpose was to buy equipment), they checked my personal credit. I hope this answered your question.

Member Payment Dependent Notes Series 444464

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444464	$5,950	$5,950	7.74%	1.00%	September 23, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444464. Member loan 444464 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Indus Corporation	Debt-to-income ratio:	11.39%
Length of employment:	3 months	Location:	Columbia, MD

Home town:	Columbia
Current & past employers:	Indus Corporation, CNSI, Micros, Credit Union National Association, SRA International
Education:	Frostburg State University

This borrower member posted the following loan description, which has not been verified:

I have excellent credit and I am interested in obtaining a loan.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$711.00	Public Records On File:	0
Revolving Line Utilization:	2.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why aren't you using traditional banks for this loan? I'm sure you can find $6,000 for less than 7% with a 780+ credit score...	I tried speaking with the bank that holds my car note and they were unresponsive. I tried taking a loan on my life insurance and they wanted 8%. My credit score is probably a little less than 780 somwhere between 760-770. I am also interested in testing the whole peer to peer lending idea.

Member Payment Dependent Notes Series 444466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444466	$1,800	$1,800	7.74%	1.00%	September 25, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444466. Member loan 444466 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,267 / month
Current employer:	rons food farm	Debt-to-income ratio:	1.46%
Length of employment:	27 years	Location:	BASIN, WY

Home town:	Los Angeles
Current & past employers:	rons food farm, ron fiene
Education:	none

This borrower member posted the following loan description, which has not been verified:

I need to get some work done on my 1995 toyota camery. I work seven miles from my work place. and with the winter coming I need to get it running in top shape. thank you for helping hand.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	42	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,701.00	Public Records On File:	0
Revolving Line Utilization:	3.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 444478

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444478	$18,550	$18,550	11.83%	1.00%	September 28, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444478. Member loan 444478 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	The Stop & Shop Supermarket Co. LLC	Debt-to-income ratio:	5.86%
Length of employment:	4 years 5 months	Location:	Fairhaven, MA

Home town:	New Bedford
Current & past employers:	The Stop & Shop Supermarket Co. LLC, Northeast Electrical Distributors
Education:	Umass Dartmouth

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan to repay a few creditors who have higher interest rates than what I could receive at Lending Club. I am not a homeowner so a HELOC with a low rate is not available to me. A personal loan is not feasible because of the high interest rate even though my credit rating is in the mid 700's. I cannot borrow against my IRA (I looked to see if that was an option, either borrowing against it or using it as collateral and found out that neither was possible). I am gainfully employed, my union (Teamsters Local 25 Boston) having just negotiated a new 5 year contract so the possibility of my being unemployed at any time during the course of this loan would be nil.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	79
Revolving Credit Balance:	$10,133.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you a breakdown of your current expense? Also, it would help if you got your income verified. Contact LendingClub to find out how.	The breakdown of my current expense is $11,241.34 on a line of credit with a rate of 17.49% and $7,424.71 on a credit card with a rate of 13.99% I have emailed Lending Club regarding verification of my income and am waiting to hear from them.
Thanks. I meant, could you break down what you spend money on each month. Housing, utilities, health, entertainment, etc.	My net after taxes is approximately $2700-2800 a month Rent-$850 Cable, phone & internet-$120 Cell Phone-$60 Gas & Electric-$100-120 Gas (auto)- $100 Child support-$200 ($50 per wk) Food-$200-250 Entertainment-$200-250 Total $1830-1950 per month

Member Payment Dependent Notes Series 444508

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444508	$5,000	$5,000	15.31%	1.00%	September 28, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444508. Member loan 444508 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	shoes for crews	Debt-to-income ratio:	3.23%
Length of employment:	6 years	Location:	WEST PALM BEACH, FL

Home town:	mayaguez
Current & past employers:	shoes for crews, palacio video club
Education:	University of Puerto Rico-Arecibo

This borrower member posted the following loan description, which has not been verified:

I would like to consolidate credit cards and some other debts with this money.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,910.00	Public Records On File:	0
Revolving Line Utilization:	63.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.24.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description Shoes for Crews are? 2. $3,000 income is: 1 (you) or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	1. Accounts Receivables -Collections 2. $2,000.00 me 3. $786.00 4. No car payment 5. $300.00 aprox. Kind Regards

Member Payment Dependent Notes Series 444529

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444529	$3,000	$3,000	12.53%	1.00%	September 24, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444529. Member loan 444529 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	butler america	Debt-to-income ratio:	3.48%
Length of employment:	3 years 6 months	Location:	NAUGATUCK, CT

Home town:	Corning
Current & past employers:	butler america, rcm technology,, corning incorpated (former corning glass works)
Education:	Corning Community College

This borrower member posted the following loan description, which has not been verified:

Would like to remodel a bedroom , with new floors and furniture.........I have a full time job , and always pay bills on time....

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	38
Revolving Credit Balance:	$334.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you mind explaining why, with an income of $10,000/mo., you need a $3000 loan? Could you explain the 4 credit inquiries over the past 6 months? Finally, could you explain the delinquency on your credit report from 38 months ago? Thanks in advance for your responses.	well i was in a car accident a yr ago , it was a police chasing a stolen car and i was hit , totaled my car the only car we have and i had to have shoulder surgery as a result from that , needless to say the lawyer is still working on the case , but the bills are piling up as I wait , and we have wanted to remodel and had the money before the accident , would like to have the room done for guests that are coming for the holidays.......i am sorry but i dont understand what the 4 credit inguiries means so if you could explain that better i shall answer that for you, the delinquency 38 months ago was a foreclosure on a home in new york we owned and our tenants left us high and dry , so had to let the home go, it will be off the report in 2011, i wish that we didnt have to let it go , but we were just starting a new life in CT. and couldnt afford to keep it , when all was said and done
can you verify your income?	yes i can just let me know what to do and you will have it

Member Payment Dependent Notes Series 444553

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444553	$7,750	$7,750	13.22%	1.00%	September 28, 2009	October 4, 2012	October 4, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444553. Member loan 444553 was requested on September 20, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Richter and Associates	Debt-to-income ratio:	17.60%
Length of employment:	2 years 7 months	Location:	Eastlake, OH

Home town:	Ravena
Current & past employers:	Richter and Associates, Wickliffe Country Place
Education:

This borrower member posted the following loan description, which has not been verified:

Our bathroom and kitchen are outdated and require updating. The bathroom has outdated plumbing and the walls are going to have to come down. It will be a total redo. The kitchen if there is money left over needs to have new cabinets and floors to bring it up to date.

A credit bureau reported the following information about this borrower member on September 20, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	17
Revolving Credit Balance:	$400.00	Public Records On File:	0
Revolving Line Utilization:	3.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you describe how a monthly payment of $262 over the next 3 years will fit into your current budget? Could you explain the delinquency from 17 months ago? Thanks in advance for your responses.	The delinquency was caused by the fact that statements were not coming to me. When I finally got the statement i was able to pay in full. Since I don't have any credit card debt and I also have my husband's income the 262.00 will fit inot the budget with no problem.

Member Payment Dependent Notes Series 444657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444657	$2,800	$2,800	13.57%	1.00%	September 28, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444657. Member loan 444657 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,510 / month
Current employer:	US Air Force	Debt-to-income ratio:	11.16%
Length of employment:	17 years 6 months	Location:	TOPEKA, KS

Home town:	monmouth
Current & past employers:	US Air Force
Education:	Ft. Hays State University

This borrower member posted the following loan description, which has not been verified:

loan to consolidate debt

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	34
Revolving Credit Balance:	$26,343.00	Public Records On File:	0
Revolving Line Utilization:	83.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I presume you're eligible to stay in the USAF until you hit the 20 yr mark, correct? Very small amt of debt to consolidate yet you have $26.3k in revolving credit balance. Is the remaining balance being carried at a rate below 14%? Any other household income/debt (e.g. spouse)? Thanks.	Type your answer here. Yes I plan on staying the in Air Force to the 20 year mark. This loan pays off several small notes. And since I have 3/4 of this year in the desert my tax return will take care of an extremely large amount of my revolving credit balance. I hope that answers your question and thank you again.

Member Payment Dependent Notes Series 444692

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444692	$16,000	$16,000	8.94%	1.00%	September 25, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444692. Member loan 444692 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,333 / month
Current employer:	USAF	Debt-to-income ratio:	6.79%
Length of employment:	6 years 4 months	Location:	WALDEN, NY

Home town:	Walden
Current & past employers:	USAF, New York State Senate
Education:	Mount Saint Mary College

This borrower member posted the following loan description, which has not been verified:

Loan is to refinance higher interst credit card

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,254.00	Public Records On File:	0
Revolving Line Utilization:	15.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444704

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444704	$4,200	$4,200	12.87%	1.00%	September 25, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444704. Member loan 444704 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	K.G. International Inc	Debt-to-income ratio:	7.15%
Length of employment:	2 years 1 month	Location:	Hialeah, FL

Home town:	Hialeah
Current & past employers:	K.G. International Inc, Benihana
Education:	Florida International University

This borrower member posted the following loan description, which has not been verified:

To: Whom it may concern Good afternoon The main reason for this loan request is to pay what I have spent as an authorized user on my father's credit card. During my years of college I sued around $3,000 dollars in books and schools materials. Now, he is trying to pay his debt on the same credit card, but he needs $3,200. As you will see on my personal information, I am very thankful for having a job since years ago. I do nto have a collateral, but I will have a co-signer if it is neccesary. I do not have to pay other type of loans such as morgage loans since I live on my father's house. I pay my personal expenses and my food. I send money to my mother per month and due to an emergency on my family, I had to send part of my savings and I am short to help my father. PLease, let me know if you need more information about my request

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,559.00	Public Records On File:	0
Revolving Line Utilization:	85.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please summarize your monthly expenses. Thanks.	Expenses: food - My father, his wife and I take turns to buy the food for the week. I will say that per month I only spend $100.00 Cell phone bill: $50.00 montly Money send to my mother: $200.00 per month Credit cards: $200.00 per month I help my father with some of the house bills $250.00- (water, electricity, house phone and internet) Car insurance: I am under my father's car insurance, so I only have to give him $100.00 per month Gas: $100.00 per month I want to clarify that I live with my father and I do not pay rent or house mortgage. However, I help him with some bills as I mentioned before. Thank you

Member Payment Dependent Notes Series 444786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444786	$13,000	$13,000	8.59%	1.00%	September 28, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444786. Member loan 444786 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,900 / month
Current employer:	Digital Arts and Technology Academy	Debt-to-income ratio:	2.87%
Length of employment:	4 years 7 months	Location:	Albuquerque, NM

Home town:	Honolulu
Current & past employers:	Digital Arts and Technology Academy, Digital Arts and Technology Academy
Education:	Hawaii Community College

This borrower member posted the following loan description, which has not been verified:

Consolidating my debt into one payment will save me $250 per month.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,049.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain what the debt is you hope to cover with this loan? Thanks in advance.	Paying off a high-interest credit card. Unexpected car repairs. My daughter who has a nine month old son lost her job in early August and to ease the financial burden, I am making payments on her car loan. Without consolidating these debts, it will take me about 5 years to pay off the balances.

Member Payment Dependent Notes Series 444810

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444810	$8,500	$8,500	12.53%	1.00%	September 25, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444810. Member loan 444810 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,083 / month
Current employer:	Freddie Mac	Debt-to-income ratio:	16.11%
Length of employment:	3 years	Location:	HERNDON, VA

Home town:	Wilmington
Current & past employers:	Freddie Mac
Education:	Hampton University

This borrower member posted the following loan description, which has not been verified:

I am trying to consolidate my debt so that I can save for other things such as a home, my wedding, and other unplanned expenses. This particular loan will pay for my credit card debt. I want to be prepared to have children and support my family in the future. I have a good credit history and my credit score is fair. I believe that getting this loan is the first step in my journey to decrease my debt and increase my credit score. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	40
Revolving Credit Balance:	$9,836.00	Public Records On File:	0
Revolving Line Utilization:	69.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 444846

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444846	$15,000	$15,000	12.18%	1.00%	September 28, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444846. Member loan 444846 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	n/a	Debt-to-income ratio:	13.10%
Length of employment:	n/a	Location:	Plainfield, CT

Home town:	Fairfield
Current & past employers:	Home & Hospice Care of Rhode Island, Earthwatch Institute
Education:	Providence College, Brown University, University of Rhode Island (URI)

This borrower member posted the following loan description, which has not been verified:

Dear Lenders, Thank you for this opportunity to secure a personal loan to complete home improvement projects. My husband and I purchased our (first) home approximately three years ago. The house was built in 1989 and is need of the following improvements: 1. replace original, drafty windows and doors with energy-efficient models 2. replace original electric heaters with more efficient models and 3. fence in property. My husband and I are very strong candidates for several reasons. First, we have good to very good credit ratings, indicative of our track record of responsibly managing our finances. We have never missed or been late with a mortgage or loan payment. We are both very secure in our employment and live within our means. Finally, we are hard-working, honest people who would be very grateful for the opportunity to complete these improvements in time for the winter. If approved, we would never jeopardize our good credit standings by acting irresponsibly in any way with this loan.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	23	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,135.00	Public Records On File:	0
Revolving Line Utilization:	8.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you describe your employment situation - who you work for, how long you have been there, what it is that you do, etc.? Thank you; Art	I'm a non-profit fundraiser and have been doing so for about 7 years. I've been with my current employer, Earthwatch Institute, for over two years as Director of Annual Giving, but will be leaving Earthwatch next week to join another national non-profit as Director of Development - a significant promotion. My husband is in the healthcare industry and has worked for CedarCrest Subaccute & Rehabilitation Centre in RI for more than 10 years. He is also eligible for a significant promotion in the near future.
Hi, If you have your income verified by your employer, investors will have a higher level of confidence in your loan.	I am fine with having my income verified, I just need to know when this process will happen since I will be starting a new position next week.

Member Payment Dependent Notes Series 444870

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444870	$9,000	$9,000	7.74%	1.00%	September 24, 2009	October 5, 2012	October 5, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444870. Member loan 444870 was requested on September 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	CPSI	Debt-to-income ratio:	9.93%
Length of employment:	7 years 2 months	Location:	Mobile, AL

Home town:
Current & past employers:	CPSI
Education:	University of South Alabama

This borrower member posted the following loan description, which has not been verified:

Would like to try this - I like the concept of Lending Club.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,940.00	Public Records On File:	0
Revolving Line Utilization:	8.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, Can I ask what the reates are on the 4K of credit card debt?	Sure - it is 13.24%. The reason it is so high is because it is a rewards card - in the past I did not carry a balance so it worked out great, but not anymore.

Member Payment Dependent Notes Series 444881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444881	$7,000	$7,000	7.40%	1.00%	September 28, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444881. Member loan 444881 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Massage Envy	Debt-to-income ratio:	23.87%
Length of employment:	1 year 6 months	Location:	Irvine, CA

Home town:	Mexico City
Current & past employers:	Massage Envy, LUMA, Walker Physical Therapy
Education:	Healing Hands School of Holistic Health

This borrower member posted the following loan description, which has not been verified:

Hi there, A few days ago I got a great offer to buy land in Tulum, Mexico where my parents live, unfortunately at this moment I don't have the cash and my 401K doesn't allow me to use my money without a penalty because the land is not in the US territory. At this time I just have a car loan which I'm going to pay off in less than 3 years. I have a perfect credit score, I'm very organized and responsible with my finances and am good about paying my entire credit card balance each month.

A credit bureau reported the following information about this borrower member on September 21, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,095.00	Public Records On File:	0
Revolving Line Utilization:	5.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving to Mexico?	No, I'm buying to use it as an investment, it's just such a great deal.
Also, what were the 2 inquiries in the last 6 months?	Honestly I'm not sure, One of them I thought was a medical bill that I didn't get on time to pay because it got sent to an old address, collections contacted me and I payed it, however collections told me that it wont be reflected on my credit. Thanks Gerardo
I was in Tulum 4 years ago. It is a great place. Good luck on your investment. You should move down there whenever you are able to...	Hi there, You are right, it is a great place which is why I really want to buy this piece of land! Maybe when I retire I will move there, but for now I visit once or twice a year to see my family.

Member Payment Dependent Notes Series 444907

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444907	$10,000	$10,000	12.18%	1.00%	September 24, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444907. Member loan 444907 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	3M	Debt-to-income ratio:	13.82%
Length of employment:	9 years 4 months	Location:	Hudson, WI

Home town:	Menomonie
Current & past employers:	3M
Education:	UW River Falls

This borrower member posted the following loan description, which has not been verified:

I used one of credit cards to pay my tuition which wasn't a problem until the credit card company doubled my interest rate. I never had a late payment and really want to be able to pay this card off fast.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,014.00	Public Records On File:	0
Revolving Line Utilization:	66.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on the debts you wish to refinance? (Your credit history shows a revolving credit balance of $36,014.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, could you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for 3M? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The credit card I'd be using this loan for was one I used to pay my tuition. I went back to school a couple of years ago to get a Chemistry degree. I have a car loan, other credit card debt, but at a low interest rate. I also have a home equity loan. My monthly expenses are about $3100 (this includes mortgage, taxes, insurance, car, food, cable, internet, entertainment, and credit card payments). I do research and development at 3M, currently a lot of physical property testing on watermain rehabilitation coatings. I work in their Corrosion Protection Prooducts Division. I am certainly willing to provide income verification. ($12,000 of my yearly income comes from a rental property, which I can also provide income verification for.) I have a savings account but I wouldn't say its balance would provide any sort of emergency funding. I can lower my head and ask my parents for help if it ever came to that.

Member Payment Dependent Notes Series 444960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
444960	$4,000	$4,000	11.48%	1.00%	September 28, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 444960. Member loan 444960 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,833 / month
Current employer:	Wharton County Electric Cooperative	Debt-to-income ratio:	22.93%
Length of employment:	2 years	Location:	El Campo, TX

Home town:	Houston
Current & past employers:	Wharton County Electric Cooperative, King and Spalding LLP, Sam Houston State University
Education:	Sam Houston State University

This borrower member posted the following loan description, which has not been verified:

I am applying for this loan to pay off some credit cards as well as finish a home project. Thank you for taking to the time to review my application and I look forward to doing business with you. Thank you!

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	30
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445130

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445130	$3,000	$3,000	12.87%	1.00%	September 25, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445130. Member loan 445130 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,608 / month
Current employer:	A+ Cleaning & Property Service	Debt-to-income ratio:	14.02%
Length of employment:	14 years	Location:	Avon, CO

Home town:	Austin
Current & past employers:	A+ Cleaning & Property Service, H & R Block, Vail, Colorado (also current)
Education:	University of North Texas

This borrower member posted the following loan description, which has not been verified:

I am looking for a short term loan to cover moving expenses: First, Last, and Security Deposit on a new home rental. I have some cash saved up but am looking for a short term loan to assist me with the rest.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	19
Revolving Credit Balance:	$1,582.00	Public Records On File:	0
Revolving Line Utilization:	52.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 445164

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445164	$9,500	$9,500	12.53%	1.00%	September 28, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445164. Member loan 445164 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Phams Car Care Center, Inc.	Debt-to-income ratio:	5.42%
Length of employment:	9 years 10 months	Location:	WOODBRIDGE, VA

Home town:	Fairfax
Current & past employers:	Phams Car Care Center, Inc.
Education:	Northern Virginia Community College

This borrower member posted the following loan description, which has not been verified:

I consider myself to handle my money well. I'm only 24 years old and do own my house, its just that in the past year i've made a few bad decisions putting certain purchases on a credit card. The interest rate on the card is extremely high (i believe in the 20s) and I need to refinance this to save money on interest and get it paid off in a more timely fashion. I would much rather take a loan out from here and pay interest to lenders than these credit card companies. I have never been late on any payments so I am responsible in paying back my loans. I have financed 5 vehicles since the age of 16 and fulfilled every loan.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,228.00	Public Records On File:	0
Revolving Line Utilization:	45.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the possibilities of the loan being paid off early?	Honestly I would say that it would be very high. I have an vehicle that I used to race that I do not owe money on, which I am trying to sell at the time, but under these economic conditions we all know something like that is not a necessity and finding a buyer may take some time. I also usually try to pay more than the minimum required payment when I can which will also reduce the expected pay off date.

Member Payment Dependent Notes Series 445201

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445201	$1,600	$1,600	14.96%	1.00%	September 25, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445201. Member loan 445201 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Equity Analysis & Strategy	Debt-to-income ratio:	6.42%
Length of employment:	9 months	Location:	New York, NY

Home town:	Staten Island
Current & past employers:	Equity Analysis & Strategy, Credit Suisse, Johnson & Johnson
Education:	Northeastern University

This borrower member posted the following loan description, which has not been verified:

Recently had to move and had larger expenses than usual. Because of this, I am looking to take out a small loan to help consolidate my furniture and moving bills to cut down on the interest payments to my credit card company.

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,050.00	Public Records On File:	0
Revolving Line Utilization:	98.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 445214

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445214	$2,800	$2,800	15.31%	1.00%	September 28, 2009	October 6, 2012	October 6, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445214. Member loan 445214 was requested on September 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,250 / month
Current employer:	Jimmy John's	Debt-to-income ratio:	6.80%
Length of employment:	1 year 3 months	Location:	MINNEAPOLIS, MN

Home town:	Wells
Current & past employers:	Jimmy John's
Education:	University of South Dakota

This borrower member posted the following loan description, which has not been verified:

Hi there! My band, The Golden Bubbles, are looking to purchase a white Lincoln Towncar limousine for touring and hauling equipment to shows. We all have jobs. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on September 22, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	12	Months Since Last Delinquency:	22
Revolving Credit Balance:	$456.00	Public Records On File:	0
Revolving Line Utilization:	22.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
KBB.com suggests that you could buy a 1992 Lincoln Town Car in good to excellent condition for about the amount of the loan requested. Is that what you had in mind, or is the $2,800 your share, with how many total band members?	Hi, thanks for the question! Yes, $2,800 is the full price of the car. I'm taking out the loan, but the other band members will put some money down as well.

Member Payment Dependent Notes Series 445247

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445247	$4,500	$4,500	14.26%	1.00%	September 25, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445247. Member loan 445247 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Department of Homeland Security (DHS)	Debt-to-income ratio:	2.34%
Length of employment:	4 years 10 months	Location:	HOMETOWN, IL

Home town:	Chicago
Current & past employers:	Department of Homeland Security (DHS)
Education:

This borrower member posted the following loan description, which has not been verified:

Hello I am looking to purchase a house soon through naca actually my first appt is sept 24th. I owe on some credit cards about $1800 worth and also I owe on some back taxes about $2700.I plan on paying all this off with this loan. As you know mortgage companies frown upon back taxes. I pay all my credit cards on time an pay well over the minimum. I work for the Government (Department Of Homeland Security) since 11/2004 . I make about 40k a year my checks are $1060 bi-weekly so $2120 a month and will not have trouble paying this loan i actually pay more in monthly credit card payments now than the actual payment of this loan would be...

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,847.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
09.23.2009 I am considering $250 investment in your loan. Questions I have are: 1. Position and very briefest job description DHS are? 2. $3,333 income is: 1 or 2 wage-earners? 3. Rent payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Thanks in advance for your answers. Good luck with your loan's 100% quick funding. Note: My investmentS in loans occurs AFTER I received answers.	I am a screener baggage inspector for Tsa. 3,333 is just my gross income net is about 2120 a month.Rents is 488 a month no car payments. Current credit card payments are $275
Any other household debt/income (e.g. from a spouse)? Any particular reason you fell behind in your IRS tax responsibilities?	I'm not married. Just made to much and didn't pay enough in.

Member Payment Dependent Notes Series 445271

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445271	$3,000	$3,000	8.94%	1.00%	September 28, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445271. Member loan 445271 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Floyd County Board of Education	Debt-to-income ratio:	7.44%
Length of employment:	7 years 1 month	Location:	Silver Creek, GA

Home town:	Louisville
Current & past employers:	Floyd County Board of Education
Education:	University of West Georgia

This borrower member posted the following loan description, which has not been verified:

Making some needed home improvements.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	6
Revolving Credit Balance:	$9,166.00	Public Records On File:	0
Revolving Line Utilization:	27.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain the delinquency 6 months ago?	I had a credit card that was setup to make automatic deductions from my checking account. At some point, the settings changed and it no longer was automatically taking payments. I did a poor job of noticing whether it was being deducted or not. I finally found out and paid the amount.
Can you please explain the delinquency that you had 6 months ago?	I had a credit card that was setup to make automatic deductions from my checking account. At some point, the settings changed and it no longer was automatically taking payments. I did a poor job of noticing whether it was being deducted or not. I finally found out and paid the amount.

Member Payment Dependent Notes Series 445340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445340	$4,500	$4,500	12.53%	1.00%	September 28, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445340. Member loan 445340 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	TOWN FAIR TIRE INC	Debt-to-income ratio:	1.12%
Length of employment:	14 years 4 months	Location:	WEST HAVEN, CT

Home town:	BRIDGEPORT
Current & past employers:	TOWN FAIR TIRE INC, HERMAN'S WORLD OF SPORTING GOODS
Education:	Sacred Heart University

This borrower member posted the following loan description, which has not been verified:

The loan will be used to pay off 3 credit cards,2 majors and 1 store.the rest will go twards some payday loans I wish to eliminate and get caught up on some small bills which need to be paid

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	29
Revolving Credit Balance:	$1,916.00	Public Records On File:	1
Revolving Line Utilization:	43.50%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 445359

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
445359	$3,000	$3,000	14.61%	1.00%	September 28, 2009	October 7, 2012	October 7, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 445359. Member loan 445359 was requested on September 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Rimini Gelato	Debt-to-income ratio:	22.13%
Length of employment:	1 month	Location:	Colorado springs, CO

Home town:	Fort Knox
Current & past employers:	Rimini Gelato, garden of the gods country club
Education:	Pikes Peak Community College, apicius culinary school

This borrower member posted the following loan description, which has not been verified:

We are moving because of a job opportunity and need to cover some up-front costs such as deposits, rent, and doing some small projects to get our house ready to rent.

A credit bureau reported the following information about this borrower member on September 23, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	24
Revolving Credit Balance:	$37,617.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. What is your new position and give a brief job description? Who was your prior employer and for how long? 2. Is stated income from 1 or 2 wage-earners? If more than 1 than what is the income of 2nd person? 3. Mortgage/ Rent payment per month is $_____? 4. Car payment(s) per month is $_____? 5. Please itemize your CC payments? ________ 6 Total of Other Expenses: entertainment, food, fuel, medical, phone, utilities expenses per month$_____ ?	My personal income has risen from 23,000/yr at garden of the gods country club to 36,000/yr at Rimini Gelato where I have taken a salaried position as a Baker. My husbands income is raising to 31,300 from 28,500. He is a Department manager at Lowes Home Improvement. We are moving to Edwards, CO where our rent is $1850/mth and will be renting out our house in colorado springs which should cover our mortgage payment there. We have no car payment. I have 3 credit cards that total $518/mth. The largest one is a joint account with my husband thru USAA. min payment is $406.00. I also have a cc account with capital one($30/mth) and lowes($80/mth). we have medical benifits through lowes and my employer agreed to pay half which leaves about $100 out of our pocket. we are both in our 20's and are healthy so there is not a lot of medical expenses. we don't go out much since we both like to cook. cell phone for both of us is $140/mth no land line. estimated utilities are $120 in summer and $200 in winter. hope this answers most of your questions Thank you

Prospectus Supplement (Sales Report) No. 9 dated September 29, 2009